UNITED STATES
    SECURITIES AND EXCHANGE COMMISSION
          Washington, D.C. 20549

               FORM 8-K

            CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
   Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):December 2, 1998
                                                (November 18, 1998)

              Bradlees, Inc.
(Exact Name of Registrant As Specified In Its Charter)

              Massachusetts
  (State Or Other Jurisdiction of Incorporation)

  1-11134                           04-3156108
(Commission File Number)	(IRS Employer Identification No.)

One Bradlees Circle, Braintree, Massachusetts     02184
(Address Of Principal Executive Offices)       (Zip Code)

             (781) 380-3000
(Registrant's telephone number, including area code)

             Not Applicable
(Former name or former address, if changed since last report)


        Exhibit Index on Page 11

  Page 1 of 14 (Including Exhibit 20)



The following discussions, as well as other portions of this filing, include certain statements which are or may be construed as forward looking about the Company's business, sales and expenses, and operating and capital requirements. Any such statements are subject to risks that could cause the actual results or requirements to vary materially. For example, certain of the disclosures in the attached amended plan of reorganization, along with planned and forecasted amounts included under Item 5, are dependent on the Company's future operating performance and ability to meet its financial obligations, which is further dependent upon, among other things, continued acceptance of the Company's new merchandising and marketing initiatives, competitive conditions, changes in consumer spending and consumer spending habits, weather, economic and political conditions, availability and cost of sufficient labor, and changes in import duties, tariffs and quotas.

Item 3:  CONFIRMATION OF PLAN OF REORGANIZATION

         (1) & (2) Identity of Court and Date of Order

         On November 18, 1998, the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered an order (the "Confirmation Order") confirming the First Amended and Modified Joint Plan of Reorganization of Bradlees Stores, Inc. and Affiliates dated November 17, 1998 (the "Plan"). The Confirmation Order is attached as Exhibit
2.1. The Plan is expected to be effective by February 1, 1999 (the "Effective Date"). Descriptions of the Plan herein are qualified in their entirety by reference to the Plan, which is attached as Exhibit 2.2.

         (3) Summary of Plan

          A. Classification and Treatment Under the
             Plan of Reorganization

         The Plan creates 24 classes of claims
against, and interests in, Bradlees, Inc. and its subsidiaries (the "Company"). The Company operates its stores through Bradlees Stores Inc., an indirect wholly-owned subsidiary of Bradlees, Inc. On the Effective Date, each of the subsidiaries of Bradlees, Inc. listed under "Impaired Classes of Claims" in
Section 2. below will merge into Bradlees Stores, Inc. except for Bradlees Administrative Co. Inc., which will merge into Bradlees, Inc., and New Horizons of Yonkers, Inc., which will remain in Chapter 11 at this time and a subsidiary of Bradlees Stores, Inc.

         The Plan provides for
approximately $165 million in distributions to creditors inclusive of $16 million of administrative claim payments, $7 million in tax and cure notes, $3 million in other distributions, $14 million in cash, $40 million in notes (the "New Notes") primarily payable to the Company's pre-Chapter 11 bank group, and new common stock with an estimated value of $85 million. As previously reported, all existing stock will be canceled upon the Company's emergence from bankruptcy and such shareholders will not receive a distribution under the Plan.

1. Unimpaired Classes of Claims.

Administrative Claims. Administrative claims are claims for costs and expenses of administration allowed under the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Chapter 11 filing date (the "Petition Date") of preserving the respective estates and operating the business of the debtors (including, without limitation, wages, salaries, commissions for services and payments for inventories, leased equipment and premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under the Bankruptcy Code; (c) all fees and charges assessed against the estates and (d) allowed reclamation claims. Except as otherwise set forth in the Plan each holder of an allowed administrative claim shall receive cash equal to the amount of such administrative claim (unless the holder of such claim agrees to other treatment) on the latest of: (i) 30 days after the Effective Date, (ii) the first business date which is 30 days after the date on which an order allowing such claim becomes final, and (iii) such other time or times that are agreed on by the holder of the administrative claim and the reorganized corporations. The Plan provides for specific treatment of statutory fees, DIP Claims (as defined in the Plan) and payment of the State Street Administrative Claim (as defined in the Plan).

Federal Priority Tax Claims. Federal priority tax claims are claims of the United States of America that are entitled to priority in payment pursuant to the Bankruptcy Code. Unless otherwise agreed to by the debtors and the IRS, the IRS shall receive deferred cash payments over a period not exceeding six years from the date of assessment of such claims. Payments shall be made in equal quarterly installments of principal, plus simple interest accruing from the Effective Date at a rate equal to nine percent (9%) per annum on the unpaid portion of each claim; provided, however, that in the event that the Effective Date does not occur on or before February 1, 1999, interest on the tax note shall begin to accrue on February 1, 1999. The first payment shall be due on the latest of: (i) 90 days after the Effective Date, (ii) 90 days after the date on which an order allowing any such claim becomes final and (iii) such other date that is agreed on by the IRS and the Company; provided, however, that the Company shall have the right to pay any federal priority tax claim, or any remaining balance of such claim, in full, at any time on or after the Effective Date, without premium or penalty.

Other Priority Tax Claims.  Priority
tax claims are claims if allowed, asserted against the debtors, which claim is entitled to priority pursuant to the Bankruptcy Code, other than a federal priority tax claim. Unless otherwise agreed to by the parties, each holder of an other priority tax claim shall receive deferred cash payments over a period not exceeding six years from the date of assessment of such claim. Payments shall be made similar to the above federal priority tax claims with similar note terms.

Other Non-Tax Priority Claims.
Other non-tax priority claims are all other claims asserted against the debtors, which are accorded priority under the Bankruptcy Code. Each holder of an allowed priority claim shall receive one hundred percent (100%) of the allowed amount of such claim in cash on the later of: (i) 30 days after the Effective Date or as soon thereafter as reasonably practicable; or (ii) the first business day after the date that is 30 days after the date such claim becomes an allowed claim or as soon thereafter as practicable.

Convenience Claims.
Convenience claims are claims in the amount of $500 or less or more than $500, if the holder has elected on the ballot, within the time fixed by the Bankruptcy Court for completing and returning such ballot, to accept $500 in cash in full satisfaction, discharge and release of such claim. Each holder of an allowed convenience claim shall be paid one hundred percent (100%) of the amount of such claim in cash in an amount not to exceed $500 for each such claim on the later of (i) 30 days after the Effective Date or as soon thereafter as reasonably practicable; or (ii) the first business day after the date that is 30 days after the date such claim becomes an allowed claim or as soon thereafter as practicable.

2.  Impaired Classes of Claims.

Each debtor shall make the following
distributions, where applicable, on the Effective Date or as soon thereafter as practicable, but in any event no more that thirty (30) days after the Effective Date (the "Initial Distribution Date") unless another date is otherwise provided herein or elsewhere in the Plan.

Bank Group Claims. Bank group claims
are claims of the banks identified in the bank documents and their successors and assigns, including, without limitation, Gabriel Capital, L.P. (the "Bank Group"), which arise under the bank documents against each and every debtor. The bank group claim shall be allowed as a claim against each of the debtors' estates in the amount of $96 million. Each holder of a bank group claim shall receive and/or retain on the Effective Date, pro rata distributions as follows:
(i)  Cash equal to the sum of
(a) all adequate protection payments received by the Bank Group (less any disbursements thereof made or payments required to be made by Bankers Trust, as the agent bank, including without limitation, any professional fees), which shall continue unabated and without modification through the Effective Date (and prorated for the month in which the Effective Date occurs),
(b) $7,000,000 and (c) any required prepayments applicable to the Bank Group's distribution of New Notes; (ii)
New Notes in an original aggregate principal amount equal to $36 million less the sum of(a) any required prepayments applicable thereto, and (b) 90%, not to exceed $900,000, in an aggregate principal amount, of the amount of any New
Notes distributed to holders of certain claims; and
(iii) (a) 4,909,091 shares of new common stock of the Company and (b) if the aggregate amount of allowed general unsecured claims and disputed general unsecured claims asserted against the Company (excluding the Bank Group claim and the intercompany claim-see below) is less than $240 million, a supplemental ratable distribution in the amount of 0.98 shares of the new common stock for every $100 by which the aggregate amount of allowed general unsecured claims plus disputed general unsecured claims are less than $250 million.

SPE Claims.  SPE claims are claims
arising under the SPE (Special Purpose Entity) pre-petition financing documents of the SPE Group (composed of Bankers Trust Company, as agent, and the SPE banks or their respective successors and assigns). For purposes of the Plan, the SPE claims shall be allowed as a claim against each of the debtors' estates in the amount of $18,232,677 (subject to reduction to reflect (a) the amount of cash received by the SPE Group from the sale of the SPE Providence property and (b) the net proceeds received by the SPE Group from the SPE Philadelphia property). Each holder of an allowed SPE Claim shall receive a single pro rata distribution as follows:
(i)  Cash from any
required prepayments made to the SPE Group; (ii) New Notes in a principal amount equal to $4,000,000 less the sum of (x) any cash distributions received by holders of SPE claims from any required prepayments and (y) ten percent
(10%) not to exceed $100,000 of the aggregate original principal amount of all New Notes issued to holders of certain claims under the Plan; and (iii)
The SPE Deficiency Claim (as defined in the Plan) will be treated as an allowed unsecured claim of BSI (see below).

Bradlees, Inc. Each holder of an allowed Bradlees, Inc. ("BI") general unsecured ("GEN") claim shall receive a ratable distribution of new warrants. For purposes of this plan, the Bond Claim (as defined in the Plan) shall be allowed as a claim solely against BI in the amount of $233,417,000. Holders of allowed BI-equity ("EQT") interests shall receive no distribution under the Plan.

Bradlees Administrative Co., Inc. ("BAC").  Holders
of allowed BAC-GEN claims shall receive 	no distribution.
Holders of allowed BAC-EQT interests shall retain their interests in BAC.

Bradlees Stores, Inc. ("BSI") Capital Lease
("CAP") Claims: The holder of the allowed BSI-CAP claim shall receive a note, which shall bear interest at a rate equal to nine percent(9.0%) per annum, payable quarterly in arrears at such times as principal payments are due. Principal shall be payable in twelve (12) equal quarterly installments commencing three months following the Effective Date, until the note, including unpaid interest, is paid in full.

BSI-Mechanic's Lien ("MEC") Claim:
The holder of the allowed BSI-MEC claim shall receive a cash distribution in the amount of $4,750.

BSI-Intercompany ("INTER") Claim:
After giving effect to BI's prior capital contribution to BSI, the amount of the intercompany claim shall be allowed in the amount of $96 million for purposes of the Plan. The entire class of BSI-INTER claims shall be satisfied through the issuance of shares of the new common stock of reorganized BI and cash, which distributions shall be made to the holders of the Bank Group claims.

BSI-GEN Claims:
Each holder of an allowed BSI-GEN Claim shall receive (i) cash equal to a pro rata distribution of $7,000,000, (ii) two shares of new common stock of reorganized BI for every $100 in allowed claims, and (iii) if the aggregate amount of allowed general unsecured claims and disputed general unsecured claims against BSI (excluding the Bank Group claim and the intercompany claim) is less than $240 million, a supplemental ratable distribution in the amount of 1.02 shares of new common stock for every $100 that the aggregate allowed general unsecured claims plus disputed general unsecured claims against BSI (excluding the Bank Group claim and the intercompany claim) are less than $250 million.

BSI-Convenience
("CON") Claims: Each holder of a BSI-CON claim shall receive a cash distribution equal to the lesser of (i) one hundred percent
(100%) of their BSI-Con claim or (ii)$500.

BSI-Common Stock
("EQT") Interests: Holders of BSI-EQT interests shall retain their interest in BSI.

Dostra Realty
Co., Inc. ("DOS") General Unsecured Claims: Holders of DOS-GEN claims shall receive no distribution.

DOS-Common Stock
Interests: Holders of DOS-EQT interests shall retain their interest in DOS.

Maximedia
Services, Inc. ("MAX") General Unsecured Claims:  Holders of
MAX-GEN claims shall receive no distribution.

MAX-Common
Stock Interests: Holders of MAX-EQT interests shall retain their interest in MAX.

New Horizons of Yonkers, Inc. ("YON") General Unsecured Claims: On or about the Yonkers Effective Date (as defined in the Plan),
each holder of a YON-GEN claim shall receive	a ratable
distribution of (i) cash equal to the net proceeds from the sale of the Yonkers property multiplied by the Yonkers Fraction (as defined in the Plan), but not to exceed 0.83 percent of such net proceeds and (ii) New Notes in a principal amount up to 0.83 percent of the aggregate principal amount of the New Notes which are distributed under the Plan minus cash distributions made to holders of YON-GEN claims under this Plan.

YON-Common Stock Interests: Holders of YON-EQT interests shall retain their interest in YON.

New Horizons of Bruckner, Inc. ("BRU") General Unsecured Claims:
Each holder of a BRU-GEN claim shall receive a ratable distribution of: (i) cash equal to the net proceeds from the sale of the real property formerly owned by BRU multiplied by the Bruckner Fraction (as defined in the Plan), but not to exceed 0.83 percent of such net proceeds, and (ii) New Notes in a principal amount up to 0.83 percent of the aggregate principal amount of the New Notes which are distributed under the Plan minus cash distributions made to holders of BRU-GEN claims under the Plan. The cash distribution set forth in this section shall be made as soon as practicable after the sale of the Union Square property, or at such earlier time as the reorganized corporations shall decide, but in no event, before the Effective Date.

BRU-Common Stock Interests: Holders of BRU-EQT interests shall retain their interest in BRU.

New Horizons of Westbury, Inc. ("WES") General
Unsecured Claims: Each holder of a WES-GEN claim shall receive a ratable distribution of: (i) cash equal to the net proceeds from the sale of the real property formerly owned by WES multiplied by the Westbury Fraction (as defined in the Plan), but not to exceed 0.83 percent of such net proceeds, and (ii) New Notes in a principal amount up to 0.83 percent of the aggregate principal amount of the New Notes which are distributed under the Plan minus cash distributions made to holders of WES-GEN claims under the Plan. The cash distribution set forth in this section shall be made as soon as practicable after the sale of the Union Square property, or at such earlier time as the reorganized corporation shall decide, but in no event, before the Effective Date.

WES-Common Stock
Interests: Holders of WES-EQT interests shall retain their interest in WES.

B.  Certain
    Additional Provisions of the Plan

1. Cancellation of Common Stock

As of the Effective Date, by virtue of the Plan and in all events without any action on the part of the holders thereof, each share of old common stock of BI issued and outstanding or held in treasury, shall be canceled and retired and no consideration will be paid or delivered with respect thereto. Holders of old common stock of BI shall not be required to surrender such stock to the debtors.

2. Issuance of New Common Stock

Reorganized BI shall issue a single class of up to 40,000,000 shares of new common stock. New common stock of reorganized BI is to be distributed under the Plan to holders of allowed claims in the BSI-GEN Class, holders of the Bank Group claim and holders of the SPE claims. In aggregate, no more than 10,909,090 of such shares shall be distributed to holders of allowed claims under the Plan. The debtors are registering the new common stock to be received by Gabriel Capital L.P., Elliott Associates, L.P. and Westgate International, L.P. for resale with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 and the debtors intend to continue to file periodic reports under the Securities and Exchange Act of 1934. Reorganized BI shall use all reasonable efforts to have the new common stock listed on a nationally recognized stock exchange after the Effective Date.

3. New Credit Facility

The Company has a commitment
for a $270 million post-emergence financing facility, which would become effective upon the Effective Date, which includes a $20 million junior secured "last in-last out" facility, with BankBoston, N.A. as Administrative Agent and Issuing Bank (the "BankBoston Facility"). Under the BankBoston Facility, the Company will be allowed to borrow for general corporate purposes, working capital and inventory purchases. The BankBoston Facility will replace the current $250 million DIP facility and is secured by liens on substantially all of the Company's non-real estate assets. A copy of the commitment for the BankBoston Facility is expected to be filed with the SEC by the end of December, 1998.

This facility is for a
term of up to three years and may not exceed the maximum principal amount of $270 million. Under the terms of the BankBoston Facility, the Company has agreed to certain financial covenants, including: maintaining a minimum level of earnings before interest, taxes, depreciation and amortization;
capping capital expenditures at $20 million annually; and agreeing not to let certain financial ratios which measure debt coverage and accounts payable to inventory ratios drop below specified levels.

4. Conditions to Occurrence of Effective Date

The Effective Date for the Plan may not occur unless each of the conditions set forth below is satisfied. Except as otherwise provided in the Plan, any one or more of the following conditions may be waived at any time by the debtors with the unanimous consent of the Creditors' Committee, the Unofficial Committee and the Bank Group.

(a) The confirmation order shall have
been entered and be a final order.

(b)  Each reorganized debtor's
respective articles of organization and amended by-laws shall have been amended as provided in the Plan.

(c)  Reorganized BI and
reorganized BSI shall each have sufficient cash on hand or available to pay the consummation costs and make such other timely distributions of cash as may be required under the Plan.

(d)  Reorganized BSI
shall have established a revolving line of credit or other liquidity facility with a bank or other financial institution in a drawable principal amount of at least
$250 million, with terms satisfactory to reorganized BSI and the lenders under the new credit facility, in their sole discretion.

(e) The aggregate amount of allowed general unsecured claims and disputed generalunsecured claims (i) against BSI (excluding the Bank Group claim and the intercompany claim) shall have been reduced, either through agreement or order of the Bankruptcy Court, to less than $300 million and (ii) against each debtor other than BI, BSI and BAC (other than the intercompany claims, the Bank Group claim and SPE claims) shall have been reduced, either through agreement or order of the Bankruptcy Court, to an amount of less than $1 million.

(f) Reorganized BSI shall have granted to vendors who provide retail merchandise to reorganized BSI after the Effective Date, or who have provided merchandise to BSI before the Effective Date which is not paid for as of the Effective Date, a trade vendors' lien to secure payment to such trade vendors of amounts owed by reorganized BSI. The trade vendors' lien, which shall be held by the trade vendors'collateral agent, shall be subordinated to the lien securing the new credit facility to the satisfaction of the holders of the liens securing the new credit facility and shall attach to all of reorganized BSI's inventory (but not any other assets of reorganized BSI).

(g) Each of the Creditors' Committee, the Bank Group and the
Unofficial Committee have approved in form and substance each of the Exhibits to the Plan, such approval not to be unreasonably withheld.

(h) (i) As of or prior to the Effective Date, one or more shelf registration statements, in form and substance reasonably satisfactory to Gabriel Capital L.P. and other members of the Bank Group, pursuant to which those creditors shall have the right to re-sell the new common stock and New Notes distributed to them under the Plan (whether as a holder of a Bank Group claim or a General Unsecured claim), shall have been declared effective by the SEC under applicable securities laws, and (ii) on the Effective Date, reorganized
BI shall have committed to maintain the effectiveness of the foregoing registration statements, pursuant to a reasonably acceptable registration rights agreement, for so long as Gabriel Capital L.P. may be deemed an affiliate of reorganized BI. However, the foregoing requirement in sub-paragraph (i) shall be deemed waived if, prior to the Effective Date, the SEC shall have advised Reorganized BI in writing that such registration statements shall be declared effective subject only to the occurrence of the Effective
Date or the issuance of the reorganization securities by Reorganized BI.

5.  Information as to Assets and Liabilities

Information concerning the assets and liabilities of the Company as of October 31, 1998, the most recent completed fiscal month, is attached as Exhibit 20. Pro forma financial information has been provided in the Company's Pre-Effective Amendment No. 1 to Form S-1 Registration Statement (SEC File No. 333-66953) filed on November 25, 1998 and will be updated in a forthcoming filing for the quarter ended October 31, 1998.

 C.  Appeal of the Confirmation Order

 A lessor of one of the Company's stores has filed an appeal from the Confirmation Order (the "Appeal") and an application in the United States District Court for the Southern District of New York seeking a stay of the Confirmation Order pending the outcome of the Appeal (the "Stay Application"). The Appeal and Stay Application have not yet been decided. A hearing on the Stay Application is scheduled for December 15, 1998.

    Item 5:  OTHER EVENTS

Beginning on December 2, 1998, Bradlees Inc. (the "Company") will distribute to its banks and other credit providers summaries of its third quarter (thirteen weeks) and year-to-date (thirty-nine weeks) financial results ended October 31, 1998, including a comparison to the Company's summary financial forecast (the "Forecast") and plan (the "Plan") for the fiscal year ending January 30, 1999 ("Fiscal 1998") filed on Forms 8-K dated September 22, 1998 and February 11, 1998, respectively. The Fiscal 1998 third quarter and year-to-date results compared to the Forecast and Plan are attached hereto as Exhibit 20.

Total sales for the third quarter ended October 31, 1998 were $18.6 million or 5.4% below Forecast due primarily to unseasonably warm weather that hurt Fall apparel sales and weak sales of toys. Comparable store sales declined 2.0% in the third quarter. EBITDA before restructuring and property gains (as defined in the exhibit) fell short of Forecast by $2.4 million due principally to the below-Forecast sales and associated gross margin, partially offset by a favorable gross margin rate and favorable selling, store operating, administrative and distribution (SG&A) expenses. The gross margin rate exceeded Forecast in the third quarter due primarily to favorable allowances, while SG&A expenses were below Forecast mostly due to favorable home office, advertising and store payroll expenses.

Year-to-date total sales were $18.6 million or 1.9% below Forecast, while year-to-date comparable store sales increased 4.7%. Year-to-date EBITDA before restructuring and property gains was $2.3 million below Forecast due to the below-Forecast sales and associated gross margin, partially offset by a favorable gross margin rate and favorable SG&A expenses. The Fiscal 1998 year-to-date gross margin rate was above Forecast and the year-to-date SG&A expenses were below Forecast due to the same reasons mentioned above for the third quarter. Also, it should be noted that last year's third quarter EBITDA results benefited from certain one-time expense reductions that resulted in a $3.6 million credit to SG&A expenses.

The Company reported a net loss
of $7.2 million for this year's third quarter, compared to a forecasted net loss of $9.9 million and last year's third quarter net income of $0.4 million. Last year's third quarter results benefited from the one-time expense reductions mentioned above and $7.0 million in reorganization credits compared to $2.7 million of such credits in this year's third quarter. The year-to-date net loss was $34.6 million compared to a forecasted year-to-date net loss of $37.3 million and the prior year-to-date net loss of $48.5 million.

Unrestricted
cash was $0.2 million below Forecast at October 31, 1998.
Inventories were $8.5 million, or 2.7%, above Forecast.
Accounts payable was $24.2 million above Forecast and outstanding borrowings under the Company's DIP facility were $14.5 million below Forecast.

The Company is distributing the quarterly performance against its Forecast (the "Forecast Performance Information") to its banks and other credit providers to facilitate their credit analyses. The Forecast Performance Information should not be relied upon for any other purpose and should be read in conjunction with the Company's Forms 8-K dated February 11, 1998 and September 22, 1998, Forms 10-Q for the first, second and third quarters ended May 2, 1998, August 1, 1998 and October 31, 1998, respectively, and Form 10-K for the fiscal year ended January 31, 1998 (fiscal 1997). The Forecast Performance Information is being reported publicly solely because it is being distributed to a large number of the Company's vendors for purposes of their credit analyses. Although the Company is publicly disclosing the Forecast Performance Information, the Company does not believe it is obligated to provide such information indefinitely, and the Company may cease making such disclosures and updates at any time. The Forecast Performance Information was not examined, reviewed or compiled by the Company's independent public accountants. The Company is not obligated to update the Forecast Performance Information to reflect subsequent events or developments. The Forecast Performance Information is subject to future adjustments, if any, that could materially affect such information.

Item 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

 Exhibit 2.1   Confirmation Order dated November 18, 1998.
         2.2   First Amended and Modified Joint Plan of
               Reorganization of Bradlees Stores, Inc.
               and Affiliates dated November 17, 1998.
          20   Summary Financial Results for the 13 and 39
               Weeks ended October 31, 1998.



              INDEX TO EXHIBITS

 Exhibit No.              Exhibit

   2.1     Confirmation Order dated November 18, 1998.
   2.2     First Amended and Modified Joint Plan
           of Reorganization of Bradlees Stores, Inc.
           and Affiliates dated November 17, 1998.
    20     Summary Financial Results for the 13
           and 39 Weeks ended October 31, 1998.




                 BRADLEES, INC.
               AND SUBSIDIARIES

                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              BRADLEES, INC.


Date:  December 2, 1998	       By  /s/ PETER THORNER
                               Peter Thorner
                               Chairman and
                               Chief Executive Officer

Date:  December 2, 1998	       By  /s/ CORNELIUS F. MOSES III
                               Cornelius F. Moses III
                               Senior Vice President,
                               Chief Financial Officer





Hearing Date: November 18, 1998               Exhibit 2.1
Time: 10:00 a.m.
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
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x

In re
BRADLEES STORES, INC., et al.,
Debtors.
:

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Chapter 11
Case Nos.  95 B 42777
through 95 B 42784 (BRL)

(Jointly Administered)
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x
ORDER CONFIRMING FIRST AMENDED AND MODIFIED PLAN OF
REORGANIZATION FOR
BRADLEES STORES, INC. AND AFFILIATES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
The First Amended and Modified Joint Plan of Reorganization of Bradlees Stores, Inc. and Affiliates under Chapter 11 of the Bankruptcy Code, dated November 17, 1998 (the "Plan"),1 a copy of which is annexed hereto as Exhibit A, having been filed by Bradlees Stores, Inc., New Horizons of Yonkers, Inc., Bradlees, Inc., Bradlees Administrative Co., Inc., Dostra Realty Co., Inc., Maximedia Services, Inc., New Horizons of Bruckner, Inc. and New Horizons of Westbury, Inc., debtors and debtors-in-possession herein (collectively, the "Debtors"), and the Debtor's First Amended Disclosure Statement dated October 2, 1998 having been approved by Order of this Court dated October 5, 1998 (the "Disclosure Statement Order") as containing "adequate information" as such term is defined under section 1125 of the Bankruptcy Code; and the Debtors having filed Motions dated November 13, 1998 and November 17, 1998 (together, as amended at or prior to the Confirmation Hearing, the "Plan Modification Motions") in connection with certain modifications to the Debtors' Plan (and the Debtors having withdrawn on the record of the Confirmation Hearing certain of the proposed modifications to Section 4.02 of the Plan); and certificates of service and/or certifications of publication having been filed with the Court demonstrating compliance with the service and publication requirements of the Disclosure Statement Order; acceptances and rejections of the Plan by those holders of Claims that voted thereon having been duly received and tabulated by the Debtors with the assistance of Donlin, Recano and Company, Inc. ("Donlin Recano"), the voting agent; and certifications by Donlin Recano of ballots accepting or rejecting the Plan having been filed with the Court; and upon the Debtors' memorandum of law in support of confirmation of the Plan; and the Court having considered all objections to confirmation of the Plan; and all objections to the Plan having been voluntarily withdrawn or overruled or denied by the Court; and upon all of the evidence adduced and the arguments of counsel made at the November 18, 1998 hearing to consider, inter alia, confirmation of the Plan (the "Confirmation Hearing"); and upon the entire record of the Chapter 11 Cases; and after due deliberation, and sufficient cause appearing therefor; and
                                            IT HAVING BEEN FOUND
AND DETERMINED by this Court that:          A.    This Court has
jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. ' 1334. Confirmation of the Plan is a "core proceeding" pursuant to 28 U.S.C. ' 157(b)(2), and this Court has jurisdiction to enter a Final Order with respect thereto. Venue of the Reorganization Cases is proper in this District pursuant to 28
U.S.C. '' 1408 and 1409.                 B.    The plan
modifications (other than certain of the proposed modifications to Section 4.02 of the Plan which were withdrawn on the record of the Confirmation Hearing) (collectively, the "Plan Modifications") described in the Plan Modification Motions and on the record at the Confirmation Hearing and contained in the First Amended and Modified Joint Plan of Reorganization do not adversely change the treatment of the claim of any creditor or the interest of any equity security holder who has not accepted in writing any such Plan Modification and thus comply with the requirements of Bankruptcy Rule 3019 and accordingly, all creditors and equity security holders who have previously accepted the Plan are deemed to have accepted each of the Plan Modifications. Each of the Bank Group, the Creditors' Committee and Unofficial Committee have consented to each of the Plan Modifications.
C. This Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Cases.
       D.    The classification of Claims and Interests in
Article III of the Plan is necessary and reasonable to implement the Plan, and satisfies the requirements of section 1122(a) of the Bankruptcy Code.
   E. Article III of the Plan adequately and properly identifies and classifies all Claims and Interests, thereby satisfying the requirements of section 1123(a)(1) of the Bankruptcy Code, and each Claim or Interest in each such Class is substantially similar to the other Claims or Interests in such Class, thereby satisfying the requirements of section 1122(a) of the Bankruptcy Code.
                         F.    Article V of the Plan identifies
the Classes of Claims and Interests which are not impaired and which are impaired. Therefore, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.
                       G.    Article VI of the Plan specifies
the treatment of each impaired Class of Claims and thereby satisfies the requirements of section 1123(a)(3) of the
Bankruptcy Code.                    H.    The Plan provides for
the same treatment for each Claim or Interest in a particular Class and thereby satisfies the requirements of section
1123(a)(4) of the Bankruptcy Code.      I.    The Plan provides
adequate means for its implementation, thereby satisfying
Section 1123(a)(5) of the Bankruptcy Code, including, among other things: (a) the amendment of the respective Certificates of Incorporation and By-Laws of the Reorganized Corporations,
(b) the appointment of new directors to the respective Boards of Directors of the Reorganized Corporations, (c) the undertaking of such actions as may be necessary to effect the Combination Transactions, (d) the procedures specified in the Plan under which the Debtors will make Distributions to Holders of Claims and Interests, (e) the cancellation of the Old Capital Stock of BI and the Bonds, (f) the termination of the Debtors' DIP Facility, (g) the entry into the New Credit Facility, and (h) sale of the Yonkers Property and the Union Square Property and the provision of first liens on such properties to the holders of New Notes pending the sale of such properties.
                                J.    The Plan provides that the
Debtors shall not issue nonvoting equity securities. The Plan also provides that the Articles of Incorporation of the Reorganized Corporations, as amended, shall each prohibit the issuance of nonvoting equity securities. Hence, the Plan satisfies section 1123(a)(6) of the Bankruptcy Code.
                                   K.    The provisions of the
Plan regarding the selection of any officer, director or trustee under the Plan, including any successor to any such officer, director or trustee, are consistent with the interests of Creditors and with public policy, and satisfy the requirements of section 1123(a)(7) of the Bankruptcy Code.
                             L.    The Debtors' assumption of
executory contracts and unexpired leases of nonresidential real property pursuant to section 365 of the Bankruptcy Code, as authorized by section 1123(b)(2) of the Bankruptcy Code and as provided for in Article IX of the Plan, are reasonable exercises of sound business judgment and are in the best interests of the Debtors and their estates.
                 M.    The Plan complies with all applicable
provisions of the Bankruptcy Code, thereby satisfying the requirements of section 1129(a)(1) of the Bankruptcy Code and, as required by Bankruptcy Rule 3016(a), is dated and specifically identifies the Debtors as the proponents of the
Plan.                                     N.    The Debtors, as
proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules and Orders of this Court with respect to the Plan. Good, sufficient and timely notice of the Confirmation Hearing has been given to holders of Claims and Interests and to other parties-in-interest to whom notice is required to be given. The solicitation of votes was made in good faith and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules and all other rules, laws and regulations. Ballots of holders of Claims entitled to vote on the Plan were properly solicited and tabulated. Holders of at least two-thirds in amount and one-half in number of the Claims in the following Classes actually voting, have accepted the Plan, without including the votes of any insiders: BI-BANK, BI-SPE, BI-GEN, BAC-SPE, BAC-BANK, BSI-SPE, BSI-BANK, BSI-GEN, DOS-SPE, DOS-BANK, MAX-SPE, MAX-BANK, YON-SPE, YON-BANK, YON-GEN, BRU-SPE, BRU-BANK, BRU-GEN, WES-SPE, WES-BANK, and WES-GEN. Therefore, the Debtors have satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code.
                     O.    With respect to Class BSI-CAP, by
stipulation, BTM Capital Corporation changed its vote in such class and has agreed to accept the Plan. Therefore, Class BSI-CAP has voted to accept the Plan.
                           P.    The Debtors, as proponents of
the Plan, have complied with the applicable provisions of the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules and Orders of this Court with respect to the notice and disclosure of the Plan, and therefore, the notice and disclosure of the Plan is adequate and appropriate, and no further or other notice or disclosure is
necessary or required.                   Q.    Pursuant to
Section 4.02 of the Plan, the New Notes will be secured by a first lien (the "Leasehold Mortgages") on the Yonkers Property and the Union Square Property. The Leasehold Mortgages are an integral element of the Plan and constitute a material consideration to the creditors receiving the New Notes. The landlord of the Yonkers Property (the "Yonkers Landlord") and the landlord of the Union Square Property (the "Union Square Landlord") have each timely received the Disclosure Statement, the Plan and notice of the Confirmation Hearing. The Yonkers Landlord has not objected to confirmation of the Plan. The Union Square Landlord has objected to certain provisions of the Plan but has not objected to the Leasehold Mortgages or any other aspect of Section 4.02 of the Plan.
     R. The Plan has been proposed in good faith and not by any means forbidden by law, as evidenced by, among other things, the totality of the circumstances surrounding the formulation of the Plan, the record of the Chapter 11 Cases, and by the recoveries of holders of Claims thereunder. Therefore, the Plan satisfies the requirements of section 1129(a)(3) of the
Bankruptcy Code.  S.    Any payment made or to be made under the
Plan or by any person acquiring property under the Plan, for services or for costs and expenses in, or in connection with, the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, has been approved by, or will be subject to the approval of, the Court as reasonable, thereby satisfying the requirements of section 1129(a)(4) of the Bankruptcy Code.
                T. The Debtors as proponents of the Plan have disclosed the identity of the directors and officers proposed to serve after confirmation of the Plan, their affiliation with the Debtors and any compensation to be received by them, thus satisfying the requirements of section 1129(a)(5) of the
Bankruptcy Code.       U.    Section 1129(a)(7) of the
Bankruptcy Code requires each holder of a Claim or Interest in an impaired Class to accept the Plan, or receive or retain under the Plan property having a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive on account of such Claim or Interest if the Debtor liquidated under Chapter 7 of the Bankruptcy Code. The following classes are impaired under the Plan: BI-BANK, BI-SPE, BI-GEN, BSI-BANK, BSI-SPE, BSI-CAP, BSI-MEC, BSI-GEN, YON-BANK, YON-SPE, YON-GEN, BRU-BANK, BRU-SPE, BRU-GEN, WES-BANK, WES-SPE and WES-GEN. Each holder of a Claim in such Classes has either accepted the Plan, or will receive or retain under the Plan property having a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor liquidated under Chapter 7 of the Bankruptcy Code on such date. The Plan, therefore, satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.
                                         V.    Section
1129(a)(8) of the Bankruptcy Code requires that for each Class of Claims or interests under the Plan, such Class has either accepted the Plan or is not impaired under the Plan. Impaired Classes BI-BANK, BI-SPE, BI-GEN, BAC-SPE, BAC-BANK, BSI-SPE, BSI-BANK, BSI-CAP, BSI-GEN, DOS-SPE, DOS-BANK, MAX-SPE, MAX-BANK, YON-SPE, YON-BANK, YON-GEN, BRU-SPE, BRU-BANK, BRU-GEN, WES-SPE, WES-BANK, and WES-GEN have accepted the Plan, and unimpaired Classes BAC-EQT, BSI-EQT, DOS-EQT, MAX-EQT, YON-EQT, BRU-EQT, and WES-EQT are conclusively presumed to have accepted the Plan without the solicitation of acceptances or rejections pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Plan satisfies the requirements of section 1129(a)(8) of the Bankruptcy Code.
                 W.    The Plan satisfies the requirements of
section 1129(a)(9) of the Bankruptcy Code since, except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that (i) the holder of each Allowed Administrative Claim shall be paid in full, in Cash, or, if such Administrative Claim is not yet due in the ordinary course, such Claim shall be assumed and paid by the relevant Reorganized Corporation; (ii) the holder of each Allowed Federal Priority or Other Priority Tax Claim (i.e., an Allowed Claim of a kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code) shall be paid in full, in Cash or with a Tax Note; and (iii) the holder of each Allowed Other Non-Tax Priority Claim, shall be paid in full in Cash on or
before the Effective Date.  X.    The provisions of section
1129(a)(10) of the Bankruptcy Code are satisfied because at least one impaired Class of Claims for each Debtor has accepted the Plan, determined without inclusion of any acceptance of the
Plan by any insider.         Y.    Section 1129(a)(11) of the
Bankruptcy Code requires that a plan must be "feasible" and for the Court to determine that the Debtors are not likely to require liquidation or further financial reorganization. Reliable and credible evidence was presented at the Confirmation Hearing demonstrating that the Plan is feasible and the Debtors are not likely to require liquidation or further financial reorganization. Among other things, the evidence showed that the Distributions required to be made under the Plan can be made, and that the Reorganized Corporations will be able to perform their obligations under the Plan following confirmation and the Effective Date. Therefore, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.
                                          Z.    The Debtors have
paid, or shall pay as provided by the Plan, all amounts then due under 28 U.S.C. ' 1930, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.
                          AA.    Section 1129(a)(13) of the
Bankruptcy Code is satisfied because the Plan provides for the continuation after the Effective Date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection
(e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such
benefits.                  BB.    Classes BAC-GEN, DOS-GEN, and
MAX-GEN either have no Creditors in such Class or, based on the testimony introduced at the Confirmation Hearing, which was credible, there will be no Creditors in such Classes and accordingly, such Classes are not deemed to have voted against
the Plan.                          CC.    Class BI-EQT (the
"Rejecting Class") is an impaired Class Interests which is deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. This is the only Class which has not accepted, or been deemed not to have accepted, the Plan. Pursuant to Section 1129(b) of the Bankruptcy Code, the Court finds that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Rejecting Class. Specifically, with respect to BI-EQT and to Old Common Stock of BI, such Interests have no value. Thus, the Plan satisfies
Section 1129(b).
DD.    No governmental unit has maintained that the principal
purpose of the Plan is the avoidance of taxes or the avoidance of the requirements of section 5 of the Securities Act of 1933, and the principal purpose of the Plan is not the avoidance of such obligations. Therefore, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.
              EE.    Each of the discharge, release,
indemnification, and exculpation provisions of Article VIII of
the Plan:            (i) falls within the jurisdiction of this
Court under 28 U.S.C. '' 1334(a), (b) and (d);
                    (ii) is an essential means of implementing
the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code;
                 (iii) is an integral element of the
transactions incorporated into the Plan;
                        (iv) confers material benefit on, and is
in the best interests of, the Debtors, their estates, and their
Creditors;           (v) is important to the overall objectives
of the Plan to finally resolve all claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors, their organization, capitalization, operation and reorganization; and (vi) is consistent with sections 105, 1123, 1129, and other applicable provisions of the Bankruptcy Code.
              FF.    All entities which are benefited by the
discharge, release, indemnification, and exculpation provisions of the Plan have contributed and/or will contribute value to the Debtors and their estate under the Plan.
           GG.    The failure to effect the discharge, release,
indemnification and exculpation provisions of the Plan would seriously impair the Debtors' ability to confirm the Plan.
HH.    All conditions precedent to confirmation set forth in
Section 10.01 of the Plan have been satisfied or duly waived.
II.    Accordingly, it is hereby ORDERED, ADJUDGED AND DECREED
that:
1. The Plan is confirmed as to each of the Debtors, having satisfied all of the requirements of Chapter 11 of the Bankruptcy Code.
          2. The Plan Modification Motions are granted in their entirety (except as to any aspect of the Plan Modification Motions withdrawn on the record of the Confirmation Hearing).
        3. Each objection to the Plan and any response or request for continuance regarding confirmation of the Plan not resolved by the terms of this Order, by a separate order entered contemporaneously herewith, or by a statement announced on the record of the Confirmation Hearing and not otherwise withdrawn, waived or settled, is overruled and denied.
4.    The record of the Confirmation Hearing is closed.
5. The findings of fact and conclusions of law of the Court set forth herein and at the Confirmation Hearing shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, as made applicable herein by Bankruptcy Rule 9014, and the findings and conclusions of the Court at the Confirmation Hearing are incorporated herein by reference.
            6. Subject to the conditions in the Plan, the Debtors are duly and validly authorized by the necessary corporate power and authority to execute and consummate the transactions contemplated by the Plan, and the form and content
of the Plan.              7.    Effective as of the Effective
Date, the Old Common Stock of BI shall be canceled and be deemed
null and void and worthless. 8.    Except as otherwise expressly
provided in the Plan or in that certain Order of this Court dated December 22, 1997, to the fullest extent permitted by applicable law (including, without limitation, section 105 of the Bankruptcy Code), the occurrence of (a) the Effective Date as to all Debtors other than YON and (b) the Yonkers Effective Date as to YON, shall discharge and release the Debtors, the Reorganized Corporations, and their respective successors and assigns, and the assets or properties of any of the foregoing, as of the Confirmation Date, from any and all Claims, debts, liens, security interests, encumbrances and interests that arose prior to the Confirmation Date, including, without limitation, any Claim of the kind specified in sections 502(g), (h) or (i) of the Bankruptcy Code, and any Claim for interest earned or
accrued after the Petition Date.          9.    Except as
otherwise expressly set forth in the Plan or in that certain Order of this Court dated December 22, 1997, on (a) the Effective Date as to all Debtors other than YON and (b) the Yonkers Effective Date as to YON, and to the fullest extent permitted by applicable law (including, without limitation, section 105 of the Bankruptcy Code), each holder (and trustees and agents on behalf of each holder) of a Claim or Interest, in consideration of the obligations of the Debtors and the Reorganized Corporations under the Plan, shall be deemed to have forever waived, released and discharged the Debtors, the Reorganized Corporations, all current and former officers, directors, agents, employees and representatives of the Debtors, members of the Creditors' Committee (including present and former members), members of the Unofficial Committee (including present and former members), members of the Bank Group (including present and former members) and others, including (without limitation) professional persons retained by the Debtors and the Creditors' Committee, the members of the Creditors' Committee (including present and former members), the members of the Unofficial Committee, members of the Bank Group, and the agent for the Bank Group from any and all rights, claims and liabilities arising prior to the Effective Date, or in the case of YON, prior to the Yonkers Effective Date, out of or relating to such Claim or Interest of any such holder or otherwise relating to the business or activities of the Debtors, or the Reorganized Corporations, except as otherwise set forth in the Plan; provided, however, that to the extent that applicable state law would permit a state to seek the payment of taxes owed to it prior to the Petition Date by one or more Debtors from a current or former officer of the Debtors designated as a "responsible person" under such state law, nothing herein shall act to discharge or release any current or former officer of the Debtors from any such liability in the event that any Debtor or Reorganized Corporation fails to repay any such tax obligations pursuant to the terms of the Plan. Persons deemed to have released Claims pursuant to this paragraph of the Plan shall be forever precluded from asserting any such Claims against any released Person. Nothing contained herein or in the Plan shall be construed as discharging, releasing or relieving the Debtors, the Reorganized Corporations, or any other party, in any capacity, from any liability with respect to the retirement plans of the Debtors to which such party is subject under any law or regulatory provision. Notwithstanding the foregoing, nothing contained in the Plan shall preclude the Reorganized Corporations from exercising its right to amend, modify or terminate the retirement plans of the Debtors following the Effective Date, or in the case of YON, following the Yonkers Effective Date, in accordance with then existing provisions of applicable law.
                                          10.    Except as
otherwise expressly provided in the Plan or in that certain Order of this Court dated December 22, 1997, and in accordance with section 1141(d)(1) of the Bankruptcy Code, to the fullest extent permitted by applicable law (including, without limitation, section 105 of the Bankruptcy Code), subject to the occurrence of the (a) the Effective Date as to all Debtors other than YON and (b) the Yonkers Effective Date as to YON, as of the Confirmation Date, all Creditors or other Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or released pursuant to the Plan shall be permanently barred and enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities, other than actions brought to enforce any rights or obligations under the Plan: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, officers, directors, agents, employees and representatives and others including (without limitation) the Creditors' Committee (including present and former members), the Bank Group (including present and former members), the Unofficial Committee (including present and former members), and professional persons retained by the Debtors, the Creditors' Committee, members of the Creditors' Committee, the Bank Group and the Unofficial Committee; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, officers, directors, agents, employees and representatives and others including (without limitation) the Creditors' Committee (including present and former members), the Bank Group (including present and former members), the Unofficial Committee (including present and former members), and professional persons retained by the Debtors, the Creditors' Committee, members of the Creditors' Committee, the Bank Group and the Unofficial Committee; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property, officers, directors, agents, employees and representatives and others including (without limitation) the Creditors' Committee (including present and former members), the Bank Group (including present and former members), the Unofficial Committee (including present and former members), and professional persons retained by the Debtors, the Creditors' Committee, members of the Creditors' Committee, the Bank Group and the Unofficial Committee; (iv) asserting a setoff, right of subrogation, contribution, indemnification or recoupment of any kind against any claim, debt, liability or obligation due to the Debtors, the Reorganized Debtors or their respective property, officers, directors, agents, employees and representatives and others including (without limitation) the Creditors' Committee (including present and former members), the Bank Group (including present and former members), the Unofficial Committee (including present and former members), and professional persons retained by the Debtors, the Creditors' Committee, members of the Creditors' Committee, the Bank Group and the Unofficial Committee; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation
Order.               11.    Except as otherwise provided in the
Plan or in that certain Order of this Court dated December 22, 1997, the Debtors, the Reorganized Corporations, their affiliates and their respective directors, officers, employees, agents, representatives, professionals, attorneys, accountants and financial advisors (acting in such capacity); the Creditors' Committee, its members (including present and former members); the Unofficial Committee, its members (including present and former members); the heirs, executors, administrators, successors and assigns of each of the foregoing shall neither have nor incur any liability to any Person for any act taken or omitted to be taken in good faith prior to (a) the Effective Date as to all Debtors other than YON and (b) the Yonkers Effective Date as to YON, in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement, or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken prior to the Effective Date or the Yonkers Effective Date, as the case may be, in connection with the Plan or the Chapter 11 Cases, including, without limitation, any pleadings filed with, or actions taken in, the Bankruptcy Court in connection with the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, or the Disclosure Statement.
                          12.    As of (a) the Effective Date as
to all Debtors other than YON and (b) the Yonkers Effective Date as to YON, all pre-petition executory contracts and unexpired leases listed on the "Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases" (the "Schedule of Assumptions") which the Debtors have filed with the Court, a copy of which is annexed hereto as Exhibit B, shall be deemed assumed pursuant to Bankruptcy Code Section 365.
                         13.    Reorganized BSI's time to
exercise its rights under sections 363 and 365 of the Bankruptcy Code with respect to BSI's unexpired real property lease pursuant to which BSI leases the Union Square Property (the "Union Square Lease"), including, without limitation, the right to assume, assume and assign or reject the Union Square Lease, shall be extended through the date that is the later of (a) one year after the occurrence of the Effective Date, or (b) such later period as this Court by subsequent Order may grant. This Court shall retain jurisdiction with respect to the Union Square Lease, such rights and any issues related to the foregoing.
                         14.    YON's time to exercise its
rights under Sections 363 and 365 of the Bankruptcy Code with respect to YON's unexpired real property lease pursuant to which YON leases the Yonkers Property (the "Yonkers Lease"), including, without limitation, the right to assume, assume and assign or reject the Yonkers Lease, shall be extended through the date that is the Yonkers Effective Date. The Bankruptcy Court shall retain jurisdiction with respect to such rights and
any issues related thereto.                      15.    The
Yonkers Landlord and the Union Square Landlord each are estopped from asserting or claiming in any judicial proceeding, that granting or creating either or both of the Leasehold Mortgages violates, or constitutes a default, or an event of default under, the respective leases relating to the Yonkers Property
and the Union Square Property.                  16.    Each
landlord under a lease of real property to any of the Debtors (including the Union Square Lease and the Yonkers Lease) is permanently enjoined from asserting, or claiming in any judicial proceeding, that any action taken by any or all of the Debtors and/or the Reorganized Corporations in furtherance or pursuant to the Plan, is a violation of, or a default under, any such
lease.                                                     17.
As of the Effective Date, the executory contracts of R.R. Donnelly & Sons Company and J. Baker, Inc., as each are amended, shall each be deemed assumed as provided in the Plan.
18. Except as otherwise provided herein or in the Plan, all pre-petition executory contracts and pre-petition unexpired leases which (a) have not been or are not currently the subject of a motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by any of the Debtors, (b) are not listed on the Schedule of Assumptions, (c) are not assumed or assumed and assigned pursuant to the provisions of the Plan, or (d) are not referenced in Paragraphs 13, 14 or 17 hereof, shall be deemed rejected as of the Effective Date; provided, however, that, with respect to any agreement, obligation, security interest, transaction or similar undertaking that the relevant Debtor believes is not executory, is expired or is not a contract or is not a lease, and which is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code (the "Contract/Lease Determination"), such executory contract or unexpired lease shall not be deemed rejected hereby and the time of the applicable Debtor or Reorganized Corporation to exercise its rights under Bankruptcy Code section 365 with respect to any such contract or lease shall be extended through the date which is twenty days after the entry of an Order with respect to such
Contract/Lease Determination. 19.    The rejection by any Debtor
of an executory contract or unexpired lease shall cause such rejection to be a breach prior to the Petition Date under sections 365(g) and 502(g) of the Bankruptcy Code. All proofs of claim for Claims arising from the rejection of Executory Contracts must be filed with the Court and served upon counsel for the applicable Debtor, (i) within fifteen days after service of the later of (a) notice of this Order, (b) other notice that the executory contract or unexpired lease has been rejected, or (c) in the event that any Debtor rejects any executory contract or unexpired lease after the Confirmation Date, within fifteen days of the date of such rejection or (ii) within such other time as the Bankruptcy Court may order. Any such Claims, proofs of which are not timely filed, will be forever barred from assertion against or payment from the Debtor, its estate or the Reorganized Corporations. Objections to any such proof of claim for Claims arising from the rejection of Executory Contracts shall be filed by the later of (a) 120 days after such proof of claim is filed, or (b) such later date
as may be set by the Bankruptcy Court.               20.    At
the election of the relevant Debtor, monetary defaults under each assumed executory contract and unexpired lease shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code, in one of the following ways: (a) by payment of the default amount in Cash on the Effective Date; (b) by issuance of a Cure Note; or (c) on such other terms as agreed to by the parties to such executory contract or unexpired lease; provided, however, that with respect to the following entities, to the extent that the Debtors assume their leases with such entities, any default under such lease which is required to be cured pursuant to Bankruptcy Code section 365 shall be cured by a Cash payment, subject to Paragraph 18 hereof, on the Effective Date: Ventnor Plaza Company, Prudential Real Estate Investors, Inc., Lend Lease Real Estate Investments, New Plan Excel Realty Trust, Inc., Federal Realty Investment Trust, Medford Associates Limited Partnership, FNM Trust, Harold Cohen Associates, Inc., Trustees of Portland Associates Trust, Independence Mall Group and Senpike Mall Company (relative to the Sangertown Square Mall lease, New Hartford, New York).
          21. In the event of a dispute regarding: (i) the amount of any Cure Payment; (ii) the ability of the Debtor that is a party thereto to provide adequate assurance of future performance under the contract or lease to be assumed or to be assumed and assigned; or (iii) any other matter pertaining to assumption or to be assumed and assigned, the Cure Payments shall be made following the entry of a Final Order of this Court resolving the dispute and approving assumption or approving assumption and assignment, as the case may be. The Court shall retain jurisdiction to with respect to any such disputes.
     22. Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by any Debtor shall be performed by such Debtor or by such Reorganized Corporation liable thereunder in the ordinary course of its business. Accordingly, such executory contracts, unexpired leases and other obligations shall survive and remain unaffected by entry of this Order.
         23. Unless otherwise ordered by the Court, all (a) final Fee Applications based on services rendered in connection with these Chapter 11 Cases prior to the Effective Date or (b) pursuant to sections 503(b) and 507 of the Bankruptcy Code for services rendered, or costs and expenses of preserving the estates of the Debtors, shall be filed with the Bankruptcy Court and served upon counsel for the Reorganized Corporations, the Bank Group, the agent for the Bank Group, Gabriel Capital, L.P., the Creditors' Committee, the Unofficial Committee and the Office of the United States Trustee, no later than forty-five days after the Effective Date; provided, however, that Professionals ("Ordinary Course Professionals") retained pursuant to the Ordinary Course Professionals' Compensation Order shall not be required to file a fee application.
                                    24.    Any Professional
(other than an Ordinary Course Professional) or other Person or Creditor that fails timely to file a Fee Application for final allowance of compensation and reimbursement of expenses shall be forever barred from asserting such Claims against the Debtors or the Reorganized Corporations, and the Debtors and the Reorganized Corporations shall be discharged from such Claims, and neither the Debtors nor the Reorganized Corporations shall be obligated to pay such Claims; provided, that, in any event, any Professional or other Person that is subject to the Ordinary Course Professionals' Compensation Order or other order of the Bankruptcy Court may continue to receive payments as provided therein for services rendered and expenses incurred. Objections to Fee Applications, if any, shall be filed and served on Counsel for the Reorganized Corporations, the Bank Group, the Creditors' Committee, the Unofficial Committee and the Office of the U.S. Trustee, and the requesting Person no later than seventy-five days after the Effective Date. Final allowance of such Fee Claims shall be subject to approval by the Court following a hearing. The Court shall retain jurisdiction to determine such fee requests, and the right to extend or change
the timetables established herein.    25.    Notwithstanding
anything herein to the contrary, counsel for the Debtors shall not be required to file any applications for allowance of fees and reimbursement of expenses for services rendered to YON after
(a) the date which is the Effective Date and (b) through the Yonkers Effective Date. YON or the Reorganized Corporations shall be authorized to pay any such fees and reimburse any such expenses in the ordinary course of its or their business.
                                         26.    Except as
otherwise provided herein or as otherwise ordered by the Court, any objection to any Claim, all Claims objections shall be Filed and served on the applicable claimant no later than the Effective Date, or in the case of Yonkers, the Yonkers Effective Date, or, if a Claim is permitted to be Filed thereafter, within thirty (30) days after such Claim has been Filed. Any Claim which is (a) Allowed under the terms of this Plan or pursuant to an Order of the Bankruptcy Court prior to the Effective Date, or with respect to YON, the Yonkers Effective Date or (b) not the subject of a Claim objection pending before the Bankruptcy Court by the Effective Date, or in the case of YON, the Yonkers Effective Date, shall be deemed Allowed for all purposes. After the Effective Date, or in the case of YON, the Yonkers Effective Date, and pursuant to the provisions of the Bankruptcy Code, the Reorganized Corporations may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.
                                        27.
                                      28.    (a)   Pursuant to
Section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security, or the making, delivery, filing, or recording of any instrument of transfer, under the Plan shall not be taxed under any law imposing a recording tax, stamp tax, transfer tax, or similar tax.
                                (b)   Without limiting the
generality of subparagraph (a) of this paragraph, the making, delivery, filing, or recording at any time of any deed, bill of sale, mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, memorandum of lease, notice of lease, assignment, leasehold assignment, security agreement, financing statement, or other instrument of absolute or collateral transfer required by, or deemed necessary or desirable by the Debtors or Reorganized Corporations, with respect to any of the transactions contemplated by the Plan, including, without limitation, any mortgage with respect to the Union Square Property or the Yonkers Property, shall not be so taxed.
                                                         (c) All
filing or recording officers, wherever located and by whomever appointed, are hereby directed to accept for filing or recording, and to file or record immediately upon presentation thereof, all such deeds, bills of sale, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, memoranda of lease, notices of lease, assignments, leasehold assignments, security agreements, financing statements, and other instruments of absolute or collateral transfer without payment of any recording tax, stamp tax, transfer tax, or similar tax imposed by federal, state or local law. Notice in the form annexed to this Confirmation Order as Exhibit C, (i) shall have the effect of an order of the Court, (ii) shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers, and (iii) shall be a recordable instrument notwithstanding any contrary provisions of nonbankruptcy law. This Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.
               29.    To the extent, if any, that they
constitute "securities," the issuance and distribution of the
(i) Tax Notes, (ii) New Notes, (iii) CAP Notes, (iv) Cure Notes,
(v) New Warrants or (vi) the New Common Stock, have been duly authorized, and when issued as provided in the Plan, will be validly issued, fully paid and nonassessable. The offer and sale of the foregoing is in exchange for Claims, or principally in exchange for Claims and partly for cash or property, within the meaning of Section 1145(a)(1) of the Bankruptcy Code. In addition, under Section 1145 of the Bankruptcy Code, to the extent, if any, that the above-listed items constitute "securities," (I) the offering of such items is exempt and the issuance and distribution of such items will be exempt from
Section 5 of the Securities Act of 1933 and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities, and (II) all of the above-described items (including, without limitation, any New Common Stock acquired upon the exercise of New Warrants) will be freely tradable by the recipients thereof, subject to the provisions of Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(11) of the Securities Act of 1933, as amended, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments.
30. Notwithstanding the entry of this Order and the occurrence of the Effective Date, this Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including, without limitation,
jurisdiction to:    (a)    Determine the allowability of Claims
and Interests upon objection to such Claims or Interests by a Debtor, the Reorganized Debtors, other successors to any of the Debtors, or any other party in interest and the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances;
                       (b)    Determine tax liability pursuant
to section 505 of the Bankruptcy Code;
                    (c)    Approve, pursuant to section 365 of
the Bankruptcy Code, all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtors, including, without limitation, assumption and assignment of the Union
Square Property;                        (d)    Determine
requests for payment of administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto under section
330 of the Bankruptcy Code;                             (e)
Resolve controversies and disputes regarding this Plan or its
interpretation and to enforce the terms of this Order;       (f)
  Implement the provisions of this Plan and entry of Orders in aid of confirmation and consummation of this Plan, subject to Paragraph 23 of that certain Order dated December 22, 1997, including, without limitation, appropriate Orders to protect the Debtors and their successors from actions by creditors and/or Interest holders of the Debtors or any of them and resolving disputes and controversies regarding property of the Estates and the Reorganized Corporations that is subject to restructuring negotiations on and after the Confirmation Date;
(g)    Modify the Plan pursuant to section 1127 of the
Bankruptcy Code;
         (h) Adjudicate any causes of action that arose prior to the Confirmation Date or in connection with the implementation of this Plan, including avoidance actions, brought by a Debtor, Reorganized Corporation, other successors of any of the Debtors as the representative of the Debtors' Estates or a party in interest (as a representative of any
Debtor's Estate); and     (i)    Enter a Final Order closing the
Chapter 11 Cases.       31.    All Persons holding Claims or
Interests which are dealt with under the Plan are hereby directed in accordance with the terms of the Plan to execute, deliver, file, or record any document, and to take any action necessary to implement, effectuate and consummate the Plan in accordance with its terms, and all such entities shall be bound by the terms and provisions of all documents to be executed by them in connection with the Plan.
                          32.    In the event of any conflict or
inconsistency between the terms of (a) the Plan, (b) this Confirmation Order, and (c) the Disclosure Statement, the terms of this Confirmation Order shall control; provided, however, that if the terms of the Plan or the Confirmation Order (i) do not expressly resolve the issue under consideration, or (ii) are ambiguous with regard to such issue, the Reorganized Corporations or other parties-in-interest, on such notice as may be appropriate, may seek such relief from this Court as may be
necessary.                                       33.    To the
extent provided by the Plan, the Debtors shall continue to exist on and after the Effective Date, or in the case of YON, the Yonkers Effective Date, as the Reorganized Corporations, with all the rights and powers of such corporations under applicable law. Except as otherwise provided in the Plan or in that certain Order of this Court dated December 22, 1997, on or after the Effective Date, or in the case of YON, the Yonkers Effective Date, any and all assets and properties of the estates, and any and all assets and properties acquired by the Debtors or the Reorganized Corporations under any provision of the Plan, shall vest in the Reorganized Corporations, free and clear of any and all Claims, Liens, charges or other encumbrances. Except as otherwise provided by the Plan on and after the Effective Date, or in the case of YON, the Yonkers Effective Date, the Reorganized Corporations may operate their businesses and may use, acquire and dispose of assets and properties and compromise or settle any claims against it without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan, this Order, any other agreement to which the applicable Reorganized Corporation is a party and which survives the Effective Date (or in the case of YON, the Yonkers Effective
Date), or applicable law. Without limiting the foregoing, the Reorganized Corporations may pay the charges that it incurs after the Effective Date, or in the case of YON, the Yonkers Effective Date, for professional fees, disbursements, expenses or related support services without application to the
Bankruptcy Court.  34.    On the Effective Date, the Creditors'
Committee shall be deemed dissolved and the members of the Creditors' Committee shall be deemed released and discharged from all rights and duties arising from or related to the Chapter 11 Cases. The Professionals retained by the Creditors' Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed after the Effective Date pursuant to Section 12.07(b) of the Plan.
  35. Pursuant to Section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, or in the case of YON, the occurrence of the Yonkers Effective Date, and except as expressly provided in the Plan or this Confirmation Order, the provisions of the Plan (including the Exhibits to, and all documents and agreements executed pursuant to, the Plan) and this Confirmation Order shall be binding upon (a) the Debtors,
(b) the Reorganized Corporations, (c) all holders of Claims against or Interests in the Debtors, whether or not impaired under the Plan and whether or not, if impaired, such holders accepted the Plan, (d) each Person acquiring property under the Plan, (e) any other party in interest, (f) any Person making an appearance in the Chapter 11 Cases, and (g) each of the foregoing 's respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries or guardians.
                       36.    The Debtors are authorized and
empowered (a) to execute, deliver, modify (to the extent such modification does not materially and adversely affect the rights of another Person unless the Debtor or Debtors, as the case may be, obtains the written consent of such Person) and/or file all Exhibits to the Plan, documents and agreements introduced into evidence at the Confirmation Hearing (including all exhibits and attachments thereto) and any and all other documents and agreements necessary to consummate and implement the Plan and
(b) to perform any and all corporate acts and/or actions in
implementing the Plan.     37.    If this Confirmation Order is
vacated because, inter alia, the Effective Date does not occur, then (a) the Plan, and (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void in all respects. In such event, nothing contained in the Plan or this Confirmation Order, and no acts taken in preparation for consummation of the Plan, shall (w) constitute a waiver or release of any Claims by or against any of the Debtors or any other Person, (x) prejudice in any manner the rights of the Debtors or any other Person, (y) constitute an admission of any sort by any of the Debtors or any other Person, or (z) be construed as a finding of fact or conclusion of law with respect
thereto.                        38.    Notwithstanding anything
to the contrary contained in the Plan or herein, the Plan shall not affect, nor constitute a release, discharge or waiver of, any rights of Senpike Mall Company ("Senpike") relative to (a) the lease dated on or about June 30, 1980, as amended, of nonresidential real property located at the Riverside Mall, Utica, New York (the "Senpike Lease") and (b) the Payment Agreement dated on or about September 1, 1994 between Senpike and BSI (the "Payment Agreement"), to (i) offset any mutual debt owing by Senpike to BSI or Reorganized BSI under the Senpike Lease or the Payment Agreement pursuant to Sections 553 and 506 of the Bankruptcy Code; (ii) assert rights of recoupment against BSI or Reorganized BSI in accordance with applicable law with respect to matters pertaining to the Senpike Lease and the Payment Agreement; or (iii) exercise any such offsets or rights of recoupment; all such rights, debts, and claims, if any, are specifically preserved and reserved notwithstanding any release, discharge, satisfaction, or settlement under the Plan or this Order, and Senpike's claims and liens, if any, shall survive confirmation of the Plan. This Court retains jurisdiction with respect to the foregoing and any disputes which may arise between Senpike and BSI or the Reorganized Corporations with respect thereto. The parties reserve all of their rights with respect to Senpike's Motion dated November 5, 1998 seeking an Order terminating the automatic stay.
                               39.    This Order is and shall be
deemed to be a separate Order with respect to each of the Debtors for all purposes. The Clerk of the Bankruptcy Court is directed to file and docket this Order in the Chapter 11 Case of
each of the Debtors.                  40.    The failure
specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.
                                       41.    This Order
(without Exhibit A) shall be served as soon as reasonably practical after the date hereof, by first class mail, upon (a) the United States Trustee, and (b) all Persons who were mailed copies of the Disclosure Statement pursuant to the Solicitation Procedures Order. As soon as reasonably practical after the date hereof, the Debtors shall cause to be published one time in the New York Times (national edition) and the Boston Globe a notice of entry of this Confirmation Order. Dated: New
York, New York
November 18, 1998




UNITED STATES
BANKRUPTCY COURT                         Exhibit 2.2
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -x
In re :
Chapter 11 BRADLEES STORES, INC., et al.,
Case Nos. 95 B 42777
through 95 B 42784 (BRL)
Debtors.		:
(Jointly Administered) - - - - - - - - - - - - - - - - - - - -x

FIRST AMENDED AND MODIFIED JOINT PLAN OF
REORGANIZATION OF BRADLEES STORES, INC.
AND AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Stuart Hirshfield (SH-0099)
Sandor E. Schick (SS-4991)
Hugh M. McDonald (HM-2667)
Marc Hirschfield (MH-1537)
DEWEY BALLANTINE LLP
1301 Avenue of the Americas
New York, New York 10019-6092
(212) 259-8000

Attorneys for Bradlees Stores, Inc., New Horizons of Yonkers, Inc., Bradlees, Inc., Bradlees Administrative Co., Inc., Dostra Realty Co., Inc., Maximedia Services, Inc., New Horizons of Bruckner, Inc. and New Horizons of Westbury, Inc., Debtors and Debtors-in-Possession

Dated:   New York, New York
        November 17, 1998

INTRODUCTION
Bradlees Stores, Inc. ("BSI"), a Massachusetts corporation, together with its affiliated debtors, Bradlees, Inc. ("BI"), a Massachusetts corporation, Bradlees Administrative Co., Inc. ("BAC"), a Massachusetts corporation, Maximedia Services, Inc. ("MAX"), a Delaware corporation, Dostra Realty Co., Inc. ("DOS"), a Delaware corporation, New Horizons of Yonkers, Inc. ("YON"), a Delaware corporation, New Horizons of Bruckner, Inc. ("BRU"), a Delaware corporation, and New Horizons of Westbury, Inc. ("WES"), a Delaware corporation (collectively, "Bradlees" or the "Debtors"), as debtors and debtors-in-possession in the above-captioned Chapter 11 cases, hereby propose the following first amended and modified joint plan of reorganization (the "Plan") pursuant to section 1121(a) of title 11 of the United States Code. Reference is made to the Debtors' Disclosure Statement (as defined herein) for a discussion of the Debtors' history, businesses, properties, results of operations, projections for future operations, a summary and analysis of the Plan and other related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code (as defined herein). These reorganization cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the United States Bankruptcy Court for the Southern District of New York. This Plan does not contemplate the substantive consolidation of any of the Debtors for any purpose, including voting or distribution purposes. Certain of the Debtors will be dissolved or merged (or combined in another form of transaction) with another Debtor as a means of implementing this Plan. For voting and distribution purposes, the Plan contemplates separate classes for each Debtor. The cash and reorganization securities of the Debtors, as reorganized, will be distributed to the claimants and equity interest holders in each of the classes of each of the Debtors, as set forth herein.
                        Under section 1125(b) of the Bankruptcy
Code, a vote to accept or reject the Plan cannot be solicited from a holder of a claim or interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court (as defined herein) and distributed to holders of claims and interests. ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THE PLAN AND THE RELATED DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR TO REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN THE PLAN, THE DEBTORS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN PRIOR TO ITS SUBSTANTIAL
CONSUMMATION.                                Article I

DEFINITIONS, RULES OF
INTERPRETATION AND
CONSTRUCTION                                  A. Scope of
Definitions.                                         Except as
expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings assigned to them in this Article I. Any term used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.
                                                  B.
Definitions.
Section 1.01 "Additional Quarterly Distribution"
means a Distribution on a Quarterly Distribution Date to each holder of Allowed Claims, as the case may be, from the Disputed Claims Reserve for such holder's Class of Claims.
Section 1.02 "Adequate Protection Payments"
means the payments made by the Debtors to the Bank Group pursuant to the Agreed Order Regarding Adequate Protection of the Senior Bank Group's Interests and Related Relief, dated October 24, 1995.
       Section 1.03 "Administrative Claim"
      means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the business of the Debtors (including, without limitation, wages, salaries, commissions for services and payments for inventories, leased equipment and premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. '' 1911-1930; and (d) Allowed Reclamation Claims.
                                  Section 1.04 "Affiliates"
                                 shall have the meaning given
such term by section 101(2) of the Bankruptcy Code.
                                 Section 1.05 "Allowed"
                                means, with respect to a Claim
or Interest, to the extent such Claim or Interest is either:
(a) scheduled by a Debtor pursuant to the Bankruptcy Code and Bankruptcy Rules in a liquidated amount and that is not listed as contingent, unliquidated or disputed; or (b) proof of which has been timely Filed, or deemed timely Filed under applicable law or order of the Court, with the Court pursuant to the Bankruptcy Code, the Bankruptcy Rules and any applicable orders of the Court, or late Filed with leave of the Court after notice and a hearing; and which: (i) has not been objected to within the period fixed by the Bankruptcy Code, the Bankruptcy Rules and applicable orders of the Court; (ii) has otherwise been allowed by a Final Order or as set forth in this Plan. An Allowed Claim: (A) includes a Disputed Claim to the extent such Disputed Claim becomes allowed after the Effective Date in the manner described in section (b)(ii) of this Section, when the context so requires; and (B) shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by order of the Bankruptcy Court, "Allowed Claim," shall not, for purposes of distributions under the Plan, include (x) for Prepetition Claims, interest on such Claim or Claims accruing from or after the Petition Date, (y) punitive or exemplary damages or (z) any fine, penalty or forfeiture.
Section 1.06 "Allowed Administrative Claim"
means an Administrative Claim to the extent it is Allowed.
Section 1.07 "Allowed Claim"
means a Claim to the extent it is Allowed.
Section 1.08 "Allowed Convenience Claim"
means a Convenience Claim to the extent it is Allowed.
Section 1.09 "Allowed Intercompany Claim"
means an Intercompany Claim to the extent it is Allowed.
Section 1.10 "Allowed Priority Claim"
means a Priority Claim to the extent it is Allowed.
Section 1.11 "Allowed Reclamation Claim"
means a Claim arising under section 546(c)(2) of the Bankruptcy Code which has become Allowed pursuant to the Bankruptcy Court Order dated November 12, 1996.
Section 1.12  "Amended By-Laws"
means the Amended and Restated By-laws of Reorganized BI and Reorganized BSI, a copy of each of which shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date as Exhibit A hereto.
Section 1.13 "Amended Certificate of Incorporation"
means the Amended and Restated Certificate of Incorporation of Reorganized BI and Reorganized BSI, a copy of each of which shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date as Exhibit B hereto.
      Section 1.14 "Available Unclaimed Property"
     means Unclaimed Property that is unclaimed on the second anniversary of the date of Distribution of such property (together with any interest thereon and proceeds thereof).
Section 1.15 "Ballot"
means the ballot distributed to a holder of a Claim on which ballot such holder of a Claim may, inter alia, (a) vote for or against the Plan; and (b) to the extent that such holder holds a General Unsecured Claim, elect to have its General Unsecured Claim treated as a Convenience Claim in the relevant Class.
Section 1.16 "Bank Documents"
means the Credit Agreement among Bradlees, Inc., Various Lending Institutions and Bankers Trust Company, as Agent, dated as of March 3, 1993, as amended, pursuant to which the Debtors maintained a revolving credit facility.
Section 1.17 "Bank Group"
means Bankers Trust Company, as Agent, and the banks identified as "Banks" in the Bank Documents and their successors and assigns, including, without limitation, Gabriel Capital, L.P.
Section 1.18 "Bank Group Claim"
means the Claim of the Bank Group, which arises under the Bank Documents against each and every Debtor.
Section 1.19  "Bankruptcy Code"
means the Bankruptcy Reform Act of 1978, as amended and codified at title 11 of the United States Code, 11 U.S.C. '' 101 et seq.
Section 1.20 "Bankruptcy Court"
means the United States Bankruptcy Court for the Southern District of New York which has jurisdiction over the Chapter 11 Cases.
Section 1.21 "Bankruptcy Rules"
means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases, and the Local Rules of the Bankruptcy Court.
  Section 1.22 "Bonds"
 means the (i) 11% Senior Subordinated Notes due August 1, 2002 in the original principal amount of $125,000,000 and (ii) 9-1/4% Senior Subordinated Notes due March 3, 2003 in the original principal amount of $100,000,000.
Section 1.23 "Bond Claims"
means the claims arising under the Bonds.
Section 1.24 "Bond Indenture Trustee"
means State Street Bank and Trust Company as the Indenture Trustee under certain indentures acting on behalf of Bonds.
Section 1.25 "Bruckner Escrow Funds"
means the funds held in escrow from the sale of the property formerly owned by BRU pursuant to the Bankruptcy Court Order dated January 7, 1998.
Section 1.26 "Bruckner Fraction"
means the fraction, the numerator of which shall be the amount of BRU-GEN Claims and the denominator of which shall be the sum of the amount of (a) BRU-BANK Claims, (b) BRU-SPE Claims and (c) BRU-GEN Claims.
Section 1.27  "BTM"
means BTM Capital Corporation f/k/a BOT Financial Corporation.
Section 1.28 "BTM Stipulation"
means the Settlement Stipulation dated June 4, 1996, approved by Bankruptcy Court Order dated June 25, 1996, among BSI, BI and BTM.
Section 1.29  "Business Day"
means any day on which commercial banks are open for business in New York, New York.
Section 1.30 "Cap Notes"
means the new notes of Reorganized BSI described in Section 4.03 hereof, issued on and after the Effective Date and distributed in the manner provided in this Plan to holders of Capital Lease Claims.
Section 1.31 "Capital Lease"
means any putative lease of equipment in which any of the Debtors has a financial interest and regarding which the Court has entered an Order holding, or with which the putative lessor is in agreement, that such putative lease constitutes a financing transaction.
        Section 1.32 "Cash"
       means cash and cash equivalents.
     Section 1.33 "Cash Distributions"
     means a Distribution of Cash.
   Section 1.34 "Chapter 11 Cases"
   means case numbers 95 B 42777 through 95 B 42784 (BRL), inclusive, commenced by the Debtors under Chapter 11 of the Bankruptcy Code on the Petition Date in the Bankruptcy Court, and styled "In re Bradlees Stores, Inc., et al., Debtors."
   Section 1.35 "Claim"
   means (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
Section 1.36 "Class"
means a category of holders of Claims or Interests as described in Article II.
Section 1.37 "Class [___] Claim"
Section 1.38
means a Claim in the particular Class of Claims identified and described in Article III.
Section 1.39
Section 1.40
Section 1.41
Section 1.42
Section 1.43
Section 1.44
Section 1.45
Section 1.46 "Combination Transaction"
means a consolidation, merger, contribution of assets or other transaction in which a Combining Debtor merges with or transfers substantially all of its assets and liabilities to Reorganized BSI or an affiliated corporation on or about the Effective Date, as set forth in the Disclosure Statement.
Section 1.47 "Combining Debtors"
means the Debtors shown as entering into a Combination Transaction in Exhibit 3 to the Disclosure Statement.
Section 1.48 "Confirmation Date"
means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.
Section 1.49 "Confirmation Order"
means the order, entered by the Bankruptcy Court, confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.
Section 1.50 "Consummation Costs"
means all Cash Distributions required to be made under, or to give effect to, this Plan on or about the Effective Date other than Cash Distributions made to holders of the Bank Group Claim, SPE Claims, BRU-Gen Claims, BSI-Gen Claims, and WES-Gen Claims.
Section 1.51 "Consummation Funds"
shall mean: (i) the Westbury Escrow Funds, (ii) the Bruckner Escrow Funds, and (iii) Tax Refund proceeds.
Section 1.52 "Convenience Claim"
means a Claim against BSI that would otherwise be classified as a Class BSI-GEN Claim that is asserted in the amount of $500 or less or that is more than $500, if the holder has elected on the Ballot, within the time fixed by the Bankruptcy Court for completing and returning such Ballot, to accept $500 in Cash in full satisfaction, discharge and release of such Claim.
Section 1.53 "Court"
shall have the same meaning as Bankruptcy Court.
Section 1.54 "Creditor"
means any Person that has a Claim.
Section 1.55 "Creditors' Committee"
means the Official Committee of Unsecured Creditors originally appointed by the United States Trustee on July 6, 1995 pursuant to Bankruptcy Code section 1102.
Section 1.56 "Cure Notes"
means the new notes of Reorganized BSI described in Section 4.04 hereof, issued on and after the Effective Date and distributed in the manner provided in this Plan.
  Section 1.57 "Cure Payments"
  means the payment in Cash or with a Cure Note with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, of an amount equal to all matured but unpaid monetary obligations, without interest, under such executory contract or unexpired lease to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.
    Section 1.58 "D&O Insurance"
   means the officers and directors insurance maintained by the Debtors which covers the Debtors' officers and directors.
Section 1.59 "Debtor"
means one of the Debtors.
Section 1.60 "Debtors"
refers collectively to Bradlees Stores, Inc., New Horizons of Yonkers, Inc., Bradlees, Inc., Bradlees Administrative Co., Inc., Dostra Realty Co., Inc., Maximedia Services, Inc., New Horizons of Bruckner, Inc., and New Horizons of Westbury, Inc., debtors-in-possession in the Chapter 11 Cases.
Section 1.61 "DIP Agreement" or "DIP Facility"
means the Revolving Credit and Guaranty Agreement, dated as of December 23, 1997, as approved by order of the Bankruptcy Court dated December 22, 1997, among BSI (as borrower), BI, BAC and the subsidiaries of BSI (as guarantors), BankBoston, N.A. (as Administrative Agent and as Issuing Bank), BankBoston Retail Finance, Inc., (as Agent), The CIT Group/Business Credit, Inc. and Congress Financial Corporation (New England) (each as Co-Agent) and those entities identified as "Lenders" therein and their respective successors and assigns.
Section 1.62 "DIP Claims"
means all Claims arising under the DIP Agreement, including Claims against BSI and Claims arising under the guarantees issued by each of the other Debtors.
    Section 1.63 "Disbursing Agent"
   means Reorganized BSI or such other person, which shall be duly bonded at all times, as may be retained by Reorganized BSI with approval of the Bankruptcy Court to hold and distribute the Distributions and such other property as may be required by the Bankruptcy Court.
Section 1.64 "Disclosure Statement"
means the written disclosure statement, dated October 2, 1998, that relates to the Plan, as amended, supplemented or modified from time to time, and as approved by the Bankruptcy Court under section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.
Section 1.65 "Disclosure Statement Order"
means the order of the Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code.
Section 1.66 "Disputed Administrative Claims"
means any Administrative Claims as to which the Debtors or any other party in interest has interposed an objection in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order. Section 1.67 "Disputed Claim"
      means (a) if no proof of Claim has been timely Filed or deemed timely Filed under applicable law or order of the Court, a Claim that has been listed on a Debtor's Schedules of Liabilities as other than disputed, contingent or unliquidated, but as to which no later than the Effective Date an objection has been Filed; or (b) if a proof of Claim has been Filed or deemed timely Filed under applicable law or order of the Court, a Proof of Claim as to which an objection has been timely Filed and has not been (i) withdrawn, (ii) overruled or denied by a Final Order or (iii) granted in whole by a Final Order. For the purposes of the Plan, a Claim shall be considered a Disputed Claim only if, unless otherwise ordered by the Bankruptcy Court, an objection has been Filed with respect to such Claim no later than the Effective Date or if a Claim is permitted to be Filed thereafter, no later than thirty days after such Claim has been Filed. For purposes of this Plan, a Disputed Claim means only that portion of a Claim which is Disputed (i.e., only to the extent of the difference between the amount asserted in the Proof of Claim and the amount admitted by the Debtors as constituting an Allowed Claim in their objection). The portion of a Claim that is not in dispute pursuant to a timely Filed objection shall be an Allowed Claim and paid upon the Initial Distribution Date pursuant to the Plan. Section 1.68 "Disputed
Claims Reserve"                           means a reserve of
Cash or Reorganization Securities for the relevant Class, established herein for, inter alia, the payment of (a) Disputed Claims that become Allowed Claims after the Effective Date, and
(b) Additional Quarterly Distributions to holders of previously Allowed Claims, which shall be held in trust for the benefit of the holders of the above-referenced types of Claims and shall not constitute property of the Debtors' estates or the
Reorganized Corporations.                       Section 1.69
"Distribution"                                     means the
distribution in accordance with this Plan of: (a) Cash, or (b) Reorganization Securities, as the case may be.
Section 1.70 "Distribution Address"
means the address set forth in the relevant proof of claim, as such address may have been updated pursuant to Bankruptcy Rule 2002(g). If no proof of claim is Filed in respect of a particular Claim, such defined term means the address set forth in the relevant Debtor's Schedules, as such address may have been updated pursuant to Bankruptcy Rule 2002(g).
   Section 1.71  "Effective Date"
  means a Business Day selected by the Debtors which is no later than the first Business Day after the later of (a) sixty (60) days after the Confirmation Order is entered by the Bankruptcy Court, or (b) the first day of the first fiscal year of the Reorganized Debtors after the Confirmation Order is entered; provided, however, that no stay of the Confirmation Order is then in effect. The Effective Date may be extended by the Debtors, upon notice to and subject to the unanimous consent of the Creditors' Committee, the Bank Group and the Unofficial Committee, without leave or order of the Bankruptcy Court and without any other action, or by order of the Bankruptcy Court, if such consent is not obtained.
 Section 1.72 "Estate"
means, as to each Debtor, the estate of such Debtor in its Chapter 11 Case created by section 541 of the Bankruptcy Code upon the commencement of such Chapter 11 Case.
Section 1.73  "Exhibit"
means an exhibit to either this Plan or the Disclosure
Statement.
          Section 1.74 "Exhibit Filing Date"
         means the last date by which forms of the Exhibits to the Plan shall be Filed with the Court, which date shall be as specified in this Plan for each such Exhibit, but in any event, or where no such date is specified, no later than thirty days after the Confirmation Date.
         Section 1.75 "Face Amount"
        means (a) with respect to any Claim for which a proof of claim is Filed, an amount equal to: (i) the liquidated amount, if any, set forth therein; and/or (ii) any other amount estimated by the Court in accordance with section 502(c) of the Bankruptcy Code and the relevant provisions of this Plan; or (b) if no proof of claim is Filed and such Claim is scheduled in the relevant Debtor's Schedules, the amount of the Claim scheduled as undisputed, noncontingent and liquidated.
 Section 1.76 "Federal Priority Tax Claim"
means a Claim of the United States of America that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.
Section 1.77 "File" or "Filed"
means filed with the Bankruptcy Court in the Chapter 11 Cases.
Section 1.78 "Final Order"
means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof), the time to appeal or seek review or rehearing has expired and as to which no appeal or review or rehearing that was Filed is pending.
Section 1.79 "Fractional Shares"
means the fractions of New Common Stock or New Warrants not Distributed pursuant to Section 7.09(d) hereof.
Section 1.80 "GAAP"
means generally accepted accounting principles.
Section 1.81 "General Unsecured Claim"
shall have the same meaning as Unsecured Claim.
Section 1.82 "Indenture"
means an agreement to which BI is a party and under which the
Bonds were issued.
Section 1.83 "Indenture Trustee"
means the entity appointed by Reorganized BSI (which is reasonably acceptable to the holders of the Bank Group Claims) which shall (a) serve as indenture trustee with respect to the New Notes and (b) hold all liens with respect to the Post-Effective Date Collateral pursuant to Section 4.02 hereof.
Section 1.84 "Initial Distribution Date"
means the applicable date or dates on which initial Distributions are made under this Plan, which shall be the Effective Date or, as soon thereafter as practicable, but in any event no more than thirty (30) days after the Effective Date.
                 Section 1.85 "Intercompany Claim"
                means the Claim of BI against BSI. The amount of the Intercompany Claim, as allowed pursuant to the provisions of this Plan, gives effect to a previously made (subject to confirmation of the Plan) capital contribution by BI to BSI in an amount equal to $160,181,000. As is set forth in Section
6.05 hereof and after giving effect to BI's capital contribution to BSI, the amount of the Intercompany Claim shall be Allowed, with prejudice and without defense, in the amount of $96.0 million for purposes of this Plan, subject to the entry of the Confirmation Order and the occurrence of the Effective Date.
                      Section 1.86 "Interest"
                     means (a) share in a corporation, whether
or not transferable or denominated "stock," or similar security;
(b) interest of a limited partner in a limited partnership; (c) warrant or right, other than a right to convert, to purchase, sell or subscribe to a share, security or interest of a kind specified in subparagraphs (a) and (b) of this paragraph; or (d) interest of a general partner in a limited or general
partnership.             Section 1.87 "IRS"
                        means the Internal Revenue Service.
                    Section 1.88 "M&R"
                   means M&R Heating and Air Conditioning
Services, Inc. For purposes of this Plan, M&R shall have an Allowed BSI-MEC Claim in the amount of $4,750.00 and an Allowed BSI-GEN Claim in the amount of $3,950.00.
                  Section 1.89 "Majority Banks"
                 means Gabriel Management, in its capacity as a
holder of the Bank Group Claim.
                 Section 1.90  "Net Proceeds"
                means the proceeds from the sale of a property which is part of the estate of any Debtor minus the Debtors' costs of selling such property.
                    Section 1.91 "New Common Stock"
                   means the shares of common stock of
Reorganized BI provided for under the Plan and authorized under the Amended Certificate of Incorporation of such Reorganized
Corporation.                 Section 1.92  "New Credit Facility"
                             means the new Credit Agreement
among Reorganized BSI and BankBoston, N.A., as Agent for itself and the other financial institutions signatory thereto, pursuant to which the revolving credit facility as described in Section
7.19 hereof will be offered to Reorganized BSI.
                 Section 1.93  "New Credit Facility Agent"
                 means the entity designated as the "agent"
under the New Credit Facility.
                    Section 1.94 "New Credit Facility Notes"
                    means the new notes of Reorganized BSI
described in Section 7.19 hereof, issued on and after the Effective Date and distributed in the manner provided in the New
Credit Facility.                  Section 1.95 "New Notes"
                                 means the new notes of
Reorganized BSI described in Section 4.02 hereof, issued on and after the Effective Date and distributed in the manner provided
in this Plan.                              Section 1.96 "New
Warrants"                                      means the new
warrants of Reorganized BI described in Section 4.05 hereof, issued on and after the Effective Date and distributed in the
manner provided in this Plan.                Section 1.97 "Old
Common Stock of [___]"                         means, when used
with reference to a particular Debtor or Debtors, the common stock issued by such Debtor or Debtors and outstanding
immediately prior to the Effective Date.         Section 1.98
"Ordinary Course Professionals' Compensation Order" means the Bankruptcy Court Order dated December 21, 1995 authorizing the Debtors to retain and compensate Ordinary Course Professionals
(as defined in such Order).                        Section 1.99
"Other Priority Claim"                              means any
Claim, other than a Priority Tax Claim or an Administrative Claim, asserted against the Debtors, which Claim is accorded priority under subsection 507(a) of the Bankruptcy Code.
                                              Section 1.100
"Other Priority Tax Claim"                         means a
Claim, other than a Federal Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.
Section 1.101 "Paying Agent"
means the Disbursing Agent, any indenture trustee, stock transfer agents, agents contractually authorized and/or obligated to make Distributions to certain claimants and similar intermediaries and agents participating in making or conveying Distributions as required by the Plan, each of whom shall be duly bonded at all times.
                 Section 1.102 "Person"
                 means an individual, corporation, partnership,
joint venture, association, joint stock company, trust, estate, unincorporated organization, government (or agency or political subdivision thereof) or other entity.
           Section 1.103 "Petition Date"
           means June 23, 1995, the date on which each of the Debtors filed its voluntary petition for reorganization, thereby commencing the Chapter 11 Cases.
              Section 1.104 "Plan"
             means this Chapter 11 plan of reorganization, either in its present form or as it may be altered, amended or modified by the Debtors from time to time.
             Section 1.105 "Post-Effective Date Collateral"
            means assets as to which the Indenture Trustee shall be granted a first priority security interest to secure the obligations of Reorganized BSI under the New Notes.
            Section 1.106 "Prepetition Claim"
           means any Allowed Claim against any of the Debtors arising on or prior to the Petition Date.
            Section 1.107 "Primary Obligor"
           means a Debtor against whom a Claim has been asserted in respect of which a Secondary Liability Claim is also asserted against another Debtor.
   Section 1.108 "Priority Claim"
  means any Claim, if Allowed, which is entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than:
(a) an Administrative Claim; or (b) a Tax Claim.
Section 1.109 "Priority Tax Claim"
means any Claim, if Allowed, asserted against the Debtors, which Claim is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code, other than a Federal Priority Tax Claim.
Section 1.110 "Professional Fees"
means a Claim of a professional retained in the Chapter 11 Cases pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise, for compensation or reimbursement of costs and expenses relating to services incurred during the period from the Petition Date through and including the Effective Date, pursuant to sections 330, 331 or 503(b) of the Bankruptcy Code, and unpaid as of the Effective Date.
          Section 1.111 "Pro Rata" means (a) with regard to a Claim asserted in a particular Class, a proportionate share, so that the ratio of the Distribution on account of an Allowed Claim is the same as the ratio of the amount of the Distribution on account of all of the Allowed Claims and Disputed Claims in the Class of which the Allowed Claim is a member to the total amount of all of the Allowed Claims in such Class and (b) with regard to Classes of Claims, a ratio equal to the amount available for Distribution to such Classes divided by the amount equal to the sum of Allowed Claims and Disputed Claims in such
class.        Section 1.112 "Ratable" or "Ratable Share"
               means a number (expressed as a percentage) equal to the proportion that an Allowed Claim in a particular Class bears to the aggregate amount or number of: (a) Allowed Claims plus (b) Disputed Claims (in their aggregate Face Amount) in such Class as of the date of determination.
              Section 1.113 "Record Date"
              means the date which is five Business Days
following entry of the Confirmation Order.
                  Section 1.114 "Reinstated"
                  means leaving unaltered the legal, equitable
and contractual rights to which a Claim entitles the holder of such Claim, in accordance with section 1124 of the Bankruptcy Code, including: (a) curing all prepetition and postpetition defaults other than defaults relating to the insolvency or financial condition of a Debtor or its status as a debtor under the Bankruptcy Code; (b) reinstating the maturity date of the Claim; and (c) compensating the holder of such Claim for damages incurred as a result of its reasonable reliance on a provision allowing the Claim's acceleration.
                     Section 1.115  "Reorganized Corporation"
                     means each Debtor or its successor
corporation, on and after the Effective Date, as reorganized
pursuant to the Plan.           Section 1.116 "Reorganization
Securities"                        means, collectively:  (a) Tax
Notes, (b) New Notes, (c) CAP Notes, (d) New Warrants, (e) Cure Notes and (f) New Common Stock. The form of certain Reorganization Securities are annexed hereto as Exhibit H.
                                           Section 1.117
"Reorganized [_____]"                             means, when
used with reference to a particular Debtor, such Debtor on and
after the Effective Date.                     Section 1.118
"Required Prepayments"                            means that
portion of the Net Proceeds, not to exceed the aggregate amount of $40 million, arising from the sale of the Yonkers Property and/or the Union Square Property prior to the Effective Date, which shall be distributed on the Effective Date to holders of Claims receiving New Notes under the Plan in lieu of a like
amount of New Notes.                              Section 1.119
"Schedules"                                        means the
Schedules of Assets and Liabilities and the Statements of Financial Affairs filed by the Debtors, on October 20, 1995, as subsequently amended, in accordance with section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009.
Section 1.120 "Secondary Liability Claim"
means a Claim (other than (i) an Intercompany Claim, (ii) Bank Group Claim and (iii) SPE Claim) that arises from a Debtor being liable as a guarantor of, or otherwise jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor, including any Claim based upon:
(a) guaranties of payment, collection or performance; (b) indemnity bonds, obligations to indemnify, obligations to hold harmless or for contribution; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements, management contracts or other similar obligations made or given by a Debtor relating to the performance of a Debtor; (e) vicarious liability; or (f) any other joint or several liability that any Debtor may have in respect of any obligation that is the basis
of a Claim.         Section 1.121 "Secured Claim"
                   means a Claim, if Allowed, against any Debtor held by any entity or judgment creditor of such Debtor, to the extent of the value, as determined by the Bankruptcy Court pursuant to subsection 506(a) of the Bankruptcy Code, of any interest in property of the estate securing such Allowed Claim.
                            Section 1.122 "SPE Agent"
                           shall have the meaning which the term
"Agent" is given in the SPE Documents.
                      Section 1.123 "SPE Claims"
                      means Claims arising under the SPE
Documents of the SPE Group.  Section 1.124 "SPE Deficiency
Claim"                              means that Allowed Unsecured
Claim, solely against BSI, arising from the SPE Documents, the SPE Transaction, and the SPE Stipulation held by the SPE Group in an amount equal to $12,732,677 less the amount by which the net proceeds actually distributed to the SPE Group from the sale of the SPE Philadelphia Property exceeds $2,000,000.
          Section 1.125 "SPE Documents"
         means the Credit Agreement among State Street Bank and Trust Company, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee, as Borrower, Various Lending Institutions and Bankers Trust Company, as Agent, dated September 30, 1994, as amended, pursuant to which the SPE Properties were purchased.
                        Section 1.126 "SPE Group"
                       means Bankers Trust Company, as Agent,
and the banks identified as "Banks" in the SPE Documents or their respective successors and assigns.
                       Section 1.127 "SPE Philadelphia Property"
                        means the property located in
Philadelphia, Pennsylvania which was financed pursuant to the
SPE Documents.                    Section 1.128  "SPE
Properties"                                   means together,
the SPE Philadelphia Property and the SPE Providence Property.
                                      Section 1.129 "SPE
Providence Property"                           means the
property located in Providence, Rhode Island, which was financed
pursuant to the SPE Documents.                     Section 1.130
"SPE Stipulation"                                   means that
certain Stipulation and Order, dated March 27, 1998, among the Debtors, the SPE Agent, the SPE Group, State Street (as Owner Trustee) and BRE Funding, Inc. pursuant to which, among other things, (a) the SPE Transaction was recharacterized as a financing transaction, (b) the amount of the SPE Claim was fixed and (c) the Debtors' liability for the State Street Administrative Claim was capped.
Section 1.131 "SPE Transaction"
means the transaction by which the SPE Properties were acquired as provided in the SPE Documents.
Section 1.132 "State Street"
means State Street Bank and Trust Company.
Section 1.133 "State Street Administrative Claim"
means the administrative claim asserted by State Street based upon the SPE Documents, which, pursuant to the SPE Stipulation, is capped at $100,000.
Section 1.134 "Supplemental Bank Group Distribution"
shall have the meaning ascribed to such term in Section
6.01(iii) hereof.
       Section 1.135 "Supplemental BSI-GEN Distribution"
      shall have the meaning ascribed to such term in Section
6.05 hereof.
  Section 1.136 "Tax Claim"
 means Other Priority Tax Claims and Federal Priority Tax Claims. Section 1.137 "Tax Note"
       means a note issued by Reorganized BSI with respect to a particular Tax Claim which has a value equal to the Allowed amount of such Tax Claim payable over the term set forth in section 1129(a)(9)(C) of the Bankruptcy Code, as more particularly described in the Disclosure Statement.
Section 1.138 "Tax Refund"
means the amount which the Debtors received as a refund for the overpayment of their tax obligations. Pursuant to an Order dated April 29, 1996, such amounts are held in escrow by the Debtors. Section 1.139 "Trade Vendors' Collateral Agent"
        means the entity appointed by the Creditors' Committee (which is reasonably acceptable to Reorganized BSI), which shall hold all liens with respect to the Trade Vendors' Lien pursuant to Section 10.02(f) hereof.
        Section 1.140 "Trade Vendors' Lien"
       means any liens granted to the Trade Vendors' Collateral Agent, as of the Effective Date, pursuant to Section 10.02(f) hereof. Section 1.141 "Trust Indenture"
       means the trust indenture referenced in Section 4.02 hereof. Section 1.142 "Unclaimed Property"
       means any Cash and Reorganization Securities unclaimed on or after the applicable Initial Distribution Date or date on which an Additional Quarterly Distribution would have been made in respect of the relevant Allowed Claim. Unclaimed Property shall include: (a) checks (and the funds represented thereby) and Reorganization Securities (i) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address or (ii) not mailed or delivered because no Distribution Address to mail or deliver such property was available, and (b) funds for checks delivered but uncashed.
                           Section 1.143 "Union Square Property"
                            means that certain leasehold
interest owned by BSI, located at 14th Street and Broadway in
New York, New York.                Section 1.144 "Unofficial
Committee"                             means the Unofficial
Committee of Trade Claim Holders formed by Stonington Management Corporation and Anvil Investment Partners. Section 1.145
"Unsecured Claim"                                  means any
Claim that is not an Administrative Claim, Bank Group Claim, Intercompany Claim, Other Priority Claim, Other Priority Tax Claim, Priority Claim, Priority Tax Claim, or Secured Claim.
Section 1.146 "Westbury Escrow Funds"
means the funds held in escrow from the sale of the real property formerly owned by WES pursuant to the Bankruptcy Court Orders dated May 29, 1996 and February 25, 1998.
      Section 1.147 "Westbury Fraction"
      means the fraction, the numerator of which shall be the amount of WES-GEN Claims and the denominator of which shall be the sum of the amount of (a) WES-BANK Claims, (b) WES-SPE Claims and (c) WES-GEN Claims.
        Section 1.148 "Yonkers Effective Date"
        means the Business Day which is the later of (i) the Effective Date, (ii) twenty days after the date on which the sale of the Yonkers Property closes and (iii) twenty days after the inventory and fixtures located at the Bradlees store at the Yonkers Property are sold; provided, however, that no stay of the Confirmation Order is then in effect. The Yonkers Effective Date may be extended by the Debtors subject to the unanimous consent of the Creditors' Committee, the Bank Group, and the Unofficial Committee, but without any further notice and without leave or order of the Bankruptcy Court and without any formal action. Section 1.149 "Yonkers Fraction"
       means the fraction, the numerator of which shall be the amount of YON-GEN Claims and the denominator of which shall be the sum of the amount of (a) YON-BANK Claims, (b) YON-SPE Claims and (c) YON-GEN Claims.
      Section 1.150 "Yonkers Property"
     means that certain leasehold interest owned by YON located in Yonkers, New York.
  C. Rules of Construction.
Section 1.151 Generally                                        .
For purposes of the Plan, (a) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit as it may have been or may be amended, modified or supplemented; (b) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan; and (c) the rules of construction set forth in section 102 of the Bankruptcy Code and the Bankruptcy Rules shall apply unless superseded herein or in the Confirmation Order.
          Section 1.152 Exhibits
          . All Exhibits are incorporated into and are a part of the Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be Filed with the Bankruptcy Court on or before the Exhibit Filing Date. Copies of Exhibits can be obtained upon written request to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019-6092 (Attn: Stuart Hirshfield, Esq.), counsel to the Debtors.
        Section 1.153 Time Periods
        . In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Section 1.154 Miscellaneous Rules
       . (i) The words "herein," "hereof," "hereunder," and other words of similar import refer to this Plan as a whole, not to any particular Section, subsection, or clause, unless the context requires otherwise; (ii) whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and the neuter; (iii) captions and headings to Articles and Sections of the Plan are inserted for convenience or reference only and are not intended to be a part or to affect the interpretation of the Plan; and (iv) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, unless superceded herein or in the Confirmation
Order.           Article II

CLASSIFICATION OF CLAIMS AND INTERESTS
Section 2.01 General Rules of Classification.
All Claims and Interests, other than Administrative Claims and Tax Claims, if any, have been classified in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims have not been classified and thus are excluded from the Classes set forth below.
A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Class(es) to the extent that any remainder of the Claim or Interest falls within the description of such other Class(es). A Claim is also placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.
Section 2.02 Administrative, Tax and Other Priority Claims against any Debtor.
Administrative Claims (including DIP Claims) and Tax Claims are not classified for each Debtor. Priority Claims are classified for each Debtor. For instance, Priority Claims against BI are classified in the BI-PTY Class.
Section 2.03 Undersecured Claims against any Debtor.
To the extent that the amount of an Allowed Claim is greater than the value of the collateral securing such Claim as of the applicable valuation date, subject to section 1111(b) of the Bankruptcy Code, such Claim is classified in both a Secured Claim Class for the secured portion of such Claim and a General Unsecured Claim Class for the excess of such Claim over the value of the collateral. Each such Secured Claim against a particular Debtor is in a separate Class of such Debtor if the collateral securing such Secured Claim materially differs from the collateral securing other Allowed Secured Claims against the same Debtor. For instance, if two Allowed Secured Claims against BSI are secured by different collateral of BSI, each such Claim is separately classified. Notwithstanding anything to the contrary herein, absent an Order of the Bankruptcy Court or agreement fixing the allowed amount of a Secured Claim or the scheduling of such Claim as liquidated, nondisputed and noncontingent on the relevant Debtor's Schedule, the relevant Debtor is not bound by a classification made or implied herein with respect to any particular Claim.
               Section 2.04 Capital Lease Claims.
            Each claim arising from a Capital Lease against BSI is separately classified against BSI.
            Section 2.05 Mechanic's Lien Claims.
          The Secured Claim of M&R against BSI is separately classified against BSI.
         Section 2.06 Intercompany Claim.
       The Allowed Intercompany Claim is separately classified as a claim against BSI.
   Section 2.07 Unsecured Claims against any Debtor.
 Allowed Unsecured Claims against any Debtor are classified for each such Debtor in separate Unsecured Claims Classes and Convenience Claims Classes.
Section 2.08 Allowed Convenience Claims are Classified for BSI. Allowed Convenience Claims are classified against BSI. Each Convenience Claim is a General Unsecured Claim for which the holder thereof has elected on the Ballot to be treated as a Convenience Claim in the relevant Class. Each holder of an Allowed General Unsecured Claim against BSI may elect Convenience Claim treatment for all, but not part, of its aggregate Allowed General Unsecured Claim against BSI. A claimant may elect to treat all, but not a part, of its Allowed General Unsecured Claim against BSI as one Convenience Claim and may retain its Allowed General Unsecured Claim against another Debtor as a General Unsecured Claim against such Debtor. Notwithstanding anything to the contrary herein, each holder of a General Unsecured Claim that is Allowed in an amount that is less than or equal to $500 shall be deemed to have elected to treat such Claim as a Convenience Claim.
                    Section 2.09 Equity Interests in any Debtor.
                    The Interests in each Debtor are separately classified. For instance, the Interests in BSI are classified in the BSI-EQT Class.
          Article III

        CLASSIFICATION OF CLAIMS AND INTERESTS BY DEBTOR
       The following sets forth the classification of each type of Claim against, and Interest in, each of the Debtors.
       Section 3.01 Bradlees, Inc.
     Class BI-PTY (BI-Priority Claims): Class BI-PTY consists of all Priority Claims against BI.
      Class BI-BANK (BI-Bank Group Claims): Class BI-BANK consists of all Bank Group Claims against BI.
           Class BI-SPE (BI-SPE Claims): Class BI-SPE consists of the SPE Claim against BI.
         Class BI-GEN (BI-General Unsecured Claims): Class BI-GEN consists of all General Unsecured Claims, including Bond Claims, against BI.
      Class BI-EQT (BI-Common Stock Interests): Class BI-EQT consists of all Interests based on the Old Common Stock of BI.
        Section 3.02 Bradlees Administrative Co., Inc.
       Class BAC-PTY (BAC-Priority Claims): Class BAC-PTY consists of all Priority Claims against BAC. Class BAC-SPE (BAC-SPE Claims): Class BAC-SPE consists of the SPE Claim
against BAC.             Class BAC-BANK (BAC-Bank Group Claims):
Class BAC-BANK consists of all Bank Group Claims against BAC.
                      Class BAC-GEN (BAC-General Unsecured
Claims): Class BAC-GEN consists of all General Unsecured Claims against BAC. Class BAC-EQT (BAC-Common Stock Interests):
                  Class BAC-EQT consists of all Interests based on the Old Common Stock of BAC.
                 Section 3.03 Bradlees Stores, Inc.
                Class BSI-PTY (BSI-Priority Claims):  Class
BSI-PTY consists of all Priority Claims against BSI.
                   Class BSI-CAP (BSI-Capital Lease Claims):
Class BSI-CAP consists of all Capital Lease Claims against BSI. Each Creditor holding a BSI-CAP Claim is separately subclassified as set forth in Exhibit C hereto.
                                  Class BSI-MEC (BSI-Secured
Claim of M&R):  Class BSI-MEC consists of the Secured Claim of
M&R against BSI.                        Class BSI-SPE (BSI-SPE
Claims):  Class BSI-SPE consists of the SPE Claim against BSI.
                                     Class BSI-BANK (BSI-Bank
Group Claims):  Class BSI-BANK consists of all Bank Group Claims
against BSI.                           Class BSI-INTER
(BSI-Intercompany Claims):  Class BSI-INTER consists of the
Intercompany Claims.                           Class BSI-GEN
(BSI-General Unsecured Claims): Class BSI-GEN consists of all General Unsecured Claims against BSI and the SPE Deficiency
Claim.                                               Class
BSI-CON (BSI-Convenience Claims):  Class BSI-CON consists of all
Convenience Class Claims against BSI.                    Class
BSI-EQT (BSI-Common Stock Interests): Class BSI-EQT consists of all Interests based on the Old Common Stock of BSI. Section 3.04
Dostra Realty Co., Inc.                           Class DOS-PTY
(DOS-Priority Claims):  Class DOS-PTY consists of all Priority
Claims against DOS.                                Class DOS-SPE
(DOS-SPE Claims):  Class DOS-SPE consists of the SPE Claim
against DOS.                                          Class
DOS-BANK (DOS-Bank Claims):  Class DOS-BANK consists of all Bank
Group Claims against DOS.                                 Class
DOS-GEN (DOS-General Unsecured Claims):  Class DOS-GEN consists
of all General Unsecured Claims against DOS.            Class
DOS-EQT (DOS-Common Stock Interests): Class DOS-EQT consists of all Interests based on the Old Common Stock of DOS. Section 3.05
Maximedia Services, Inc.                           Class MAX-PTY
(MAX-Priority Claims):  Class MAX-PTY consists of all Priority
Claims against MAX.                                Class MAX-SPE
(MAX-SPE Claims):  Class MAX-SPE consists of the SPE Claim
against MAX.                                         Class
MAX-BANK (MAX-Bank Claims):  Class MAX-BANK consists of all Bank
Group Claims against MAX.                               Class
MAX-GEN (MAX-General Unsecured Claims):  Class MAX-GEN consists
of all General Unsecured Claims against MAX.            Class
MAX-EQT (MAX-Common Stock Interests): Class MAX-EQT consists of all Interests based on the Old Common Stock of MAX. Section 3.06
New Horizons of Yonkers, Inc.                       Class
YON-PTY (YON-Priority Claims): Class YON-PTY consists of all Priority Claims against YON.
Class YON-SPE (YON-SPE Claims): Class YON-SPE consists of the SPE Claim against YON.
Class YON-BANK (YON-Bank Claims): Class YON-BANK consists of all Bank Group Claims against YON.
   Class YON-GEN (YON-General Unsecured Claims): Class YON-GEN consists of all General Unsecured Claims against YON.
Class YON-EQT (YON-Common Stock Interests): Class YON-EQT consists of all Interests based on the Old Common Stock of YON.
Section 3.07 New Horizons of Bruckner, Inc.
Class BRU-PTY (BRU-Priority Claims): Class BRU-PTY consists of all Priority Claims against BRU.
Class BRU-SPE (BRU-SPE Claims): Class BRU-SPE consists of the SPE Claim against BRU.
Class BRU-BANK (BRU-Bank Claims): Class BRU-BANK consists of all Bank Group Claims against BRU.
 Class BRU-GEN (BRU-General Unsecured Claims): Class BRU-GEN consists of all General Unsecured Claims against BRU.
Class BRU-EQT (BRU-Common Stock Interests): Class BRU-EQT consists of all Interests based on the Old Common Stock of BRU.
Section 3.08 New Horizons of Westbury, Inc.
Class WES-PTY (WES-Priority Claims): Class WES-PTY consists of all Priority Claims against WES.
Class WES-SPE (WES-SPE Claims): Class WES-SPE consists of the SPE Claim against WES. Class WES-BANK (WES-Bank Claims):
Class WES-BANK consists of all Bank Group Claims against WES. Class WES-GEN (WES-General Unsecured Claims): Class WES-GEN consists of all General Unsecured Claims against WES.
Class WES-EQT (WES-Common Stock Interests): Class WES-EQT consists of all Interests based on the Old Common Stock of WES.
Article IV
REORGANIZATION SECURITIES
Reorganized BSI shall issue the following new securities on or about the Effective Date to be distributed to holders of certain Allowed Claims of each of the Debtors (as set forth herein):
Section 4.01 Tax Notes.
Subject to the election of the relevant Debtor to distribute Cash to any holder of an Allowed Tax Claim, each holder of an Allowed Tax Claim shall receive a Tax Note as set forth in Sections 5.02 and 5.03 of this Plan.
            Section 4.02 New Notes. Reorganized BSI shall issue to the holders of (i) the Bank Group Claims, (ii) the SPE Claims, (iii) YON-GEN Claims, (iv) BRU-GEN Claims and (v) WES-GEN Claims, New Notes in an aggregate principal amount to be determined prior to the Effective Date equal to the difference between (a) $40 million and (b) any Required Prepayment. Required Prepayments shall be distributed to holders of Claims in the foregoing classes in the following proportion: (a) 0.83 percent to holders of YON-GEN Claims; (b)
0.83 percent to holders of BRU-GEN Claims; (c) 0.83 percent to holders of WES-GEN Claims; (d) 9.75 percent to holder of SPE Claims; and (e) 87.75 percent to holders of the Bank Group Claims. If not paid sooner, all amounts outstanding with respect to the New Notes shall be due on the first Business Day after the date which is five years after the Effective Date.
The New Notes shall (a) be a full recourse obligation of Reorganized BSI, (b) be secured by a first lien on the Yonkers Property and the Union Square Property (provided that YON or BSI, as the case may be, have not sold its interest in such property on the date of issuance of such New Notes), (c) be prepaid Pro Rata without penalty from the Net Proceeds of any equity offering and the sale of the Yonkers Property and the Union Square Property and (d) bear interest at a rate equal to nine percent (9%) per annum payable semi-annually on January 1 and July 1 of each year. The lien securing the New Notes, as provided in this Section, shall be held by the Indenture Trustee in accordance with the Trust Indenture. The holders of the New Notes shall have the option to convert the New Notes to New Common Stock of Reorganized BI in accordance with the terms set forth in Exhibit G hereto. The Debtors intend to register the New Notes received by Gabriel Capital L.P., Elliot Associates, L.P. and/or Westgate International, L.P. for resale with the Securities and Exchange Commission under the Securities Act of 1934. The Trust Indenture, a copy of which will be annexed hereto as Exhibit J, will be filed with the Court on or before the Exhibit Filing Date. Reorganized BI will guaranty Reorganized BSI's obligations under the New Notes.
                            Section 4.03 CAP Note.
                           In accordance with Section 6.05
hereof, Reorganized BSI may issue a CAP Note to the holder of the Class BSI-CAP Claim in the principal amount equal to $627,094 less the amount of all adequate protection payments received by BTM from BSI under the BTM Stipulation after November 13, 1998, which amount shall be calculated as of the Effective Date. The CAP Notes shall bear interest at a rate equal to nine percent (9.0%) per annum, payable quarterly in arrears at such times as principal payments are due. Principal shall be payable in twelve (12) equal successive installments commencing three months following the Effective Date, until the Note, including unpaid interest, is paid in full. The CAP Note delivered to BTM shall be and remain secured by a first lien on the property on which BTM holds a valid first priority security interest as recognized by the BTM Stipulation.
                               Section 4.04 Cure Notes.
                              In accordance with Section 9.05
hereof, Reorganized BSI may issue Cure Notes in conjunction with the assumption of executory contracts in a principal amount to be determined prior to the Effective Date but in any event not to exceed $3,400,000. The Cure Notes shall be unsecured and shall bear interest at the rate of nine percent (9%) per annum. If not paid sooner, all amounts outstanding with respect to the Cure Notes shall be due on the first Business Day after the date which is three years from the Effective Date.
                            Section 4.05 New Warrants.
                        Reorganized BI shall issue to holders of
BI-GEN Claims a Ratable Distribution of New Warrants to purchase an aggregate amount of 1,000,000 shares of New Common Stock of Reorganized BI. The New Warrants shall be exercisable over a five-year period after the Effective Date. The exercise price of the New Warrants for each share of New Common Stock of Reorganized BI shall be $7.00 per share. Reorganized BI shall use all reasonable efforts to have the New Warrants listed on a nationally recognized stock exchange after the Effective Date.
                                   Section 4.06 New Common Stock
of Reorganized BI.                 Reorganized BI shall issue a
single class of up to 40,000,000 shares of New Common Stock.
New Common Stock of Reorganized BI is to be distributed under this Plan to holders of Allowed Claims in the BSI-GEN Class, holders of the Bank Group Claim and holders of the SPE Claims. In aggregate, no more than 10,909,090 of such shares shall be distributed to holders of Allowed Claims under this Plan. The Debtors intend to register the New Common Stock to be received by Gabriel Capital L.P., Elliott Associates, L.P. and Westgate International, L.P. for resale with the Securities and Exchange Commission under the Securities Act of 1934 and the Debtors intend to continue to file periodic reports under such Act. Reorganized BI shall use all reasonable efforts to have the New Common Stock listed on a nationally recognized stock exchange after the Effective Date.
Article V

TREATMENT OF UNIMPAIRED CLASSES
Section 5.01 Administrative Claims.
(a) Payment of Administrative Claims in General. Except as specified below in this Section 5.01 or otherwise set forth in the Plan, and subject to the bar date provisions herein, each holder of an Allowed Administrative Claim (including an Allowed Reclamation Claim) shall receive Cash equal to the amount of such Administrative Claim (unless the holder of such Claim agrees to other treatment) on the latest of: (i) 30 days after the Effective Date, (ii) the first business date which is 30 days after the date on which an order allowing such Claim becomes a Final Order, and (iii) such other time or times that are agreed on by the holder of the Administrative Claim and the applicable Debtor or Reorganized Corporation.
         (b) Payment of Statutory Fees. On or before the Effective Date, or as soon thereafter as practicable all fees payable pursuant to section 1930 of Title 28 of the United States Code, 28 U.S.C. ' 1930, as determined by the Bankruptcy Court at the hearing on Confirmation, shall be paid in cash equal to the amount of such Claim. Subsequent payments after the Effective Date shall be made as required by statute.
                          (c) Payment of DIP Claims.  On the
Effective Date or at a later date pursuant to the DIP Agreement, all DIP Claims against the Debtors under or evidenced by the DIP Agreement shall be paid in Cash in an amount equal to the amount
of such DIP Claims.        (d) Payment of State Street
Administrative Claim. The State Street Administrative Claim shall only be paid to the extent and at the time set forth in
the SPE Stipulation.                   Section 5.02 Federal
Priority Tax Claims.                       Pursuant to section
1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed to by the Debtors and the IRS, the IRS shall receive from Reorganized BSI, on account of any Federal Priority Tax Claim, deferred cash payments over a period not exceeding six years from the date of assessment of such Claims. Payments shall be made in equal quarterly installments of principal, plus simple interest accruing from the Effective Date at a rate equal to nine percent (9%) per annum on the unpaid portion of each Federal Priority Tax Claim; provided, however, that in the event that the Effective Date does not occur on or before February 1, 1999, interest on the Tax Note shall begin to accrue on February 1, 1999. The first payment shall be due on the latest of: (i) 90 days after the Effective Date, (ii) 90 days after the date on which an order allowing any such Claim becomes a Final Order and
(iii) such other date that is agreed on by the IRS and BSI or Reorganized BSI; provided, however, that Reorganized BSI shall have the right to pay any Federal Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty.
    Section 5.03 Other Priority Tax Claims.
Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed to by the parties, each holder of an Other Priority Tax Claim shall receive from Reorganized BSI, on account of such Claim, deferred cash payments over a period not exceeding six years from the date of assessment of such Claim. Payments shall be made in equal quarterly installments of principal, plus simple interest accruing from the Effective Date at a rate equal to nine percent (9%) per annum on the unpaid portion of each Other Priority Tax Claim; provided, however, that in the event that the Effective Date does not occur on or before February 1, 1999, interest on the Tax Note shall begin to accrue on February 1, 1999. The first payment shall be due on the latest of: (i) 90 days after the Effective Date, (ii) 90 days after the date on which an order allowing any such Claim becomes a Final Order and (iii) such other date that is agreed on by the holder of such Claim and BSI or Reorganized BSI; provided, however, that Reorganized BSI shall have the right to pay any Other Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty.
             Section 5.04 Other Non-Tax Priority Claims.
           Except as otherwise provided below, each holder of an Allowed Priority Claim shall receive one hundred percent (100%) of the allowed amount of such Claim in Cash on the later of:
(i) 30 days after the Effective Date or as soon thereafter as reasonably practicable; or (ii) the first Business Day after the date that is 30 days after the date such Claim becomes an Allowed Claim or as soon thereafter as practicable.
              Section 5.05 Convenience Claims.
           Each holder of an Allowed Convenience Claim shall be paid one hundred percent (100%) of the amount of such Claim in Cash in an amount not to exceed $500 for each such Claim on the later of (i) 30 days after the Effective Date or as soon thereafter as reasonably practicable; or (ii) the first Business Day after the date that is 30 days after the date such Claim becomes an Allowed Claim or as soon thereafter as practicable.
               Article VI

             TREATMENT OF IMPAIRED CLAIMS AND INTERESTS
           Each Debtor shall make the following Distributions, where applicable, on or about the Initial Distribution Date unless another date is otherwise provided herein or elsewhere in this Plan:
    Section 6.01 Bank Group Claims.
  Class BI-BANK, Class BAC-BANK, Class BSI-BANK, Class DOS-BANK, Class MAX-BANK, Class YON-BANK, Class BRU-BANK and Class WES-BANK. For purposes of this Plan, the Bank Group Claim shall be allowed, with prejudice and without defense, as a claim against each of the Debtors' estates in the amount of $96 million. Each holder of a BI-BANK Claim, BAC-BANK Claim, BSI-BANK Claim, DOS-BANK Claim, MAX-BANK Claim, YON-BANK Claim, BRU-BANK Claim and WES-BANK Claim shall receive, in respect of its Claim against each of BI, BAC, BSI, DOS, MAX, YON, BRU and WES, and/or retain on the Effective Date, Pro Rata Distributions as follows:
(i) Cash equal to the sum of (a) all Adequate Protection Payments heretofore and hereafter received by the Bank Group (less any disbursements thereof made or payments required to be made by Bankers Trust, as the Agent Bank, including without limitation, any professional fees), which shall continue unabated and without modification through the Effective Date (and prorated for the month in which the Effective Date occurs),
(b) $7,000,000 and (c) any Required Prepayments applicable to the Bank Group's Distribution of New Notes pursuant to Section
6.01(ii);        (ii) New Notes in an original aggregate
principal amount equal to $36 million less the sum of (a) any Required Prepayments applicable thereto, and (b) 90%, not to exceed $900,000, in an aggregate principal amount, of the amount of any New Notes distributed to holders of Allowed YON-GEN Claims, Allowed BRU-GEN Claims and Allowed WES-GEN Claims; and
                       (iii) (a) 4,909,091 shares of New Common
Stock of Reorganized BI and (b) if the aggregate amount of Allowed General Unsecured Claims and Disputed General Unsecured Claims asserted against BSI (excluding the Bank Group Claim and the Intercompany Claim) is less than $240,000,000, a supplemental Ratable Distribution in the amount of 0.98 shares of New Common Stock of Reorganized BI for every $100 by which the aggregate amount of Allowed General Unsecured Claims plus Disputed General Unsecured Claims against BSI (excluding the Bank Group Claim and the Intercompany Claim) are less than $250,000,000 (such supplemental distribution of shares of New Common Stock, the "Supplemental Bank Group Distribution").
                                          Section 6.02 SPE
Claims.                                     Class BI-SPE, Class
BAC-SPE, Class DOS-SPE, Class MAX-SPE, Class YON-SPE, Class BRU-SPE and Class WES-SPE. For purposes of this Plan, the SPE Claims shall be Allowed, with prejudice and without defense, as a claim against each of the Debtors' estates in the amount of $18,232,677 (subject to reduction, pursuant to the SPE Stipulation, to reflect (a) the amount of Cash received by the SPE Group from the sale of the SPE Providence Property and (b) the net proceeds received by the SPE Group from the SPE Philadelphia Property). Each holder of an Allowed BI-SPE Claim, BAC-SPE Claim, BSI-SPE Claim, DOS-SPE Claim, MAX-SPE Claim, YON-SPE Claim, BRU-SPE Claim and WES-SPE Claim shall receive, in respect of its aggregate Allowed Claim against BI, BAC, BSI, DOS, MAX, YON, BRU and WES, a single Pro Rata Distribution as follows: (i) Cash from any Required Prepayments made to the SPE Group; (ii) New Notes in a principal amount equal to $4,000,000 less the sum of (x) any Cash Distributions received by holders of SPE Claims from any Required Prepayments and (y) ten percent (10%) not to exceed $100,000 of the aggregate original principal amount of all New Notes issued to holders of YON-GEN, WES-GEN and BRU-GEN Claims under this Plan; and
  (iii) in accordance with Section 3.03 hereof, the SPE Deficiency Claim will be treated as an Allowed BSI-GEN Claim.
        Section 6.03 Bradlees, Inc.
     Class BI-GEN (BI-General Unsecured Claims): Each Holder of an Allowed BI-GEN Claim shall receive a Ratable Distribution of New Warrants. For purposes of this Plan, the Bond Claim shall be Allowed with prejudice and without defense as a Claim solely against BI in the amount of $233,417,000.
Class BI-EQT (BI-Common Stock Interests): Holders of Allowed BI-EQT Interests shall receive no distribution.
Section 6.04 Bradlees Administrative Co., Inc.
Class BAC-GEN (BAC-General Unsecured Claims): Holders of Allowed BAC-GEN Claims shall receive no distribution.
     Class BAC-EQT (BAC-Common Stock Interests): Holders of Allowed BAC-EQT Interests shall retain their Interests in BAC.
      Section 6.05 Bradlees Stores, Inc.
    Class BSI-CAP (BSI-Capital Lease Claims): The holder of the Allowed BSI-CAP Claim shall receive a CAP Note, in form and substance reasonably satisfactory to the holder of such BSI-CAP Claim, in such principal amount with such interest rate, and on such other terms as set forth in Section 4.03 hereof.
Class BSI-MEC (BSI-Mechanic's Lien Claims): The holder of the Allowed BSI-MEC Claim shall receive a Cash Distribution in the amount of $4,750.
Class BSI-INTER (BSI-Intercompany Claim): After giving effect to BI's prior capital contribution to BSI, the amount of the Intercompany Claim shall be Allowed in the amount of $96.0 million for purposes of this Plan. The entire Class BSI-INTER Claim shall be satisfied through the issuance of shares of the New Common Stock of Reorganized BI and Cash, which Distributions shall be made to the holders of the Bank Group Claims pursuant to Section 6.01 hereof.
                 Class BSI-GEN (BSI-General Unsecured Claims):
Each holder of an Allowed BSI-GEN Claim shall receive (i) Cash equal to a Pro Rata Distribution of $7,000,000 (ii) two shares of New Common Stock of Reorganized BI for every $100 in Allowed Claims, and (iii) if the aggregate amount of Allowed General Unsecured Claims and Disputed General Unsecured Claims against BSI (excluding the Bank Group Claim and the Intercompany Claim) is less than $240,000,000, a supplemental Ratable Distribution in the amount of 1.02 shares of New Common Stock for every $100 that the aggregate Allowed General Unsecured Claims plus Disputed General Unsecured Claims against BSI (excluding the Bank Group Claim and the Intercompany Claim) are less than $250,000,000 (such supplemental distribution of shares of New Common Stock, the "Supplemental BSI-GEN Distribution"). To the extent that any Disputed Claim in the BSI-GEN Class becomes disallowed by a Final Order or is withdrawn, then on the next Quarterly Distribution Date thereafter, a supplemental Pro Rata Distribution of that portion of the initial $7,000,000 Cash Distribution to the BSI-GEN Class allocated to such formerly Disputed Claim shall be (x) made to the holders of Allowed Claims in the BSI-GEN Class and (y) in the case of any remaining Disputed Claims in the BSI-GEN Class, held in the Disputed
Claims Reserve for such Disputed Claims.     Class BSI-CON
(BSI-Convenience Claims): Each holder of a BSI-CON Claim shall receive a Cash Distribution equal to the lesser of (i) one hundred percent (100%) of their BSI-CON Claim or (ii) $500.
                                                    Class
BSI-EQT (BSI-Common Stock Interests): Holders of BSI-EQT Interests shall retain their Interest in BSI.
Section 6.06 Dostra Realty Co., Inc.
Class DOS-GEN (DOS-General Unsecured Claims): Holders of DOS-GEN Claims shall receive no distribution.
     Class DOS-EQT (DOS-Common Stock Interests): Holders of DOS-EQT Interests shall retain their Interest in DOS.
      Section 6.07 Maximedia Services, Inc.
  Class MAX-GEN (MAX-General Unsecured Claims): Holders of MAX-GEN Claims shall receive no distribution.
    Class MAX-EQT (MAX-Common Stock Interests): Holders of MAX-EQT Interests shall retain their Interest in MAX.
    Section 6.08 New Horizons of Yonkers, Inc.
Class YON-GEN (YON-General Unsecured Claims): On or about the Yonkers Effective Date, each holder of a YON-GEN Claim shall receive a Ratable Distribution of: (i) Cash equal to the Net Proceeds from the sale of the Yonkers Property multiplied by the Yonkers Fraction, but not to exceed 0.83 percent of such Net Proceeds and (ii) New Notes in a principal amount up to 0.83 percent of the aggregate principal amount of the New Notes which are distributed under this Plan minus Cash Distributions made to holders of YON-GEN Claims under this Plan. Class YON-EQT (YON-Common Stock Interests): Holders of YON-EQT Interests shall retain their Interest in YON.
 Section 6.09 New Horizons of Bruckner, Inc.
Class BRU-GEN (BRU-General Unsecured Claims): Each holder of a BRU-GEN Claim shall receive a Ratable Distribution of: (i) Cash equal to the Net Proceeds from the sale of the real property formerly owned by BRU multiplied by the Bruckner Fraction, but not to exceed 0.83 percent of such Net Proceeds, and (ii) New Notes in a principal amount up to 0.83 percent of the aggregate principal amount of the New Notes which are Distributed under this Plan minus Cash Distributions made to holders of BRU-GEN Claims under this Plan. The Cash Distribution set forth in this Section shall be made as soon as practicable after the sale of the Union Square Property, or at such earlier time as the Reorganized Corporations shall decide, but in no event, before the Effective Date.
Class BRU-EQT (BRU-Common Stock Interests): Holders of BRU-EQT Interests shall retain their Interest in BRU.
Section 6.10 New Horizons of Westbury, Inc.
Class WES-GEN (WES-General Unsecured Claims): Each holder of a WES-GEN Claim shall receive a Ratable Distribution of: (i) Cash equal to the Net Proceeds from the sale of the real property formerly owned by WES multiplied by the Westbury Fraction, but not to exceed 0.83 percent of such Net Proceeds, and (ii) New Notes in a principal amount up to 0.83 percent of the aggregate principal amount of the New Notes which are Distributed under this Plan minus Cash Distributions made to holders of WES-GEN Claims under this Plan. The Cash Distribution set forth in this Section shall be made as soon as practicable after the sale of the Union Square Property, or at such earlier time as the Reorganized Corporation shall decide, but in no event, before the Effective Date.
 Class WES-EQT (WES-Common Stock Interests): Holders of WES-EQT Interests shall retain their Interest in WES.
Article VII


IMPLEMENTATION
Section 7.01 Reorganized BI and Reorganized BSI.
BI and BSI shall each continue to exist after the Effective Date as Reorganized BI and Reorganized BSI, respectively, each with all of the powers of a corporation under applicable law. The Certificate of Incorporation and Amended By-Laws of each of Reorganized BI and Reorganized BSI shall, inter alia, (i) prohibit the issuance of nonvoting stock to the extent required by section 1123(a) of the Bankruptcy Code and (ii) contain no "anti-takeover" provisions. After the Effective Date, Reorganized BI and Reorganized BSI may each amend or modify their Certificate of Incorporation and Amended By-Laws as permitted under applicable law and/or such certificate of incorporation and Amended By-Laws.
              Section 7.02 Directors of the Reorganized
Corporations.         Upon the Effective Date, the existing
Board of Directors of each Reorganized Corporation shall be dismissed. Not later than the date of the commencement of the hearing on the confirmation of this Plan, the Debtors shall have disclosed the identity and affiliations of any individuals proposed to serve as Directors for Reorganized BI and Reorganized BSI. The Board of Directors shall each consist of nine members, who shall be designated, to serve effective as of
the Effective Date, as follows:            (i) BI and BSI shall
designate Peter Thorner, one other member of management of the
Debtors and one outside individual;          (ii) the Bank Group
shall designate two individuals;           (iii) the Unofficial
Committee shall designate one individual; (iv) the Creditors' Committee shall designate one individual; and (v) the Bank Group, the Unofficial Committee and the Creditors' Committee, acting by unanimous consent, or absent such consent, by vote of two such groups, shall designate two individuals who shall be reasonably acceptable to the Debtors. Notwithstanding the foregoing, in order to be eligible to serve on the Board of Directors of each of Reorganized BI and Reorganized BSI, (i) each proposed Board Member designated pursuant to this provision shall have relevant experience which would qualify him or her to so serve and (ii) the outside individual selected by BI and BSI shall be reasonably acceptable to the Bank Group, Unofficial Committee and Creditors' Committee. The initial term of each Board Member shall be for one year from the Effective Date and Peter Thorner shall serve as Chairman of the Board of Directors of each of Reorganized BI and Reorganized BSI.
Section 7.03 Employment, Retirement, Indemnification and Other Agreements and Incentive Compensation Programs.
To the extent that any of the Debtors have in place as of the Effective Date employment, retirement, indemnification and other agreements with their respective active directors, officers and employees or retirement income plans, welfare benefit plans and other plans for active employees, such agreements, programs and plans shall remain in place after the Effective Date and Reorganized BI and Reorganized BSI, as the case may be, shall continue to honor such agreements, programs and plans. However, as of the Effective Date, Reorganized BI and Reorganized BSI shall each have the authority to terminate, amend or enter into employment, retirement, indemnification and other agreements with their respective active directors, officers and employees and to terminate, amend or implement retirement income plans, welfare benefit plans and other plans for active employees.
Such agreements and plans may include equity, bonus and other incentive plans in which officers and other employees of the Reorganized Debtors may be eligible to participate; provided, however, that management of Reorganized BI and Reorganized BSI shall receive stock options in the amount of 750,000 shares of Reorganized BI which shall vest according to the following schedule: one-third on the Effective Date, one-third on the one year anniversary of the Effective Date, and one-third on the two year anniversary of the Effective Date. The exercise price of such options shall be the lowest ten-day rolling average of closing prices of Reorganized BI New Common Stock within the period between sixty and ninety days after the Effective Date. All such options shall be exercisable for a period of five years from the Effective Date. In addition, the Board of Directors of Reorganized BI shall have the right to distribute to management of Reorganized BI and Reorganized BSI options with respect to 250,000 additional shares of Reorganized BI at such price and on such terms as the Board of Directors of Reorganized BI shall determine. In addition, except for the retirement and disability benefit plans referred to below in Section 7.06, on the Exhibit Filing Date, BI and BSI shall each file a schedule and general summary of the existing employment, retirement, indemnification and other agreements and incentive compensation programs that are to remain in effect as of the Effective Date as Exhibit D to the Plan. By the date of the commencement of the hearing on confirmation of this Plan, the Debtors shall file with the Court as Exhibit K hereto a schedule disclosing the individuals who are proposed to serve as officers of the Reorganized Corporations following the Effective Date and the nature of the compensation for such individuals.
         Section 7.04 Management Emergence Bonus.
        On the Effective Date, the Equity Appreciation Plan which was approved by Order of the Bankruptcy Court dated October 24, 1995 shall be deemed terminated. The Reorganized Corporations shall pay to certain of the Debtors' managerial employees, selected prior to the Effective Date by the Chief Executive Officer of BI and BI's pre-Effective Date Board of Directors, an emergence bonus in Cash in amounts up to the aggregate amount of $3.0 million, which shall be paid to such employees in two installments as follows: (x) on the Effective Date, the amount of $1.0 million and (y) on the later of (i) the one-year anniversary of the Effective Date and (ii) the date that the New Notes are fully repaid or converted to equity, the amount of $2.0 million; provided, however, that no payment of an emergence bonus shall be made in the event there exists any continuing default notice outstanding under the New Credit Facility or any successor working capital facility at the time of such payment; provided, further, however, that if any person who receives an installment of such emergence bonus leaves the employ of either of the Reorganized Corporations within one year after the payment of either such installment by reason of (a) an involuntary separation for "Cause" (as defined in such employee's employment agreement to the extent one exists, or if there is no such employment agreement, as commonly defined) or
(b) voluntary separation for other than "Good Reason" (as defined in such employee's employment agreement to the extent one exists, or if there is no such employment agreement, as commonly defined), such person shall (i) be obligated to promptly repay to the Reorganized Corporations an amount equal to the amount of the most recently paid installment multiplied by a fraction, the numerator of which is three hundred sixty-five minus the number of days between the date that the most recently paid installment was required to be paid pursuant to this provision and such person's date of departure from the Reorganized Corporations, and the denominator of which is three hundred sixty-five, and (ii) forfeit any further right to receive an installment of the emergence bonus; provided, further, however, that if any person who would be entitled to receive an emergence bonus leaves the employ of either of the Reorganized Corporations prior to receiving the payment of both installments of the emergence bonus as a result of (a) an involuntary separation for other than for "Cause" (as defined in such employee's employment agreement to the extent one exists, or if there is no such employment agreement, as commonly defined) or (b) voluntary separation for "Good Reason" (as defined in such employee's employment agreement to the extent one exists, or if there is no such employment agreement, as commonly defined), such person shall not be required to return any portion of the emergence bonus previously paid to such person and such person shall be entitled to the immediate accelerated payment of any portion of the emergence bonus not
previously paid to such person.                     Section 7.05
Corporate Action.                                  Each of the
matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of any of the Debtors or the Reorganized Debtors.
Section 7.06 Certain Retiree Health, Medical and Life Insurance
Benefits.
On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, Reorganized BSI shall continue to pay all retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) of the Debtors' respective nonunion employees who retired as of or prior to the Petition Date, at the levels and for the duration established prior to the Effective Date in either: (a) a Bankruptcy Court order entered pursuant to section 1114(g) of the Bankruptcy Code or (b) agreements reached pursuant to section 1114(e) of the Bankruptcy Code; provided, however, that prior to the Confirmation Date, the Debtors reserve the right to seek an order declaring that the Debtors may amend or terminate such retiree benefits at the conclusion of the period, if any, that the Debtors are obligated to provide such retiree benefits under the terms of their respective
retiree benefit plans.         Section 7.07 Combination
Transactions.                           On the Effective Date
(or in the case of YON, the Yonkers Effective Date), each Combining Debtor shall take such actions as may be necessary or appropriate to effect the relevant Combination Transaction.
Such actions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of merger or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtor determines are necessary or appropriate, including the making of filings or recordings in connection with the relevant Combination Transaction. The form of each Combination Transaction shall be determined by the respective Boards of Directors of such Combining Debtor and Reorganized BSI and Reorganized BI. Upon the consummation of a Combination Transaction, each Combining Debtor shall cease to exist as a separate corporate entity. On and after the Effective Date, Reorganized BSI shall assume and perform the obligations of each Combining Debtor under this Plan. Section 7.08 Distributions to Holders of Claims and Interests. (a) Source of Cash and Reorganization Securities for Distributions. On the Effective Date, Reorganized BI and Reorganized BSI shall each deliver to the Disbursing Agent sufficient Cash and Reorganization Securities to make Distributions to: (a) the holders of each relevant Debtor's Allowed Claims; and (b) the Disputed Claims Reserves, as set forth below. Without any further act or action required, upon written request by the Disbursing Agent (which may be made by telecopy or other electronic means reducible to written form) received by Reorganized BI or Reorganized BSI at least 10 Business Days prior to the relevant Distribution hereunder, Reorganized BI or Reorganized BSI, as the case may be, is authorized to and shall timely issue sufficient Reorganization Securities to permit the Disbursing Agent to make Distributions required hereunder. Any reference herein to Reorganization Securities in a Disputed Claims Reserve shall include any Reorganization Securities that are available to be issued by the Reorganized Corporation pursuant to this section.
          (b) Initial Distributions. For each Class, no Distributions will be made under the Plan until an Initial Distribution Date is established for such Class. On the applicable Initial Distribution Date, the Disbursing Agent shall make a Distribution to: (i) each holder of an Allowed Claim in an amount equal to its Ratable Share (calculated as of the applicable Initial Distribution Date) of Cash or Reorganization Securities in accordance with the terms of the Plan; (ii) each Paying Agent in an amount equal to the aggregate Ratable Share (calculated as of the applicable Initial Distribution Date) of the Cash or Reorganization Securities in accordance with the terms of the Plan that such Paying Agent shall Distribute to holders of Allowed Claims in the relevant Class; and (iii) if applicable, the Disbursing Agent shall make a Distribution to the relevant Disputed Claims Reserve of the remaining Cash and Reorganization Securities allocated in accordance with the terms of this Plan. The amount of Cash to be paid on the Initial Distribution Date to holders of Allowed BSI-GEN Claims will be calculated as if each Disputed Claim were an Allowed Claim in
its Face Amount.         (c) Disputed Claims Reserves.  On the
Effective Date, and after making all Distributions required to be made on the Effective Date, Reorganized BI and Reorganized BSI shall each establish a separate Disputed Claims Reserve for each of its Classes and the Classes of the other Debtors, each of which shall be administered by the Disbursing Agent. Cash placed into the Disputed Claims Reserve shall be held in an interest bearing account. Any payment made to the holder of an Allowed Claim which was previously a Disputed Claim from the Disputed Claims Reserve shall include any accrued interest thereon at the rate earned in such interest bearing account. If the Initial Distribution Date is not the Effective Date for a particular Class, all Cash and Reorganization Securities allocable to the relevant Class hereunder shall be distributed by the Disbursing Agent to the relevant Disputed Claims Reserve on or as soon as practicable after the Effective Date. Each Disputed Claims Reserve shall be terminated by Reorganized BI or Reorganized BSI, as the case may be, upon the receipt of a written certification of the Disbursing Agent that all Distributions and other dispositions of all Cash and/or Reorganization Securities required hereunder have been made in accordance with the terms of this Plan. Such written certification shall be sent by the Disbursing Agent to Reorganized BI or Reorganized BSI, as the case may be, within 15 days of the satisfaction of the condition set forth in the immediately preceding sentence. With respect to the Reorganization Securities held in the Disputed Claims Reserve, neither the Disbursing Agent, nor any other party, shall be entitled to vote any shares of the New Common Stock held in the Disputed Claims Reserve. In the event that any matter requires the approval of the shareholders of Reorganized BI prior to the Distribution of the Reorganization Securities held in the Disputed Claims Reserve, solely with respect to such vote, the shares of New Common Stock held by the Disbursing Agent shall be deemed not to have been issued.
(d) Tax Requirements for Income Generated by Disputed Claims Reserves. The Disbursing Agent shall pay, or cause to be paid, out of the funds held in a particular Disputed Claims Reserve, any tax imposed by any federal, state or local taxing authority on the income generated by the funds held in such Disputed Claims Reserve. The applicable Disbursing Agent shall also File, or cause to be Filed any tax or information return related to the Disputed Claims Reserve that is required by any federal, state or local taxing authority.
       (e) Estimation of Claims. The Debtors or the Reorganized Corporations may, at any time, request that the Bankruptcy Court estimate any Claim subject to estimation under section 502(c) of the Bankruptcy Code and for which the Debtors may be liable under this Plan, including any Claim for Taxes, to the extent permitted by section 502(c) of the Bankruptcy Code regardless of whether the Debtors, the Creditors' Committee, the Unofficial Committee, the Bank Group or the Reorganized Corporations have previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim pursuant to section 502(c) of the Bankruptcy Code at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Corporations may elect to pursue any supplemental proceedings to object to any ultimate allowance on such Claim. The Debtors may, at any time, request that the Bankruptcy Court estimate any claim pursuant to section 502(c) of the Bankruptcy Code for purposes of satisfying the requirements of Section 10.02(e) hereof. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the
Bankruptcy Court.                 (f) Initial Distribution. When
a Disputed Claim Becomes an Allowed Claim. On the first Business Day after the end of each calendar quarter (i.e., March 31, June 30, September 30 and December 31 of each calendar year) immediately following the applicable Initial Distribution Date, or as soon thereafter as practicable (the "Quarterly Distribution Date"), the Disbursing Agent shall make Ratable Distributions or other Distribution in accordance with the provisions of this Plan (calculated as of the later of the: (i) immediately preceding Quarterly Distribution Date, or (ii) the applicable Initial Distribution Date) of Cash or Reorganization Securities reserved for any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter to the holder of such Allowed Claim or the relevant Paying Agent, as the case may be. Holders of Disputed Claims that are ultimately Allowed will also be entitled to receive any dividends or other distributions received on and after the Effective Date on account of the shares of the New Common Stock distributed to such holder on account of its Allowed Claim.
(g) Additional Quarterly Distributions on Account of Previously Allowed Claims. On each Quarterly Distribution Date, the Disbursing Agent shall distribute to each holder of a previously Allowed Claim or the relevant Paying Agent, as the case may be, on account of such Claim an amount of Cash or Reorganization Securities, as the case may be, equal to: (i) the Distribution from the relevant Disputed Claims Reserve that such claimant would have received in accordance with the Plan had it not received any prior Distributions in respect of its Allowed Claim, less (ii) the total amount of any Distributions previously received in respect of its Allowed Claim. The Supplemental Bank Group Distribution and the Supplemental BSI-GEN Distribution of New Common Stock shall be made from the applicable Disputed Claims Reserve once the General Unsecured Claims against BSI (excluding the Bank Group Claim and the Intercompany Claims) are reduced to below $240 million in accordance with Sections 6.01 and 6.05 hereof. Such Additional Quarterly Distributions shall continue until the relevant Disputed Claims Reserve is depleted of Cash or Reorganization Securities held in such Disputed Claims Reserve, other than as set forth in the next subsection. Notwithstanding anything to the contrary herein, no Distribution shall be made on any Quarterly Distribution Date unless the aggregate Distribution on such Quarterly Distribution Date would be in excess of $10,000 in value (as such value is set forth herein and/or in the Disclosure Statement). The restriction on Additional Quarterly Distributions hereunder imposed by the immediately preceding sentence shall no longer apply as of the date on which all Disputed Claims in the relevant Class have been resolved. Each such Distribution shall also include, on the basis of the amount so distributed, any dividends or other Distributions received on and after the Effective Date on account of the shares of the New Common Stock or interest earned on Cash distributed to each holder receiving a Distribution on a Quarterly Distribution Date on account of its Allowed Claim. Section 7.09 Miscellaneous
Distribution Provisions.              (a) Method of Cash
Distributions. Cash payments made pursuant to the Plan shall be in United States dollars by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Corporation, or by wire transfer from a domestic bank, at the option of the applicable Debtor or Reorganized Corporation; provided, however, that cash payments made to foreign creditors, if any, holding Allowed Claims may be paid, at the option of the applicable Debtor or Reorganized Corporation, in such funds and by such means as are necessary or customary in a particular foreign
jurisdiction.                                          (b)
Distributions on Non-Business Days. Any payment or Distribution due on a day other than a Business Day shall be made, without
interest, on the next Business Day.                (c) Accrual
of Postpetition Interest. Unless otherwise provided for in the Plan, no holder of a pre-petition Allowed Claim shall be entitled to the accrual of interest on account of such Claim.
(d) No Distribution of Fractional Securities. Notwithstanding any other provisions of the Plan, only whole numbers of shares of New Common Stock and New Warrants shall be issued. When any Distribution on account of an Allowed Claim would otherwise result in the issuance of a number of shares of the New Common Stock and New Warrants that is not a whole number, the Disbursing Agent shall aggregate and sell all Fractional Shares of the New Common Stock and New Warrants otherwise then distributable in accordance with the Plan at then prevailing prices and distribute the net proceeds to the Persons otherwise entitled thereto. Notwithstanding the foregoing, if a Person holds more than one claim, the fractional securities that such Person otherwise would be entitled to on account of each such Claim held by such Person shall be aggregated and, after taking into account such aggregation, such Person shall receive on account thereof (in addition to any whole number of shares of New Common Stock, New Warrants or other Distribution such Person is entitled to under this Plan prior to such aggregation) (i) any resulting whole number of shares of New Common Stock and New Warrants and (ii) the net proceeds for any remaining Fractional
Share.             (e) No Distribution in Excess of Allowed
Amount of Claim. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution (of a value set forth herein or in the Disclosure Statement) in excess of the Allowed Amount of such Claim. Except as expressly provided herein, no Prepetition Claim shall be allowed to the extent that it is for Postpetition Interest or other similar charges.
         Section 7.10 De Minimis Distributions.
     Notwithstanding anything to the contrary contained in the Plan, the Disbursing Agents shall not be required to distribute Cash to the holder of an Allowed Claim if the amount of cash to be distributed on account of such Claim is less than $25. Any holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $25 shall have such Claim discharged and shall be forever barred from asserting any such Claim against the Debtors, the Reorganized Corporation, or their respective property. Any Cash not distributed pursuant to this provision shall be the property of the applicable Reorganized Corporation, free of any restrictions thereon, and any such Cash held by the Disbursing Agent shall be returned to the applicable Reorganized Corporation.
Section 7.11 Compliance with Tax Requirements.
In connection with the Plan, to the extent applicable, each Disbursing Agent shall comply with all withholding and reporting requirements imposed on it by federal, state and local taxing authorities, and all Distributions shall be subject to such withholding and reporting requirements.
Section 7.12 Setoffs.
The Reorganized Corporations are authorized, pursuant to section 553 of the Bankruptcy Code, to set off against any Allowed Claim and the Distributions to be made on account of such Claim, the claims, rights and causes of action of any nature that the applicable Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the applicable Debtor of any such claims, rights and causes of action that the Debtors may possess against such holder.
Section 7.13 Intercompany Claims.
All Claims between and among the Debtors, except the Intercompany Claim, which shall be treated in accordance with the provisions of Section 6.05 hereof, shall be deemed released, waived and discharged as of the Effective Date.
        Section 7.14 Unclaimed Property.
      (a) Escrow of Unclaimed Property. Unclaimed Property (and all interest, dividends, and other Distributions thereon) shall be delivered promptly to the Disbursing Agent by each Paying Agent. The Disbursing Agent shall deposit such Unclaimed Property and such Unclaimed Property held by the Disbursing Agent in trust (for the benefit of the holders of Claims and Interests entitled thereto under the terms of this Plan) in a subaccount of the relevant Disputed Claims Reserve. For a period of two years following the Effective Date, Unclaimed Property, including any interest, dividends, and other Distributions thereon shall be: (i) held in such subaccount solely for the benefit of the holders of Allowed Claims that have failed to claim such property; and (ii) released from such subaccount and delivered to the holder of an Allowed Claim upon presentation of proper proof by such holder of its entitlement
thereto.                                      (b) Investment of
Unclaimed Cash. All Cash held in each such subaccount shall be invested in accordance with section 345 of the Bankruptcy Code, as modified by the relevant Orders of the Court for investments made by the Debtors during the Chapter 11 Cases. The earnings on such investments shall be held in trust as an addition to the balance of the subaccount for the benefit of the holders of Allowed Claims entitled to such Unclaimed Property, and shall not constitute property of the Debtors' estate or of the
Reorganized Corporations.                       (c) Distribution
of Unclaimed Property. At the end of two years following the relevant Distribution date of particular Cash or Reorganization Securities, the holders of Allowed Claims theretofore entitled to Unclaimed Property shall cease to be entitled thereto (such holders, the "Unclaimed Holders"), and the Unclaimed Property for each Unclaimed Holder shall then be distributed Pro Rata to the other holders of Allowed Claims in the Class of that Unclaimed Holder in accordance with Section 7.09 hereof.
                                         Section 7.15 Withdrawal
of the Plan.                             Each Debtor may only
alter, amend, modify, revoke or withdraw this Plan as the plan of reorganization for such Debtor's Case and the Cases of its subsidiaries with the express unanimous consent of the Creditors' Committee, the Bank Group and the Unofficial Committee. Each Debtor reserves the right to make non-substantive changes in any Plan, which changes may be necessary to facilitate the withdrawal of another Debtor from the Plan. Any such revocation or withdrawal by a Debtor shall not affect this Plan as the plan of reorganization of the other Debtors. If a Debtor revokes or withdraws from this Plan: (a) nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against such Debtor, including (without limitation) the Intercompany Claim or any other claim of one Debtor against another Debtor, or to prejudice in any manner the rights of such Debtor or any persons in any further proceedings involving such Debtor, including (without limitation) objecting to any Intercompany Claim; and (b) any provisions of any Confirmation Order with respect to such Debtor shall be null and void (and such Debtor shall not be benefited by the Confirmation Order) and all such rights of or against such Debtor shall exist as though this Plan had not been filed and no actions taken to effectuate it.
         Section 7.16 Cancellation of Capital Stock.
        As of the Effective Date, by virtue of the Plan and in all events without any action on the part of the holders thereof, each share of Old Common Stock of BI issued and outstanding or held in treasury, shall be cancelled and retired and no consideration will be paid or delivered with respect thereto. Notwithstanding anything herein to the contrary, holders of Old Common Stock of BI shall not be required to surrender such stock to the Debtors. Section 7.17 Surrender of
Outstanding Securities.              Except as otherwise
provided herein, each holder of an instrument or certificated security evidencing an Allowed Claim against a Debtor (other than if the Claim or Interest that such instrument or certificated security evidences is Reinstated) shall surrender such instrument or certificated security to the relevant Debtor or Paying Agent with a duly executed letter of transmittal. No Distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such instrument or certificated security is received or the nonavailability of such instrument or certificated security is established to the satisfaction of the Disbursing Agent or Paying Agent, as the case may be. Such Disbursing Agent or Paying Agent, as the case may be, may reasonably require security and/or indemnity from the purported holder of such instrument or certificated security to hold it harmless in respect of such instrument or certificated security and any Distributions made in respect thereof. Any such holder that fails to surrender such instrument or satisfactorily explain its nonavailability to the Disbursing Agent or the relevant Paying Agent, as the case may be, within two years of the Effective Date shall be deemed to have no further Claim against the relevant Debtor, Reorganized Corporation or its property in respect of such Claim and shall not participate in any Distribution hereunder. Notwithstanding anything in the immediately preceding sentence, any such holder of a Disputed Claim shall not be required to surrender a required instrument or certificated security until the time such Disputed Claim is allowed or disallowed.
                Section 7.18 Termination of DIP Facility.
             Except to the extent that the DIP Facility
otherwise provides, on the Effective Date, all obligations of the Debtors under the DIP Facility shall be paid or otherwise satisfied in full in accordance with the terms of the DIP Facility. Without limiting the foregoing, with the consent of the lenders under the DIP Facility, any letters of credit that have not expired shall be replaced or backed-up with letters of credit as a part of Reorganized BSI's New Credit Facility. Upon payment or satisfaction in full of all obligations under the DIP Facility in accordance with the terms thereof, all liens and security interests granted to secure such obligations shall be deemed terminated and shall be of no further force and effect.
   Section 7.19 New Credit Facility.
 BSI expects to enter into the New Credit Facility and to issue the New Credit Facility Notes effective as of the Effective Date. The initial advance thereunder shall be used to satisfy in full the Debtors' obligations under the DIP Facility and to provide working capital to Reorganized BSI.
      Such documents as may exist which evidence the New Credit Facility shall be filed by BSI with the Bankruptcy Court no later than the Exhibit Filing Date as Exhibit E hereto. Copies of, and notice of any modification to, the New Credit Facility after its execution shall be provided to the Creditors' Committee, the Bank Group and the Unofficial Committee. The terms and conditions of the New Credit Facility shall include in all respects the terms and conditions of the commitment letter between BSI and the New Credit Facility Agent and a New Credit Facility term sheet, except to the extent that BSI and the New Credit Facility Agent agree otherwise. BSI shall, on or after the Confirmation Date, execute such other documents as the New Credit Facility Agent may require in order to effectuate the treatment afforded to the lenders under the New Credit Facility. Copies of any such documents shall be provided to the Creditors' Committee, the Bank Group and the Unofficial Committee prior to the Effective Date. The New Credit Facility Notes shall be in a principal amount to be determined prior to the Effective Date but, in any event, of at least $270 million, on such terms and at such interest rates as shall be agreed upon by Reorganized BSI and the Agent under the New Credit Facility.
                    Section 7.20 Sale of Yonkers Property and
Union Square Property. In the event that either or both of the Yonkers Property and the Union Square Property remains unsold on the Effective Date, the Yonkers Property and the Union Square Property and the proceeds from any sale of such properties shall be pledged to the Indenture Trustee to secure the obligations of Reorganized BSI under the New Notes as is set forth in Section 4.02, and Reorganized BSI and Reorganized YON, as the case may be, shall continue the Debtors' efforts to sell such properties.
 The Debtors shall use all reasonable efforts to sell such properties. Section 7.21 Adequate Protection Payments.
           The Debtors shall continue to pay to the Bank Group through the Effective Date the Adequate Protection Payments in the amounts required by the Agreed Order Regarding Adequate Protection of the Senior Bank Group's Interests and Related Relief, dated October 24, 1995.
                   Section 7.22 Plan Funding.
               Consummation Costs shall be paid by the
Consummation Funds.    Section 7.23 Disputed Payments.
                      If any dispute arises as to the identity
of a holder of an Allowed Claim who is to receive any Distribution, the Disbursing Agent may, in lieu of making such Distribution to such Person, make such Distribution into an escrow account to be held in trust for the benefit of such holder and shall not constitute property of the Debtors, their estates or the Reorganized Corporations. Such Distribution shall be held in escrow until the disposition thereof shall be determined by order of the Bankruptcy Court or by written agreement among the interested parties to such dispute.
                                             Section 7.24
Withholding Taxes.                                 Any federal
or state withholding taxes or other amounts required to be withheld under any applicable law shall be deducted and withheld
from any Distributions hereunder.                  Section 7.25
Obligations Incurred After the Confirmation Date. Payment obligations incurred after the date and time of entry of the Confirmation Order shall not be subject to application or proof of claim and may be paid by the Debtors, Reorganized BI or Reorganized BSI, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval as Administrative Claims.
Section 7.26 Cancellation of Bonds and Agreements.
On the Effective Date, except as otherwise provided for therein, the Bonds and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors will be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court, any Person or any governmental entity or agency. The holders of such cancelled Bonds and notes will have no rights arising from or relating to such Bonds or the cancellation thereof, except the rights provided pursuant to the Plan.
Following the Effective Date, holders of Bonds will receive from the respective indenture trustee, agent, servicer or the Disbursing Agent, specific instructions regarding the time and manner in which the Bonds are to be surrendered. Pending such surrender, such Bonds will be deemed cancelled and shall represent only the right to receive the distributions to which the holder is entitled under this Plan.
Any Bond which is lost, stolen, mutilated or destroyed, shall be deemed surrendered when the holder of a Claim or Interest based thereon delivers to the applicable indenture trustee, agent, servicer or the Disbursing Agent (a) evidence satisfactory to the indenture trustee, agent, servicer or the Disbursing Agent of the loss, theft, mutilation or destruction of such instrument or certificate, and (b) such security or indemnity as may be required by the indenture trustee, agent, servicer or the Disbursing Agent to hold each of them harmless with respect thereto. Each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent or a servicer shall continue in effect solely for the purposes of (a) allowing such indenture trustee, agent or servicer to make the Distributions to be made on account of such Claims under this Plan, (b) permitting such indenture trustee, agent or servicer to maintain any rights or liens it may have for fees, costs, expenses and indemnification under such indenture or other agreement and to be paid or reimbursed for such prepetition and postpetition fees, costs, expenses and indemnification only from the Distributions (until payment in full of such fees, costs, expenses or indemnification) that are governed by the respective indenture or other agreement in accordance with the provisions set forth therein and (c) the obligations of, and/or Claims against, the Debtors under, relating or pertaining to any agreements, indentures or certificates of designations, governing the Bonds and any other note, bond, indenture or other instrument or documents evidencing or creating any indebtedness or obligation of the Debtors shall be released and discharged; provided, however, that each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent or a servicer shall continue in effect solely for the purposes of allowing such indenture trustee, agent or servicer to make the Distributions to be made on account of such claims under this Plan; provided, further, that the provisions of the foregoing proviso shall not affect the discharge of Debtors' liabilities under the Bankruptcy Code and the Confirmation Order or result in any expense or liability to the Reorganized Corporations.
                Section 7.27 Instructions to Disbursing Agent.
              Prior to any Distribution on account of any Bonds, the indenture trustee, agent or servicer of the Bonds shall (a) inform the Disbursing Agent as to the amount of properly surrendered Bonds and (b) instruct the Disbursing Agent, in a form and manner that the Disbursing Agent reasonably determines to be acceptable, of the names of the holders of Bonds with allowed BI-GEN Claims and denominations of New Warrants to be issued and distributed to or on behalf of such holders of Allowed BI-GEN Claims in exchange for properly surrendered
Bonds.                                  Section 7.28 Record Date
for Distributions to Holders of Bonds. At the close of business on the Record Date, the transfer ledgers of the indenture trustees, agent and servicers of the Bonds shall be closed, and there shall be no further changes in the record holders of the Bonds. The Reorganized Corporations and the indenture trustees, agents and servicers for such Bonds and the Disbursing Agent shall have no obligation to recognize any transfer of such Bonds occurring after the Record Date. The Reorganized Corporations and the indenture trustees, agents and servicers for such Bonds and the Disbursing Agent shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Record Date.
                                                Section 7.29
Termination of Subordination. Effective as of the date on which each holder of a Bank Group Claim has received all Distributions to which, pursuant to this Plan, each such holder is entitled to receive, each holder of a Bank Group Claim shall be deemed to have waived all contractual, legal and equitable subordination rights which it may have, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, with respect to the Distribution to be made hereunder to holders of Bond Claims. On the Effective Date, all contractual, legal or equitable subordination rights that each holder of a Bank Group Claim has individually and collectively with respect to any Distribution made pursuant to this Plan to holders of Bond Claims shall be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined.
Article VIII


EFFECT OF THE PLAN ON CLAIMS AND INTERESTS
Section 8.01 Discharge.
(a) Scope. Except as otherwise provided in the Plan, Confirmation Order or DIP Facility, in accordance with section 1141(d)(1) of the Bankruptcy Code, when the Confirmation Order becomes a Final Order, the Plan and the Confirmation Order shall discharge, effective as of the Effective Date, all debts of, Claims against, liens on, and Interests in each of the Debtors, their assets, or properties, which debts, Claims, liens, and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtors shall be effective as to each Claim or Interest, regardless of whether a proof of Claim or Interest therefor was filed, whether the Claim is an Allowed Claim, or whether the holder thereof votes to accept the Plan. On the Effective Date, as to every discharged Claim and Interest, any holder of such Claim or Interest (including, without limitation, any options to purchase Old Common Stock of
BI) shall be precluded from asserting against any Debtor formerly obligated with respect to such Claim or Interest, or against such Debtor's assets or properties, any other or further Claim or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date.
                       (b) Injunction.  Except as otherwise
provided in the Plan or Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, officers, directors, agents, employees and representatives and others including (without limitation) the Creditors' Committee (including present and former members), the Bank Group (including present and former members), the Unofficial Committee (including present and former members), and professional persons retained by the Debtors, the Creditors' Committee, members of the Creditors' Committee, the Bank Group and the Unofficial Committee; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, current and former officers, directors, agents, employees and representatives and others including (without limitation) the Creditors' Committee (including present and former members), the Bank Group (including present and former members), the Unofficial Committee (including present and former members), and professional persons retained by the Debtors, the Creditors' Committee, members of the Creditors' Committee, the Bank Group and the Unofficial Committee; (3) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property, current and former officers, directors, agents, employees and representatives and others including (without limitation) the Creditors' Committee (including present and former members), the Bank Group (including present and former members), the Unofficial Committee (including present and former members), and professional persons retained by the Debtors, the Creditors' Committee, members of the Creditors' Committee, the Bank Group and the Unofficial Committee; (4) asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtors, the Reorganized Debtors or their respective property, current and former officers, directors, employees and representatives and others including (without limitation) the Creditors' Committee (including present and former members), the Bank Group (including present and former members), the Unofficial Committee (including present and former members), and professional persons retained by the Debtors, the Creditors' Committee, members of the Creditors' Committee, the Bank Group and the Unofficial Committee; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. (c) Release of Collateral. Unless a particular Secured Claim is Reinstated or the holder thereof receives a Distribution of a Reorganization Security in respect of such Claim under this
Plan: (i) each holder of: (A) a Secured Claim; and/or (B) a Claim that is purportedly secured shall on or immediately before the Effective Date: (x) turn over and release to the relevant Debtor (or its successor, as the case may be) any and all property of the relevant Debtor that secures or purportedly secures such Claim; and (y) execute such documents and instruments as such Reorganized Corporation requires to evidence such claimant's release of such property; and (ii) on the Effective Date, all claims, right, title and interest in such property shall revert to the relevant Reorganized Corporation (or the successor to any Debtor that does not survive a Combination Transaction or to Reorganized BSI in respect of the property of a Dissolving Debtor) free and clear of all Claims and Interests, including (without limitation) liens, charges, pledges, encumbrances and/or security interests of any kind. No Distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such holder executes and delivers to the relevant Debtor or Reorganized Corporation such release of liens. Any such holder that fails to execute and deliver such release of liens within 180 days of the Effective Date shall be deemed to have no further Claim against the relevant Debtor, Reorganized Corporation or their property in respect of such Claim and shall not participate in any Distribution hereunder. Notwithstanding the immediately preceding sentence, any such holder of a Disputed Claim shall not be required to execute and deliver such release of liens until the time such Claim is allowed or disallowed.
      (d) Applicability. Notwithstanding anything contained herein to the contrary, none of the provisions of this section shall be deemed applicable to any rights, claim, or cause of action, whether asserted or yet to be asserted, against any person or entity other than as specifically referred to in this
Section 8.01.
      Section 8.02 Revesting and Vesting.
    Subject to the Combination Transactions each of the Debtors shall, as a Reorganized Corporation, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.
Except as otherwise provided in this Plan, on the Effective Date all property comprising the Estates of each Debtor (other than a Dissolving Debtor) shall revest in the relevant Reorganized Corporation or its successor as a result of a Combination Transaction, free and clear of all Claims, liens, charges, encumbrances and Interests of creditors and equity security holders (other than as expressly provided herein). On the Effective Date, any property of a Dissolving Debtor not previously distributed under this Plan shall vest in Reorganized BSI, free and clear of all Claims, liens, charges, encumbrances and Interests of creditors and equity security holders of such Dissolving Debtor (other than as expressly provided herein). As of the Effective Date, each Reorganized Corporation may operate its businesses and use, acquire and dispose of property and settle and compromise claims or interests arising after the Effective Date without supervision of the Court free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order. Without limiting the foregoing, each Reorganized Corporation may pay the charges it incurs for Professional Fees, disbursements, expenses, or related support services after the Effective Date without any application to the Court.
Section 8.03 Secondary Liability Claims.
After notice and a hearing, Secondary Liability Claims shall be estimated by the Court under section 502(c) of the Bankruptcy Code. Each such Claim against any Debtor in respect of such Debtor's guaranty of obligations of any Primary Obligor that is a Debtor shall be allowed against such guarantor Debtor in the amount of the deficiency in recovery on the related claim against such Primary Obligor.
   Section 8.04 Release of Primary Obligors.
Except as provided otherwise herein, all holders of Claims against and Interests in any of the Debtors receiving, or entitled to receive, payments or Distributions pursuant to this Plan, in consideration for the promises and obligations of the Debtors under this Plan, shall be deemed to have waived and released all rights or claims they had or might have had against any current or former officer, director or employee of each of the Debtors based upon any claim against a Primary Obligor that also gives rise to a Secondary Liability Claim; provided, however, except as expressly provided above in this subsection, no such Claim or Interest holder shall be deemed by virtue of this subsection to have waived or released any right or claim it may have against any person other than the Debtors or the current and former officers, directors and employees of each of them. The release of any person or entity under this section additionally acts as an injunction against the commencement or continuation of any action, employment of process or act to collect, offset or recover the claims released hereby.
Section 8.05 Survival of Certain Indemnification Obligations. Except as otherwise provided in this Plan, the obligations of the Debtors to indemnify individuals who serve or served as their respective directors, officers, agents, employees, representatives, and others, including (without limitation) professional persons retained by any Debtor, pursuant to such Debtor's respective certificates of incorporation, Amended By-Laws, applicable statutes and agreements in respect of all present and future actions, suits, and proceedings against any of such officers, directors, agents, employees, representatives, and others, including (without limitation) professional persons retained by any Debtor, based upon any act or omission related to service with, for, or on behalf of any of the Debtors on or after the Petition Date as such obligations were in effect at the time of any such act or omission (but excluding such indemnity obligations, if any, arising under the Bank Documents, SPE Documents, Indenture, or any other similar such agreement or any unexpired lease or executory contract which is not assumed by any Debtor or Reorganized Corporation which gave rise to or could give rise to a Claim against any of the Debtors prior to the Petition Date), shall not be discharged or impaired by confirmation or consummation of this Plan but shall survive unaffected by the reorganization contemplated by this Plan and shall be performed and honored by each respective Debtor or Reorganized Corporation (or its successor) regardless of such confirmation, consummation, and reorganization.
Section 8.06 Release of Officers, Directors, Employees and
Representatives.
Except as provided in Section 8.07 hereof, each Debtor (and its successor Reorganized Corporation) hereby waives, releases and discharges: all current and former officers, directors, agents, employees and representatives of the Debtors, members of the Creditors' Committee (including present and former members), members of the Unofficial Committee, members of the Bank Group (including present and former members) and others, including (without limitation) professional persons retained by the Debtors and the Creditors' Committee, the members of the Unofficial Committee, members of the Bank Group, the agent for the Bank Group, from any claim (as such term "claim" is defined in section 101(5) of the Bankruptcy Code) arising prior to the Confirmation Date; provided, however, that to the extent that applicable law would permit a holder of a Tax Claim to seek the payment of such Tax Claim from a current or former officer or director of the Debtors designated as a "responsible person" under such law, nothing herein shall act to discharge or release any such person from any liability with respect to such Tax Claim in the event that any Reorganized Corporation fails to pay any such claim pursuant to the terms of this Plan. With respect to the current and former members of the Creditors' Committee, the Unofficial Committee and the Bank Group, the foregoing release shall only apply to any claims, if any, which one or more of the Debtors may have against such entity or entities in their capacity as a member of the Creditors' Committee, Unofficial Committee or Bank Group, as the case may be. With respect to the Debtors' current and former officers or directors, the foregoing release shall not apply to claims, if any, which may exist against such persons for which (and only to the extent) there is D&O Insurance. In any proceeding brought with respect to any such claims against the Debtors' current or former officers or directors, any recovery (i) will be limited to amounts which may be payable from the D&O Insurance, and (ii) will not under any circumstances come from the personal assets of any such current or former officer or director, as the case may be, and in no event shall the Debtors, Reorganized Corporations or any other Person seek to execute on any judgment against any current or former officer or director except with respect to the D&O Insurance, even if no D&O Insurance is determined to exist, the D&O carrier declines coverage, or the D&O Insurance coverage is insufficient to satisfy in full any claim or judgment obtained against such current or former officer or director. The foregoing shall not preclude, restrict or limit any officer or director against whom such a claim is asserted from defending against or opposing any such claim. Claimants and holders of Interests in any of the Debtors shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover any such claim that could be brought on behalf of or in the name of any of each such Debtor, without any independent cause of action belonging to the claimant or equity interest holder asserting such claim.

                                 Section 8.07 Release of Certain
Claims.                         Notwithstanding anything to the
contrary in the Plan or in any instrument, contract, release or other agreement entered into in connection with the Plan or an order of the Bankruptcy Court, on the Effective Date, each Debtor shall be deemed to have released all claims, rights and causes of action arising under section 547 of the Bankruptcy
Code.                                    Section 8.08 Claims and
Interest Objections.                   Unless otherwise ordered
by the Bankruptcy Court, all Claims objections shall be Filed and served on the applicable claimant no later than the Effective Date or, if a Claim is permitted to be Filed thereafter, within thirty (30) days after such Claim has been Filed. Any Claim which is (a) Allowed under the terms of this Plan or pursuant to an Order of the Bankruptcy Court prior to the Effective Date or (b) not the subject of a Claim objection pending before the Bankruptcy Court by the Effective Date shall be deemed Allowed for all purposes. After the Effective Date and pursuant to the provisions of the Bankruptcy Code, the Reorganized Corporations may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.
Section 8.09 Preservation of Insurance.
The provisions of this Plan shall not diminish or impair in any manner the enforceability and coverage of any insurance policies that may cover Claims against the Debtors, Reorganized Corporations or any other Person.
Article IX

EXECUTORY CONTRACTS
Section 9.01 Executory Contracts and Unexpired Leases.
As of the Effective Date, all executory contracts and unexpired leases of each Debtor shall be deemed rejected by such Debtor pursuant to the provisions of section 365 of the Bankruptcy Code, except: (a) any executory contract or unexpired lease that has been or is the subject of a motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by any of the Debtors before the Effective Date; (b) any executory contract or unexpired lease listed in the "Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases" to be filed by the Debtors with the Court before the entry of the Confirmation Order; (c) any executory contract or unexpired lease assumed or assumed and assigned pursuant to the provisions of this Plan; (d) any agreement, obligation, security interest, transaction or similar undertaking that the relevant Debtor believes is not executory or is not a lease, and which is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code; and (e) the Union Square Property, which is subject to the provisions of Section 9.02 hereof. The rejection by any Debtor of an executory contract or unexpired lease shall cause such rejection to be a breach prior to the Petition Date under sections 365(g) and 502(g) of the Bankruptcy Code.
                                          Section 9.02 Lease
Under Which Bradlees Leases Union Square Property.
                                      Reorganized BSI shall have
until the date that is one year after the occurrence of the Effective Date, or such later period as the Bankruptcy Court may grant, to exercise its rights under sections 363 and 365 of the Bankruptcy Code with respect to BSI's unexpired real property lease pursuant to which BSI leases the Union Square Property, including, without limitation, the right to assume, assume and assign or reject the lease under which Bradlees leases the Union Square Property. The Bankruptcy Court shall retain jurisdiction with respect to such rights and any issues related thereto.
                                 Section 9.03 Executory Contract
of R.R. Donnelly & Sons Company. BSI's executory contract with R.R. Donnelly & Sons Company ("R.R. Donnelly") shall, as of the Effective Date, (i) be deemed assumed by Reorganized BSI, (ii) R.R. Donnelly shall waive any cure payments upon assumption of such contract to which it might be entitled pursuant to the provisions of the Bankruptcy Code and (iii) BSI shall waive any cause of action which it may have against R.R. Donnelly under section 547 of the Bankruptcy Code.  Section 9.04 Executory
Contract of J.Baker, Inc.                As of the Effective
Date, BSI's executory contract with J.Baker, Inc. ("J.Baker") shall be deemed amended to, inter alia, extend the term of the contract for three years following the Effective Date and, as amended, be assumed by Reorganized BSI. In respect of the $1.8 million Claim of J.Baker, Reorganized BSI shall, on the Effective Date or as soon thereafter as practicable, make a Cash Distribution to J.Baker in the amount of $360,000. Reorganized BSI shall make additional Cash Distributions to J.Baker in the amount of $1,440,000, to be paid in equal monthly installments commencing thirty days after the first payment, with interest at a rate equal to J.Baker's borrowing rate, but not to exceed nine percent (9%); provided, however, that no interest shall accrue during the first six months after the Effective Date; provided, further, however, that the obligation of Reorganized BSI to make the foregoing payments owed to J.Baker shall accelerate and become immediately due and payable should (a) Reorganized BSI enter into a third party transaction which would constitute a change of control or (b) Peter Thorner's employment with
Reorganized BSI terminate for any reason.    Section 9.05 Cure.
                                            At the election of
the relevant Debtor, any monetary defaults under each executory contract and unexpired lease to be assumed under this Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code, in one of the following ways: (a) by payment of the default amount in Cash on the Effective Date; (b) by issuance of a Cure Note; or (c) on such other terms as agreed to by the parties to such executory contract or unexpired lease; provided, however, any landlord which filed a timely objection with the Court to the First Amended Joint Plan of Reorganization of Bradlees Stores, Inc. and Affiliates Under Chapter 11 of the Bankruptcy Code, pursuant to the procedures prescribed in the Order dated October 5, 1998, objecting to the cure of defaults under a lease to which such landlord is a party by means of a Cure Note, shall be paid Cash in accordance with the provisions of Section 5.01(a) hereof to cure any defaults under such lease if it is assumed pursuant to the provisions of this Plan. In the event of a dispute regarding: (i) the amount of any Cure Payments; (ii) the ability of the Debtor that is a party thereto to provide adequate assurance of future performance under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving assumption.
Section 9.06 Rejection Damages Bar Date.
If the rejection by any Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against such Debtor or Reorganized Corporation or the properties of either of them unless a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors (i) within fifteen (15) days after service of the later of (a) notice of the Confirmation Order, (b) other notice that the executory contract or unexpired lease has been rejected, or (c) in the event that any Debtor rejects any executory contract or unexpired lease after the Confirmation Date, within fifteen (15) days of the date of such rejection or (ii) within such time as the Bankruptcy Court may
order.                 Section 9.07 Executory Contracts and
Unexpired Leases Entered Into and Other Obligations Incurred After the Petition Date. Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by any Debtor shall be performed by such Debtor or by such Reorganized Corporation liable thereunder in the ordinary course of its business. Accordingly, such executory contracts, unexpired leases and other obligations shall survive and remain unaffected by entry of the Confirmation Order.
                                  Article X

                               CONDITIONS TO CONFIRMATION
                              AND OCCURRENCE OF EFFECTIVE DATE
                              Section 10.01 Conditions to
Confirmation.                        This Plan may not be
confirmed unless each of the conditions set forth below is satisfied. Except as provided in Section 10.03 below, any one or more of the following conditions may be waived at any time by the Debtors with the unanimous consent of the Creditors' Committee, the Unofficial Committee and the Bank Group.
                                                (a) The
Disclosure Statement Order shall have been entered and be a
Final Order.
(b) The Confirmation Order shall be in form reasonably acceptable to Debtors, the Creditors' Committee, the Unofficial Committee and the Bank Group. The Confirmation Order shall, among other things, provide that:
           (i) The Reorganized Corporation shall be deemed to succeed to, by operation of law, all executory contracts or unexpired leases assumed by the Debtors during the Chapter 11 Cases, (including pursuant to the provisions of the Plan), which contracts and leases shall remain in full force and effect notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits assignment or transfer or that enables or requires the termination of such contract or lease;
                      (ii) except as expressly provided in this
Plan, the Debtors are discharged effective upon the Effective Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or that arose from any agreement of the Debtors entered into or obligation of the Debtors occurred before the Petition Date, or from any conduct of the Debtors prior to the Petition Date, or that arose before the Petition Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;
                                         (iii) a finding by the
Bankruptcy Court that the Plan complies with all applicable provisions of the Bankruptcy Code, including that the Plan was proposed in good faith and that the Confirmation Order was not
procured by fraud; and                (iv) except as expressly
provided in this Plan, all Interests shall be terminated
effective upon the Effective Date.         Section 10.02
Conditions to Occurrence of Effective Date. The Effective Date for this Plan may not occur unless each of the conditions set forth below is satisfied. Except as provided in Section 10.03 below, any one or more of the following conditions may be waived at any time by the Debtors with the unanimous consent of the Creditors' Committee, the Unofficial Committee and the Bank
Group.                                                 (a) The
Confirmation Order shall have been entered and be a Final Order.
                                                         (b)
Each Reorganized Debtor's respective Certificate of Incorporation and Amended By-Laws shall have been amended as provided in this Plan.
(c) Reorganized BI and Reorganized BSI shall each have sufficient Cash on hand to pay the Consummation Costs and make such other timely Distributions of Cash as may be required
hereunder.      (d) Reorganized BSI shall have established a
revolving line of credit or other liquidity facility with a bank or other financial institution in a drawable principal amount of at least $250 million, with terms satisfactory to Reorganized BSI and the lenders under the New Credit Facility, in their sole discretion. (e) Subject to Section 7.08(e) hereof, the aggregate amount of Allowed General Unsecured Claims and Disputed General Unsecured Claims (i) against BSI (excluding the Bank Group Claim and the Intercompany Claim) shall have been reduced, either through agreement or order of the Bankruptcy Court, to less than $300 million and (ii) against each Debtor other than BI, BSI and BAC (other than the Intercompany Claims, the Bank Group Claim and SPE Claims) shall have been reduced, either through agreement or order of the Bankruptcy Court, to an amount of less than $1 million.
               (f) Reorganized BSI shall have granted to vendors who provide retail merchandise to Reorganized BSI after the Effective Date, or who have provided merchandise to BSI before the Effective Date which is not paid for as of the Effective Date, a Trade Vendors' Lien to secure payment to such trade vendors of amounts owed by Reorganized BSI. The Trade Vendors' Lien, which shall be held by the Trade Vendors' Collateral Agent, shall be subordinated to the lien securing the New Credit Facility to the satisfaction of the holders of the liens securing the New Credit Facility and shall attach to all of Reorganized BSI's inventory (but not any other assets of Reorganized BSI). If a new lender or group of lenders replaces the lenders under the New Credit Facility, then the Trade Vendors' Lien shall be subordinated to the liens of such replacement lender or lenders. The Trade Vendors' Lien shall terminate on the earliest to occur of (i) two years after the Plan Effective Date, (ii) at the sole option of Reorganized BSI, the date on which the ratio of the amount of accounts payable of Reorganized BSI to the amount of Inventory of Reorganized BSI, computed on a cost basis, for any rolling three-month period is more than five percentage points less than such ratio on a comparable store basis for the same period in the prior year,
(iii) the consummation of a transaction pursuant to which Reorganized BI or Reorganized BSI merges or otherwise combines with another company or companies, (iv) at the sole option of Reorganized BSI, as to any individual trade vendor, at such time as such vendor fails to provide merchandise to Reorganized BSI on terms which are at least as favorable to Reorganized BSI as the credit terms under which such vendor provided merchandise to BSI in the year prior to the Effective Date and (v) at the sole option of Reorganized BSI, as to any individual trade vendor that initially provides retail merchandise to Reorganized BSI after the Effective Date, at such time as such vendor fails to provide retail merchandise to Reorganized BSI on terms which are as favorable to Reorganized BSI as the initial credit terms which such vendor provide retail merchandise to Reorganized BSI; provided, however, that any termination by Reorganized BSI of the Trade Vendors' Lien will not be effective until the thirtieth day after Reorganized BSI gives (a) actual notice to the Trade Vendors' Collateral Agent and (b) (x) in the case of trade vendors generally, notice by publication in The New York Times (national edition), of its intent to terminate the Trade Vendors' Lien and actual notice to trade vendors to whom, according to the books and records of Reorganized BSI, amounts are then due and owing, or (y) in the case of an individual trade vendor, actual notice of such termination to the trade vendor whose Trade Vendors' Lien Reorganized BSI proposes to terminate. The documents giving rise to the Trade Vendors' Lien shall be annexed hereto as Exhibit I and shall be filed with the Court on or before the Exhibit Filing Date. Such documents shall (i) be consistent with the terms of this Plan, and (ii) not provide for payment by the Debtors or the Reorganized Corporations of any legal or other fees or costs except (a) such reasonable fees to the Trade Vendors' Collateral Agent as the Debtors or the Reorganized Corporations and the Trade Vendors' Collateral Agent shall agree to, and (b) such reasonable attorneys' fees as may be incurred in connection with the filing of financing statements with respect to such documents, such modifications or revisions to Exhibit I as the Reorganized Corporations may agree to, or in the event of a default under
such documents.                   (g) Each of the Creditors'
Committee, the Bank Group and the Unofficial Committee have approved in form and substance each of the Exhibits to this Plan, such approval not to be unreasonably withheld.
                                          (h) (i) As of or prior
to the Effective Date, one or more shelf registration statements, in form and substance reasonably satisfactory to Gabriel Capital L.P. and other members of the Bank Group, pursuant to which those creditors shall have the right to re-sell the New Common Stock and New Notes distributed to them under this Plan (whether as a holder of a Bank Group Claim or a General Unsecured Claim), shall have been declared effective by the Securities and Exchange Commission under applicable securities laws, and (ii) on the Effective Date, Reorganized BI shall have committed to maintain the effectiveness of the foregoing registration statements, pursuant to a reasonably acceptable Registration Rights Agreement, for so long as Gabriel Capital L.P. may be deemed an affiliate of Reorganized BI.
However, the foregoing requirement in sub-paragraph       (i)
shall be deemed waived if, prior to the Effective Date, the Securities and Exchange Commission shall have advised Reorganized BI in writing that such registration statements shall be declared effective subject only to the occurrence of the Effective Date or the issuance of the Reorganization Securities by Reorganized BI. Section 10.03 Waiver of Conditions to Confirmation and Occurrence of Effective Date.
                              Each of the conditions to
confirmation of this Plan or to the occurrence of the Effective Date is for the benefit of the Debtors, the Creditors' Committee, the Bank Group and the Unofficial Committee. Other than the requirement that the Disclosure Statement Order and the Confirmation Order must be entered, the requirement that a particular condition be satisfied may be waived in whole or part by the Debtors, with the unanimous consent of the Creditors' Committee, the Bank Group and the Unofficial Committee without notice and a hearing, and the relevant Debtors' benefits under the "mootness doctrine" shall be unaffected by any provision
hereof.                           Section 10.04 Effect of
Nonoccurrence of the Conditions to Occurrence of Effective Date.
                                   If each of the conditions to
the occurrence of the Effective Date have not been satisfied or duly waived on or before the date which is no later than the first Business Day after the later of (a) sixty (60) days after the Confirmation Order is entered, or (b) the first day of the first fiscal year of the Reorganized Corporations after the Confirmation Order is entered, or by such later date as is approved, after notice and a hearing, by the Court, then upon motion by any party in interest made before the time that each of the conditions has been satisfied or duly waived, the Confirmation Order may be vacated by the Court; provided, however, that, notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to occurrence of the Effective Date is either satisfied or duly waived before the Court enters an order granting the relief requested in such motion. If the Confirmation Order is vacated pursuant to this Section, the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against or Interests in the Debtors; or (b) prejudice in any manner the rights of any of the Debtors or of any other party in interest, including, without limitation, the right to seek a further extension of the exclusivity periods under section 1121(d) of the Bankruptcy Code.
            Article XI

          CONFIRMABILITY AND SEVERABILITY
         OF A PLAN AND CRAMDOWN
     Section 11.01 Confirmability and Severability of a Plan. The confirmation requirements of section 1129 of the
Bankruptcy Code must be satisfied separately with respect to each Debtor. Subject to the unanimous consent of the Creditors' Committee, the Bank Group, and the Unofficial Committee, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan as it applies to any particular Debtor. A determination by the Bankruptcy Court that the Plan, as it applies to any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect:
(1) the confirmability of the Plan as it applies to any other Debtor; or (2) the Debtors' ability to modify the Plan, as it applies to any particular Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code. Each provision of this Plan shall be considered separable and, if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, the balance of this Plan shall be given effect without relation to the invalid provision. Section 11.02 Cramdown.
                   The Debtors request confirmation under
section 1129(b) of the Bankruptcy Code if any impaired Class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtors reserve the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires
modification.                        Article XII


ADMINISTRATIVE PROVISIONS
Section 12.01 Retention of Jurisdiction.
Notwithstanding confirmation of this Plan or occurrence of the Effective Date, the Court shall retain jurisdiction for all purposes permitted under applicable law, including without limitation the following purposes:
(a) Determination of the allowability of Claims and Interests upon objection to such Claims or Interests by a Debtor, the Reorganized Debtors, other successors to any of the Debtors, or any other party in interest and the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances;
(b) Determination of tax liability pursuant to section 505 of the Bankruptcy Code;
  (c) Approval, pursuant to section 365 of the Bankruptcy Code, of all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtors, including, without limitation, assumption and assignment of the Union Square Property;
             (d) Determination of requests for payment of
administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto under section 330 of the Bankruptcy
Code;                (e) Resolution of controversies and
disputes regarding the interpretation of this Plan;
                     (f) Implementation of the provisions of
this Plan and entry of Orders in aid of confirmation and consummation of this Plan, subject to Paragraph 23 of that certain Order dated December 22, 1997 including, without limitation, appropriate Orders to protect the Debtors and their successors from actions by creditors and/or Interest holders of the Debtors or any of them and resolving disputes and controversies regarding property of the Estates and the Reorganized Corporations that is subject to restructuring negotiations on and after the Confirmation Date;
(g) Modification of the Plan pursuant to section 1127 of the
Bankruptcy Code;
(h) Adjudication of any causes of action that arose prior to the Confirmation Date or in connection with the implementation of this Plan, including avoidance actions, brought by a Debtor, Reorganized Corporation, other successors of any of the Debtors as the representative of the Debtors' Estates or a party in interest (as a representative of any Debtor's Estate); and
(i) Entry of a Final Order closing the Chapter 11 Cases.
Section 12.02 Governing Law.
Except to the extent the Bankruptcy Code, Bankruptcy Rules, or other federal laws apply and except for Reinstated Claims governed by another jurisdiction's law, the rights and obligations arising under this Plan shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.
         Section 12.03 Fees and Expenses of Bank Group.
       The agent for and certain members of the Bank Group have received reimbursement of or payment for the professionals retained by them during the pendency of these Chapter 11 cases from the Adequate Protection Payments. Such payments shall continue through the Effective Date. Neither the Bank Group, its agents nor its members shall seek reimbursement for the fees and expenses of its professionals other than from the Adequate Protection Payments. No later than ten (10) days after the Effective Date, the Bank Group shall deliver to the Reorganized Corporations a summary in form reasonably satisfactory to the Reorganized Corporations of the fees and expenses paid to all professionals retained by the Bank Group during the Chapter 11 cases. Such summary shall include a month by month breakdown of fees and expenses paid to each such professional by the Bank Group and the net amount of the Adequate Protection Payments remaining after the payment of such professional fees and expenses.
Section 12.04 Fees and Expenses of Unofficial Committee. Subject to the approval of the Bankruptcy Court on appropriate application as set forth in Section 12.07(b) hereof, the reasonable fees and expenses of the Unofficial Committee during the course of the Chapter 11 Cases shall be allowed as administrative expenses of BSI, pursuant to 11 U.S.C. ' 503(b).
Section 12.05 Professional Fees and Expenses of Loomis Sayles. Subject to the approval of the Bankruptcy Court on appropriate application as set forth in Section 12.07(b) hereof, the reasonable professional fees and expenses of Loomis Sayles during the course of these cases shall each be allowed as administrative expenses of the Debtors, pursuant to 11 U.S.C. ' 503(b), not to exceed, in the aggregate, the amount of $300,000.
           Section 12.06 Fees and Expenses of Bond Indenture Trustee. Subject to the approval of the Bankruptcy Court on appropriate application as set forth in Section 12.07(b) hereof, the reasonable fees and expenses of the Bond Indenture Trustee during the course of the Chapter 11 Cases shall be allowed as administrative expenses of the appropriate Debtor, pursuant to 11 U.S.C. ' 503(b).
Section 12.07 Administrative Bar Date.
(a) General Provisions. Except as provided below in Section 12.07(b) for Administrative Claims of Professionals requesting compensation or reimbursement of expenses and in Section 12.07(c) for liabilities incurred by a Debtor in the ordinary course of its business, requests for payment of Administrative Claims must be Filed no later than 30 days after the Effective Date. Holders of Administrative Claims who are required to File a request for payment of such Claims and who do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, the Reorganized Debtors or their respective property.
               (b) Professionals. All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested by any Professional or other entity for making a substantial contribution in any Case) shall File an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the Effective Date; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals' Compensation Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals' Compensation Order. Notwithstanding anything to the contrary contained in the Ordinary Course Professionals' Compensation Order, no Professional subject to that Order shall be required to apply to the Bankruptcy Court for compensation and reimbursement of expenses. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed no later than 75 days after the Effective Date. All compensation and reimbursement of expenses allowed by the Bankruptcy Court shall be paid to the applicable Professional on or before ten days after an order allowing such fees and expenses becomes a Final Order, or as soon thereafter as
practicable.                                       (c) Ordinary
Course Liabilities. Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of business shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the holders
of such Claims.                                   Section 12.08
Corporate Action.                                 The adoption
of any new or amended and restated Certificates of Incorporation and Amended By-Laws of each Reorganized Corporation, the adoption, execution, and implementation of any employment agreement described in the Plan and the other matters provided for under the Plan involving the corporate or entity structure of any Debtor, Reorganized Corporation or corporate action, as the case may be, to be taken by or required of any Debtor or Reorganized Corporation, as the case may be, shall be deemed to have occurred and be effective as provided herein and shall be authorized and approved in all respects, without any requirement of further action by stockholders or directors of any of the Debtors or Reorganized Corporations, as the case may be.
Without limiting the foregoing, Reorganized BSI shall be authorized, without any further act or action required, to issue all Reorganization Securities, any other securities and any instruments required to be issued hereunder, including sufficient New Common Stock in respect of any exercise of stock options as set forth in the Plan.
      Section 12.09 Effectuating Documents and Further Transactions. Each Debtor and Reorganized Corporation shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.
          Section 12.10 Limitation of Liability.
      Neither the Debtors, the Reorganized Corporations, the Creditors' Committee (including their present and former members), the Unofficial Committee (including their present and former members), the Bank Group (including the Majority Banks) any of their respective officers, directors, employees, agents (acting in such capacity), representatives nor any professional persons employed by any of them shall have or incur any liability to any entity for any action taken or omitted to be taken in connection with or related to (i) the formulation, preparation, dissemination, implementation, confirmation, or consummation of the cases, the Plan, the Disclosure Statement, or any contract, release, or other agreement or document created or entered into, or any other action taken or omitted to be taken in connection with the Plan, and (ii) actions taken or omitted to be taken in connections with the Chapter 11 Cases or the operations of administration of the Debtors during the Chapter 11 Cases that arose out or relate to the period prior to the Effective Date; provided, however, that the provision of this section shall have no effect on the liability of any entity that would otherwise result from any action or omission to the extent that such action or omission is determined in a Final Order to have constituted gross negligence or willful
misconduct.                         Section 12.11 Amendments.
                                  (a) Preconfirmation Amendment.
Subject to Sections 7.15 and 11.01 of this Plan, the Debtors may modify the Plan at any time prior to the entry of the Confirmation Order provided that the Plan, as modified, and the Disclosure Statement pertaining thereto meet applicable
Bankruptcy Code requirements.                        (b)
Post-confirmation Amendment Not Requiring Resolicitation. After the entry of the Confirmation Order, the Debtors may modify the Plan to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment, or Distributions of any Class under the Plan.
                               (c) Post-confirmation Amendment
Requiring Resolicitation. After the Confirmation Date and before the Effective Date of the Plan, the Debtors may modify the Plan in a way that materially or adversely affects the interests, rights, treatment, or Distributions of a class of Claims or Interests provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Bankruptcy Court approval for such modification, after notice and a hearing; (iii) such modification is accepted by at least two-thirds in amount, and more than one-half in number, of Allowed Claims voting in each class affected by such modification; and (iv) the Debtors comply with section 1125 of the Bankruptcy Code with respect to the Plan as modified.
                                           Section 12.12
Successors and Assigns.                            The rights,
benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assign of
such Person.                                           Section
12.13 Confirmation Order and Plan Control.               To the
extent the Confirmation Order and/or this Plan is inconsistent with the Disclosure Statement, any other agreement entered into between or among any Debtor(s), or any of them and any third party, this Plan controls the Disclosure Statement and any such agreements and the Confirmation Order (and any other orders of
the Court) controls this Plan.                    Section 12.14
Notices.                                          Any notice
required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery or (c) overnight delivery service, freight prepaid, and addressed as follows:
                                                  For the
Debtors and the Reorganized Corporations
Bradlees Stores, Inc.
One Bradlees Circle
P.O. Box 9051
Braintree, MA  02184-9051
Attn:    David L. Schmitt., Esq.
Senior Vice President and General Counsel
with copies to:
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York  10019-6092
Attn:    Stuart Hirshfield, Esq.
For the Unofficial Committee
Mr. Vincent J. Intrieri
Stonington Management Corp.
712 Fifth Avenue
New York, New York  10019
And
Mr. Mark Zucker
Anvil Capital
100 Wilshire Blvd.
Santa Monica, California  90401
with copies to:
Milbank, Tweed, Hadley & McCloy
1 Chase Manhattan Plaza
New York, New York  10005
Attention:   Ellen R. Werther, Esq.
            Michael J. Edelman, Esq.
For the Bank Group
Bankers Trust Company
1 Bankers Trust Plaza
130 Liberty Street
New York, New York  10006
Attention:    Allan M. Stewart
with copies to: Skadden, Arps, Slate, Meagher & Flom
333 West Wacker Drive
Chicago, IL  60606
Attention:      John Wm. Butler, Jr., Esq.
For the Majority Banks
Gabriel Capital, L.P.
450 Park Avenue
New York, NY 10022
Attention:  Jack Mayer

With copies to:
Kasowitz, Benson, Torres & Friedman
1301 Avenue of the Americas
36th Floor
New York, NY  10019
Attention:     David Friedman, Esq.
For the Creditors' Committee
Copies to:
Co-chairs of the Creditors' Committee, c/o
Otterbourg Steindler Houston & Rosen, P.C.
230 Park Avenue
New York, New York  10169
Attention:   Glenn Rice, Esq.
Section 12.15 Committees.
On the Effective Date, the Creditors' Committee shall be deemed dissolved and the members of the Creditors' Committee shall be deemed released and discharged from all rights and duties arising from or related to the Chapter 11 Cases. The Professionals retained by the Creditors' Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed after the Effective Date pursuant to
Section 12.07(b) above. Prior to the dissolution of the Creditors' Committee, the Creditors' Committee may appoint a committee of one or more financial representatives to become effective on the Effective Date, whose sole duties shall be to provide directions, on behalf of the trade vendors, to the Trade Vendors'
Collateral Agent referred to in this Plan; provided however, that such appointee or appointees shall serve without right to receive any fees, reimbursement of expenses or other remuneration, directly or indirectly, from the Debtors' estates
or the Reorganized Corporations.                Dated:
Braintree, Massachusetts
November 17, 1998
                                                      Bradlees
Stores, Inc., New Horizons of Yonkers, Inc., Bradlees, Inc., Bradlees Administrative Co., Inc., Dostra Realty Co., Inc., Maximedia Services, Inc., New Horizons of Bruckner, Inc., and New Horizons of Westbury, Inc., Debtors and Debtors-in-Possession
                  By:   /s/Peter Thorner
                        ----------------
                 Name:  Peter Thorner
                Title:  Chairman and Chief
                        Executive Officer

              TABLE OF CONTENTS
                                                   Page
ARTICLE I DEFINITIONS, RULES OF INTERPRETATION AND
CONSTRUCTION                                             	2
        Section 1.01  "Additional Quarterly Distribution"	2
       Section 1.02  "Adequate Protection Payments"       2
  Section 1.03  "Administrative Claim"         2
 Section 1.04  "Affiliates" 2
Section 1.05  "Allowed"      2
Section 1.06  "Allowed Administrative Claim"   3
Section 1.07  "Allowed Claim"                  3
Section 1.08  "Allowed Convenience Claim"          3
Section 1.09  "Allowed Intercompany Claim"         3
Section 1.10  "Allowed Priority Claim"  3          3
Section 1.12  "Amended By-Laws" 3
Section 1.13  "Amended Certificate of Incorporation" 3
Section 1.14  "Available Unclaimed Property"  3
Section 1.15  "Ballot"3
Section 1.16  "Bank Documents"4
Section 1.17  "Bank Group"    4
Section 1.18  "Bank Group Claim"    4
Section 1.19  "Bankruptcy Code"     4
Section 1.20  "Bankruptcy Court"    4
Section 1.21  "Bankruptcy Rules"    4
Section 1.22  "Bonds"    4
Section 1.23  "Bond Claims"          4
Section 1.24  "Bond Indenture Trustee"4
Section 1.25  "Bruckner Escrow Funds"4
Section 1.26  "Bruckner Fraction"    4
Section 1.27  "BTM"                  5
Section 1.28  "BTM Stipulation"      5
Section 1.29  "Business Day"         5
Section 1.30  "Cap Notes"            5
Section 1.31  "Capital Lease"5
Section 1.32  "Cash"         5
Section 1.33  "Cash Distributions"   5
Section 1.34  "Chapter 11 Cases"     5
Section 1.35  "Claim"             5
Section 1.36  "Class"     5
Section 1.37  "Class [___] Claim" 5
Section 1.38 means a Claim in the particular Class of Claims identified and described in Article III. "Combination
Transaction" 5
Section 1.39  "Combining Debtors"         6
Section 1.40  "Confirmation Date"         6
Section 1.41  "Confirmation Order"        6
Section 1.42  "Consummation Costs"        6
Section 1.43  "Consummation Funds"        6
Section 1.44  "Convenience Claim"         6
Section 1.45  "Court"           6
Section 1.46  "Creditor"        6
Section 1.47  "Creditors' Committee"      6
Section 1.48  "Cure Notes"          6
Section 1.49  "Cure Payments"       6
Section 1.50  "D&O Insurance"    7
Section 1.51  "Debtor"           7
Section 1.52  "Debtors"          7
Section 1.53  "DIP Agreement" or "DIP Facility" 7
Section 1.54  "DIP Claims"         7
Section 1.55  "Disbursing Agent"   7
Section 1.56  "Disclosure Statement" 7
Section 1.57  "Disclosure Statement Order"  7
Section 1.58  "Disputed Administrative Claims" 7
Section 1.59  "Disputed Claim"         8
Section 1.60  "Disputed Claims Reserve"     8
Section 1.61  "Distribution       8
Section 1.62  "Distribution Address"        8
Section 1.63  "Effective Date"          8
Section 1.64  "Estate"       9
Section 1.65  "Exhibit"        9
Section 1.66  "Exhibit Filing Date"  9
Section 1.67  "Face Amount"     9
Section 1.68  "Federal Priority Tax Claim"     9
Section 1.69  "File"           9
Section 1.70  "Final Order"       9
Section 1.71  "Fractional Shares" 9
Section 1.72  "GAAP"            9
Section 1.73  "General Unsecured Claim"       9
Section 1.74  "Indenture"      9
Section 1.75  "Indenture Trustee"      9
Section 1.76  "Initial Distribution Date"     10
Section 1.77  "Intercompany Claim"  10
Section 1.78  "Interest"     10
Section 1.79  "IRS"          10
Section 1.80  "M&R"          10
Section 1.81  "Majority Banks"     10
Section 1.82  "Net Proceeds"       10
Section 1.83  "New Common Stock"   10
Section 1.84  "New Credit Facility" 10
Section 1.85  "New Credit Facility Agent"    11
Section 1.86  "New Credit Facility Notes"  11
Section 1.87  "New Notes"        11
Section 1.88  "New Warrants"     11
Section 1.89  "Old Common Stock of [___]"    11
Section 1.90  "Ordinary Course Professionals' Compensation
Order"    11
Section 1.91   "Other Priority Claim"     11
Section 1.92   "Other Priority Tax Claim" 11
Section 1.93   "Paying Agent"       11
Section 1.94   "Person" 11
Section 1.95   "Petition Date"  11
Section 1.96   "Plan"            12
Section 1.97   "Post-Effective Date Collateral"     12
Section 1.98   "Prepetition Claim" 12
Section 1.99   "Primary Obligor"   12
Section 1.100	"Priority Claim"  12
Section 1.101	"Priority Tax Claim"   12
Section 1.102	"Professional Fees"    12
Section 1.103	"Pro Rata"        12
Section 1.104	"Ratable" or "Ratable Share"	12
Section 1.105	"Record Date"	12                           Section
1.106	"Reinstated"  13                            Section
1.107	"Reorganized Corporation"    13                 Section
1.108	"Reorganization Securities"  13                 Section
1.109	"Reorganized [_____]"    13                     Section
1.110	"Required Prepayments"   13                    Section
1.111	"Schedules"     13                           Section
1.112	"Secondary Liability Claim"  13                 Section
1.113	"Secured Claim"     14                         Section
1.114	"SPE Agent"      14                           Section
1.115	"SPE Claims"      14                           Section
1.116	"SPE Deficiency Claim"     14                   Section
1.117	"SPE Documents"     14                       Section
1.118	"SPE Group"        14                           Section
1.119	"SPE Philadelphia Property"   14                Section
1.120	"SPE Properties"    14                        Section
1.121	"SPE Providence Property"       14               Section
1.122	"SPE Stipulation"       14                       Section
1.123	"SPE Transaction"      15                        Section
1.124	"State Street"	15                           Section
1.125	"State Street Administrative Claim"     15      Section
1.126	"Supplemental Bank Group Distribution"  15      Section
1.127	"Supplemental BSI-GEN Distribution"     15     Section
1.128	"Tax Claim"     15                           Section
1.129	"Tax Note"      15                                Section
1.130	"Tax Refund"    15                           Section
1.131	"Trade Vendors' Collateral Agent"    15           Section
1.132	"Trade Vendors' Lien"         15                 Section
1.133	"Trust Indenture"        15                      Section
1.134	"Unclaimed Property"   15                    Section
1.135	"Union Square Property"   16                      Section
1.136	"Unofficial Committee"    16                 Section
1.137	"Unsecured Claim"       16                       Section
1.138	"Westbury Escrow Funds"	16                 Section
1.139	"Westbury Fraction"	16                        Section
1.140	"Yonkers Effective Date"	16                     Section
1.141	"Yonkers Fraction"	16                       Section
1.142	"Yonkers Property"	16                         Section
1.143	Generally	16                                 Section
1.144	Exhibits	17                                   Section
1.145	Time Periods       17                              Section
1.146	Miscellaneous Rules	17                         ARTICLE II
CLASSIFICATION OF CLAIMS AND INTERESTS	17            Section
2.01   General Rules of Classification.   17          Section
2.02   Administrative, Tax and Other Priority Claims     against
any Debtor.	18                                     Section 2.03
Undersecured Claims against any Debtor. 18      Section 2.04
Capital Lease Claims.  18                        Section 2.05
Mechanics' Lien Claims.     18                    Section 2.06
Intercompany Claim.	18                        Section 2.07
Unsecured Claims against any Debtor.    18        Section 2.08
Allowed Convenience Claims are Classified for BSI.  19
                                                  Section 2.09
Equity Interests in any Debtor.    19        ARTICLE III
CLASSIFICATION OF CLAIMS AND INTERESTS BY DEBTOR   19
                                                     Section
3.01   Bradlees, Inc.           19                       Section
3.02   Bradlees Administrative Co., Inc.  19             Section
3.03   Bradlees Stores, Inc.    20                       Section
3.04   Dostra Realty Co., Inc.  20                      Section
3.05   Maximedia Services, Inc.	21                 Section 3.06
New Horizons of Yonkers, Inc.21                  Section 3.07
New Horizons of Bruckner, Inc.22              Section 3.08   New
Horizons of Westbury, Inc.22                  ARTICLE IV
REORGANIZATION SECURITIES        22                   Section
4.01   Tax Notes.         22                            Section
4.02   New Notes.         23                             Section
4.03   CAP Note.          23                             Section
4.04   Cure Notes.        23                             Section
4.05   New Warrants.      24                            Section
4.06   New Common Stock of Reorganized BI.24       ARTICLE V
TREATMENT OF UNIMPAIRED CLASSES        24              Section
5.01   Administrative Claims.            24              Section
5.02   Federal Priority Tax Claims.     25              Section
5.03   Other Priority Tax Claims.       25               Section
5.04   Other Non-Tax Priority Claims.   26              Section
5.05   Convenience Claims. 26                          ARTICLE
VI TREATMENT OF IMPAIRED CLAIMS AND INTERESTS	26      Section
6.01   Bank Group Claims.      26                        Section
6.02   SPE Claims.        27                            Section
6.03   Bradlees, Inc.     28                           Section
6.04   Bradlees Administrative Co., Inc.     28        Section
6.05   Bradlees Stores, Inc.       28                   Section
6.06   Dostra Realty Co., Inc.     29                  Section
6.07   Maximedia Services, Inc.    29                  Section
6.08   New Horizons of Yonkers, Inc.   29             Section
6.09   New Horizons of Bruckner, Inc.  30            Section
6.10   New Horizons of Westbury, Inc.  30               ARTICLE
VII IMPLEMENTATION    30                           Section 7.01
Reorganized BI and Reorganized BSI.     30   Section 7.02
Directors of the Reorganized Corporations. 31 Section 7.03 Employment, Retirement, Indemnification and Other Agreements and
Incentive Compensation Programs.  31        Section 7.04
Management Emergence Bonus.  32                 Section 7.05
Corporate Action.     33                         Section 7.06
Certain Retiree Health, Medical and Life Insurance Benefits.	33
                                                 Section 7.07
Combination Transactions.     34               Section 7.08
Distributions to Holders of Claims and Interests. 34
                                               Section 7.09
Miscellaneous Distribution Provisions.37        Section 7.10
De Minimis Distributions.38                  Section 7.11
Compliance with Tax Requirements.38             Section 7.12
Setoffs.      38                                Section 7.13
Intercompany Claims.     38                      Section 7.14
Unclaimed Property.      38                       Section 7.15
Withdrawal of the Plan.  39                     Section 7.16
Cancellation of Capital Stock.       40        Section 7.17
Surrender of Outstanding Securities. 40       Section 7.18
Termination of DIP Facility.         40         Section 7.19
New Credit Facility.     41                    Section 7.20
Sale of Yonkers Property and Union Square         Property.	41
                                             Section 7.21
Adequate Protection Payments.    41               Section 7.22
Plan Funding.       41                           Section 7.23
Disputed Payments.  42                            Section 7.24
Withholding Taxes.  42                      Section 7.25
Obligations Incurred After the Confirmation Date.   42
                                              Section 7.26
Cancellation of Bonds and Agreements. 42        Section 7.27
Instructions to Disbursing Agent.     43          Section 7.28
Record Date for Distributions to Holders of Bonds.  43
                                                   Section 7.29
Termination of Subordination.    44               ARTICLE VIII
EFFECT OF THE PLAN ON CLAIMS AND INTERESTS  44 Section 8.01
Discharge.       44                           Section 8.02
Revesting and Vesting.        46                  Section 8.03
Secondary Liability Claims.   46               Section 8.04
Release of Primary Obligors.  46                  Section 8.05
Survival of Certain Indemnification Obligations.47
                                             Section 8.06
Release of Officers, Directors, Employees and
Representatives.   47
Section 8.07   Release of Certain Claims.      48
Section 8.08   Claims and Interest Objections. 48
Section 8.09   Preservation of Insurance.      49
ARTICLE IX EXECUTORY CONTRACTS                 49
Section 9.01   Executory Contracts and Unexpired Leases.49
Section 9.02   Lease Under Which Bradlees Leases Union Square
Property. 49
Section 9.03   Executory Contract of R.R. Donnelly & Sons
Company.	49
Section 9.04   Executory Contract of J.Baker, Inc.     50
Section 9.05   Cure.        50
Section 9.06   Rejection Damages Bar Date.      50
Section 9.07   Executory Contracts and Unexpired Leases Entered
Into and Other Obligations Incurred After the Petition Date.51

ARTICLE X CONDITIONS TO CONFIRMATION AND OCCURRENCE OF EFFECTIVE
DATE	51
Section 10.01	Conditions to Confirmation.   51
Section 10.02	Conditions to Occurrence of Effective Date.	52
Section 10.03	Waiver of Conditions to Confirmation and
Occurrence of Effective Date.	54
Section 10.04	Effect of Nonoccurrence of the Conditions to
Occurrence of Effective Date.	54
ARTICLE XI CONFIRMABILITY AND SEVERABILITY OF A PLAN AND
CRAMDOWN 55
   Section 11.01	Confirmability and Severability of a Plan.  55
Section 11.02	Cramdown.	55
ARTICLE XII ADMINISTRATIVE PROVISIONS    56
Section 12.01	Retention of Jurisdiction.56
Section 12.02	Governing Law.	57
Section 12.03	Fees and Expenses of Bank Group.   57
Section 12.04	Fees and Expenses of Unofficial Committee.  57
Section 12.05	Professional Fees and Expenses of Loomis
Sayles.	57
    Section 12.06	Fees and Expenses of Bond Indenture Trustee.
57 Section 12.07	Administrative Bar Date.	58
Section 12.08	Corporate Action.   58
Section 12.09	Effectuating Documents and Further
Transactions.	59
          Section 12.10	Limitation of Liability.	59 Section
12.11  Amendments.    59
  Section 12.12	Successors and Assigns.	60
Section 12.13	Confirmation Order and Plan Control.   60
Section 12.14	Notices.	60                                Section
12.15	Committees. 62

 EXHIBITS
(not yet included)
A Amended By-Laws of Reorganized BI and Reorganized BSI
B Amended Certificates of Incorporation of Reorganized BI and
  Reorganized BSI
C    Schedule of BSI-CAP Claims
D    Schedule of Existing Employment, Retirement and Other
Agreements and Incentive Compensation Programs That Are To Remain Effective As Of the Effective Date
       E    New Credit Facility
       F    Intentionally Omitted
       G    Conversion of New Notes
       H    Form of Reorganization Securities
       I    Documents Giving Rise To Trade Vendors' Lien
       J    Trust Indenture
       K    Officers of Reorganized Corporations

     vii
    NY-44779.11
   PLAN-68
  NY-249550.3